As filed with the U.S. Securities and Exchange Commission on August 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Skubbs Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

180 Bencoolen Street, #05-05, Singapore 189646

+65 6717 6688

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Ficksman, Esq. Joilene Wood, Esq. TroyGould PC 1801 Century Park East, 16th Floor Los Angeles, CA 90067 Telephone: (310) 553-4441	Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sean F. Reid, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Telephone: (212) 653 8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the United States Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED August 28, 2026

Skubbs Holdings Limited

4,000,000 Ordinary Shares being offered by the Company

1,000,000 Ordinary Shares being offered by the Selling Shareholder

This is an initial public offering of ordinary shares, $0.001 par value per share, of Skubbs Holdings Limited, or the Company. We are offering, on a firm commitment basis, 4,000,000 ordinary shares and the Selling Shareholder (as defined and named herein) is offering, on a firm commitment engagement basis, 1,000,000 ordinary shares to be sold in the offering pursuant to this prospectus. We will not receive any proceeds from the sale of the ordinary shares to be sold by the Selling Shareholder. We anticipate that the initial public offering price of the ordinary shares will be between $4.50 and $5.50 per ordinary share.

Prior to this offering, there has been no public market for our ordinary shares. We intend to list our ordinary shares on the NYSE American LLC (“NYSE American”) or the Nasdaq Capital Market (“Nasdaq”). We believe that upon completion of this offering contemplated by this prospectus, we will meet the standards for listing on the NYSE American or the Nasdaq, under the symbol “SKUB”. This offering is contingent upon the listing of our ordinary shares on the Nasdaq or another national securities exchange. There can be no assurance that we will be successful in listing our ordinary shares on the Nasdaq or another national securities exchange.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 11 of this prospectus to read about risks you should consider before deciding whether to invest in our ordinary shares.

We are an “Emerging Growth Company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and a “foreign private issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary – Implications of Our Being an Emerging Growth Company” and “Prospectus Summary – Implications of Our Being a Foreign Private Issuer” beginning on page 8 of this prospectus for more information.

Upon completion of this offering, our issued and outstanding shares will consist of 15,500,000 ordinary shares, and Market Lead Ventures Limited, a company wholly-owned by Mr. Huang Zhongying, our director, chairman and CEO, will be the beneficial owner of 9,373,000 ordinary shares, which will represent approximately 60.47% of the then total issued and outstanding ordinary shares and approximately 60.47% of the total voting power. As a result, we will be a controlled company as defined under Nasdaq Marketplace Rule 5615(c). See “Prospectus Summary – Implications of Being a Controlled Company,” beginning on page 7 of this prospectus.

We are a holding company incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our wholly-owned subsidiary in Singapore. The ordinary shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our ordinary shares should be aware that they may never directly hold equity interests in our operating subsidiary.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(3)
Initial public offering price(1)	$5.00	$20,000,000
Underwriting discounts and commissions(2)	$0.35	$1,400,000
Proceeds to the Company before expenses(3)	$4.65	$18,600,000
Proceeds to the Selling Shareholder before expenses	$4.65	$4,650,000

(1) Initial public offering price per share is assumed to be $5.00 (being the midpoint of the offering price range).

(2) We have agreed to pay the underwriters a discount equal to 7% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the underwriters. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 107.

(3) Excludes fees and expenses payable to the underwriters. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Related to This Offering” on page 99.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the ordinary shares to the purchasers against payment on or about [●], 2026.

You should not assume that the information contained in the registration statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Blue Diamond Securities of America LLC

The date of this prospectus is         , 2026

Until ______, 2026 (the 25th day after the date of this prospectus), all dealers that effect transactions in these ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Except where indicated or where the context otherwise requires, the terms “Company,” “Group,” “we,” “us” and “our” refer to Skubbs Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act, and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors. For other conventions that apply to this prospectus, see “Prospectus Summary — Conventions That Apply to This Prospectus.”

Neither we, the Selling Shareholder nor the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, the Selling Shareholder nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, the Selling Shareholder nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the United States Securities and Exchange Commission, or the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the digital solutions and applications market and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for the software development products may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our ordinary shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Conventions That Apply to This Prospectus

Except where the context otherwise requires and for purposes of this prospectus only:

●	“amended and restated memorandum and articles of association” means the amended and restated memorandum of association and articles of association of the Company that are adopted and effective as of the date of this prospectus.

●	“CAGR” means compound annual growth rate.

●	“Selling Shareholder” means Market Lead Ventures Limited, a company wholly-owned by Mr. Huang Zhongying.

●	“Singapore” means the Republic of Singapore.

●	“MYR” means Malaysian Ringgit, the lawful currency of Malaysia.

●	“PRC” means the mainland of the People’s Republic of China.

●	“S$,” “SGD” and “Singapore Dollars” mean Singapore dollar(s), the lawful currency of Singapore.

●	“$,” and “USD” mean United States dollar(s), the lawful currency of the United States.

●	“U.S. GAAP” means generally accepted accounting principles in the United States.

Unless otherwise indicated, references in this prospectus to this offering are to our offering of ordinary shares pursuant to this prospectus.

Financial Information in United States Dollars

Our reporting currency is the United States dollars. We operate in Singapore and Malaysia, and maintain our books and records in SGD and MYR, respectively This prospectus also contains translations of SGD or Malaysian Ringgit, or MYR, amounts into United States dollars for the convenience of the reader. The following table sets forth information concerning exchange rates between the SGD and the USD, as well as the MYR and the USD, for the periods indicated.

	Year Ended December 31,
	2025	2024
Year Ended SGD: USD exchange rate	1.2859	1.3662
Year Ended MYR: USD exchange rate	4.1977	4.4695

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our ordinary shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

We are a digital solutions and application development service provider based in Singapore. For the two years ended December 31, 2025 and 2024, we operated one business segment and derived our revenue from two service lines, application development service and maintenance and support service. Our web and mobile application development consists of creating, revamping and developing user experience and user interface design on designated platforms for merchants and users to conduct transactions and access information. We provide maintenance and support services relating to technical maintenance support contracts after the deployment of our application development services.

We have been providing customized digital solutions and application development services in Singapore since the establishment of Skubbs Private Limited, our operating subsidiary in Singapore, in October 2013. We are making strategic investments in research and development to advance AI-enabled applications and solutions. By integrating artificial intelligence capabilities with our mobile application development expertise, we aim to develop innovative products, improve operational efficiencies, and strengthen our competitive position in the rapidly evolving digital technology market.

Between the years ended December 31, 2024 and 2025, our total revenue increased by 336.3% from $717,231 to $3,128,994. Our gross profit increased by 442.1% from $451,736 for the year ended December 31, 2024 to $2,448,800 for the year ended December 31, 2025, and our total comprehensive income increased by 1,625.5% from ($71,439) for the year ended December 31, 2024 to $1,089,801 for the year ended December 31, 2025.

Competitive Strengths

We believe that the following competitive strengths have contributed to our success and will continue to differentiate us from our competitors:

●	We have an established track record serving notable customers across multiple industries and business sectors.
●	Our technical expertise and knowledge in emerging technologies enable us to develop digital solutions that align with current market demand.
●	We have an experienced management team.
●	We engage actively in creative thinking for our clients.
●	We prioritize continuous learning and development.

Business Strategies

We intend to continue to grow our business and further strengthen our market position. Towards this goal, we intend to pursue the following strategies:

●	We plan to continue expanding our mobile and web application development.
●	We are proactively investing in the research and development of AI-powered applications by combining our artificial intelligence initiatives with our expertise in mobile application development.
●	We intend to expand into new customer segments to broaden our market presence.
●	We intend to establish a training and development center to generate additional revenue and recruit new industry talent.

Summary of Risk Factors

Investing in our ordinary shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 11 of this prospectus, which you should carefully consider before making a decision to purchase ordinary shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such a case, the trading price of our ordinary shares would likely decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following. For more detailed discussion of these risks, see “Risk Factors — Risks Relating to Our Business and Industry” beginning on page 11 of this prospectus.

●	The project-based nature of our business and the timing of delivery of our services may lead to fluctuations in our revenue, profit and operating cash flow.

●	We are dependent on our directors and key senior management team for continued success and growth of our business.

●	We are dependent on our software development team.

●	We are affected by the availability of suitable talent in the market.

●	We may be unable to successfully implement our business strategies.

●	We may be exposed to the risk of security breaches.

●	We are exposed to foreign exchange transaction risks which may impact our profitability.

●

The PRC government may exert substantial influence over the manner in which we may conduct our business activities in the PRC and may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and the value of our shares.

●	We are exposed to credit risk and default payments by customers.

●	Our project deliverables are exposed to unexpected delays, interruptions or contract termination caused by operational factors, accidents and natural disasters beyond our control.

●

Climate change and episodes of extreme weather events may result in operational and/or regulatory risks, which could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

●	We face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt our operations.

●	We face competition from existing and new digital solution providers and application developers.

●	We face risks of not adapting quickly to the latest technological developments.

●	If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

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●	Our inability to effectively manage our growth could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

●	We are exposed to risks relating to the economic, political, legal and regulatory environments in the countries in which our customers are domiciled.

●	If we pursue strategic acquisitions or joint ventures, we may be unable to successfully consummate favorable transactions or successfully integrate acquired businesses.

●

Our funding requirements and proposed deployment of the net proceeds from this offering are based on management estimates and may be subject to changes based on various factors, some of which are beyond our control.

●

We intend to utilize a portion of the net proceeds from this offering for business expansion, but may face problems in the implementation of such expansion plans and the actual capital expenditure necessary for such expansion may significantly exceed our budgets or we may be unable to maximize returns from the capital expenditure.

●	The deployment of the portion of the net proceeds from this offering towards our business expansion may not take place within the intended period, and may be reduced or extended.

●	If we are unable to raise additional capital, our business prospects could be adversely affected.

●	We have identified two material weaknesses in our internal controls over financial control as of December 31, 2025. If we fail to maintain an effective system of internal controls, our ability to accurately and timely report, our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our ordinary shares may be adversely affected.

●	Our insurance coverage may be inadequate.

●

We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our brands and reputation, subject us to significant fines and liability, or otherwise adversely affect our business.

●

We may be involved in certain legal proceedings from time to time. Any adverse decision in such proceedings may render us liable to liabilities and may adversely affect our business, financial condition, results of operations, cash flows and prospects.

●

Our revenue and net income may be materially and adversely affected by any economic slowdown or developments in the social, political, regulatory and economic environments in any regions of Southeast Asia as well as globally.

Risks Related to Our Ordinary Shares and This Offering

Risks and uncertainties related to our ordinary shares and this offering include, but are not limited to, the following. For more detailed discussion of these risks, see “Risk Factors — Risks Relating to Our Ordinary Shares and This Offering” beginning on page 23 of this prospectus.

●	There has been no public market for our ordinary shares prior to the completion of this offering, and you may be unable to resell our ordinary shares at or above the price you pay for them, or at all.

●	The initial public offering price for our ordinary shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

●	You will experience immediate and substantial dilution in the net tangible book value of ordinary shares purchased.

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

●	As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our ordinary shares less attractive to investors.

●	We will incur substantial increased costs as a result of being a public company.

●	Substantial future sales of our ordinary shares or the anticipation of future sales of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

●	We do not intend to pay dividends for the foreseeable future.

●

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our ordinary shares, the price of our ordinary shares and trading volume could decline.

●

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may be unable to resell your shares at or above the initial public offering price.

●	Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our ordinary shares.

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●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to U.S. issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	Anti-takeover provisions in our amended and restated articles of association may discourage, delay, or prevent a change in control.

●	Our board of directors may decline to register transfers of ordinary shares in certain circumstances.

●	Because we are an “emerging growth company”, we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our ordinary shares.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

●	If we are classified as a passive foreign investment company, U.S. taxpayers who own our ordinary shares may have adverse U.S. federal income tax consequences.

●	Our shareholders may be held liable for claims by third parties against us to the extent of distribution received by them upon redemption of their shares.

●

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgments obtained in the U.S. courts.

●	Our controlling shareholder has substantial influence over the Company. Its interest may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

●	An active trading market for our ordinary shares may not be established or, if established, may not continue and the trading price for our ordinary shares may fluctuate significantly.

●

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies.

●	If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

Risks Related to Operating in Singapore and Malaysia

Risks and uncertainties related to operating in Singapore and Malaysia include, but are not limited to, the following. For more detailed discussion of these risks, see “Risk Factors — Risks Relating to Operating in Singapore and Malaysia” beginning on page 32 of this prospectus.

●	The Malaysian Ringgit may be subject to foreign exchange controls imposed by the Malaysian government in the future or may be subject to exchange rate fluctuations.

●	Social, economic, political and legal developments, as well as any changes in government policies in Malaysia and Singapore, could materially and adversely affect our Group’s businesses, results of operations, financial conditions and future prospects.

Corporate Information

We were incorporated in the Cayman Islands on October 21, 2022. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at 180 Bencoolen Street, #05-05, Singapore 189646. Our telephone number at this location is +65 6717 6688. Our principal website address is https://www.skubbs.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

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Corporate Structure

Our Company was incorporated in the Cayman Islands on October 21, 2022 under the Companies Act (As Revised) of the Cayman Islands, or the Companies Act, as an exempted company with limited liability. Our authorized share capital is $500,000 divided into 500,000,000 shares, par value $0.001 each. Prior to a group reorganization, our Group comprised Skubbs Private Limited, a company incorporated in Singapore on October 12, 2013. Skubbs Sdn. Bhd., a company incorporated in Malaysia on July 3, 2017, is also an indirect subsidiary of our Company. Upon completion of our reorganization on February 29, 2024, Red Dot Enterprises Limited, a company incorporated in the BVI on May 5, 2022, and Skubbs Private Limited became our direct and indirect wholly-owned subsidiaries respectively.

The chart below sets out our corporate structure as of the date of this prospectus following the completion of our reorganization.

Note:

(1) Market Lead Ventures Limited is a company wholly-owned by Mr Huang Zhongying, our director, chairman and CEO.

(2) On Leap Limited is a company wholly-owned by Mr Huang Zhongying, our director, chairman and CEO.

(3) Purple Wealth Limited is a company wholly-owned by Chang Kin Man, an independent third party.

Holding Company Structure

Skubbs Holdings Limited is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations primarily in Singapore through Skubbs Private Limited, our operating subsidiary in Singapore. The ordinary shares offered in this offering are shares of Skubbs Holdings Limited, the Cayman Islands holding company. Investors in our ordinary shares should be aware that they may never directly hold equity interests in our operating subsidiary in Singapore.

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As a result of our corporate structure, our ability to pay dividends to our shareholders depends upon dividends paid indirectly by our operating subsidiary in Singapore. If our existing Singapore operating subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Implications of Being a “Controlled Company”

Upon completion of this offering, Market Lead Ventures Limited, a company incorporated in the BVI on May 27, 2022 and On Leap Limited, a company incorporated in the BVI on June 13, 2023, both wholly-owned by Mr. Huang Zhongying, our director, chairman and CEO, will be the beneficial owner of an aggregate of 9,936,000 of our ordinary shares, which will represent approximately 64.11% of the then total issued and outstanding ordinary shares. As a result, we will remain a “controlled company” within the meaning of the Nasdaq rules, and, therefore, we will be eligible for, and, in the event we no longer qualify as a foreign private issuer, we intend to rely on, certain exemptions from the corporate governance listing requirements of the Nasdaq.

Implications of Our Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700.0 million as of the prior December 31, 2022, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

7

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	we are permitted to follow certain home country corporate governance practices in lieu of certain requirements under the Nasdaq listing standards. This may afford less protection to holders of our ordinary shares than U.S. regulations;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	we are not subject to proxy rules and are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	the sections of the Exchange Act requiring insiders other than executive officers and directors to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq.

Market and Industry Data

This prospectus contains estimates and information concerning our industry, including our market position and the size and growth rates of the markets in which we participate, that are based on industry publications and the reports. This prospectus contains statistical data and estimates published by Frost & Sullivan Limited, an independent research firm, for which we paid a fee. This information involves a number of assumptions and limitations, and you are cautioned not to place undue reliance on these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in these publications and reports.

8

THE OFFERING

Offering price	The initial public offering price will be between $4.50 and $5.50 per ordinary share.

Ordinary shares offered by us	4,000,000 ordinary shares

Ordinary shares offered by the Selling Shareholder	1,000,000 ordinary shares

Ordinary shares issued and outstanding prior to this offering	11,500,000 ordinary shares

Voting Rights:	Each ordinary share is entitled to one vote

Ordinary shares to be issued and outstanding immediately after this offering	15,500,000 ordinary shares

Use of proceeds	We currently intend to use the net proceeds from this offering to (i) approximately 30% for research and development in our technology and engineering; (ii) 10% for investment in marketing and branding and other corporate development; (iii) 20% for targeted growth through mergers and acquisitions; (iv) 10% to repay our controlling shareholder for loans made to us in connection with costs and expenses incurred in connection with this offering and obtaining a listing of our Shares; (v) 15% for overseas business expansions and growth opportunities; and (vi) the balance for general working capital and corporate purposes. See “Use of Proceeds.”

Lock-up	We, each of our directors and executive officers and certain principal shareholders (5% or more shareholders) with respect to its ordinary shares sold in this offering (except for the Selling Shareholder with respect to its 1,000,000 ordinary shares sold in this offering), have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any other securities convertible into or exercisable or exchangeable for ordinary shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements.”

Risk factors	Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Listing	We plan to apply to list the ordinary shares on the Nasdaq Capital Market or NYSE American. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Proposed trading symbol	SKUB

Transfer agent	VStock Transfer, LLC

Payment and settlement	The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Depository Trust Company on [●], 2026.

The foregoing discussion and tables above are based on 11,500,000 ordinary shares outstanding as of the date hereof.

9

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following summary consolidated statements of operations and comprehensive income and summary consolidated statements of cash flow data for the years ended December 31, 2025 and 2024 and summary consolidated balance sheets data as of December 31, 2025 and 2024 of our Group have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Our historical results of operations are not necessarily indicative of results of operations expected for future periods. The following summary consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, our consolidated financial statements and the related notes included elsewhere in this prospectus.

Summary Consolidated Statements of Operations and Comprehensive Income

	Year ended December 31,
	2025	2024
	$	$
Revenues	3,128,994	717,231
Cost of revenues	(680,194)	(265,495)
Gross profit	2,448,800	451,736
Total operating costs and expenses	(1,233,610)	(558,644)
Income/(loss) from operations	1,215,190	(106,908)
Total other income, net	27,561	70,619
Income/(loss) before income taxes	1,242,751	(36,289)
Income tax expense	(225,990)	(7,513)
Foreign currency translation adjustment	73,040	(27,637)
Total comprehensive income/(loss)	1,089,801	(71,439)
Earnings/(loss) per share – basic and diluted	0.088	(0.004)

Summary Consolidated Balance Sheets

	As of December 31,
	2025	2024
	$	$
Cash and bank balances	374,804	353,458
Total current assets	2,010,203	1,200,011
Total non-current assets	1,324,997	662,414
Total assets	3,335,200	1,862,425
Total current liabilities	1,472,271	1,071,586
Total non-current liability	-	17,711
Total liabilities	1,472,271	1,089,297
Total shareholders’ equity	1,862,929	773,128
Total liabilities and shareholders’ equity	3,335,200	1,862,425

Summary Consolidated Statements of Cash Flows

	Year ended December 31,
	2025	2024
	$	$
Net cash flow provided by operating activities	674,723	221,239
Net cash flow used in investing activities	(427,716)	-
Net cash flow used in financing activities	(268,955)	(251,907)
Net change in cash and bank balances	(21,948)	(30,668)
Effect of foreign exchanges on cash and bank balances	43,294	(15,093)
Cash and bank balances at the beginning of year	353,458	399,219
Cash and bank balances at the end of year	374,804	353,458

10

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our ordinary shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

The project-based nature of our business and the timing of delivery of our services may lead to fluctuations in our revenue, profit and operating cash flow.

We operate one business segment which generates revenue from two service lines: (i) application development services, and (ii)maintenance and support services, Our application development services are provided on a project basis and per-event basis, which contributed approximately 94.7% and 41.1% to our total revenue for the year ended December 31, 2025 and the year ended December 31, 2024, respectively. Our maintenance and support services, which are provided over the contract term period, contributed approximately 5.3% and 58.9% to our total revenue for the year ended December 31 2025, and the year ended December 31, 2024, respectively.

Our revenue from application development services is recognized upon issuance of a delivery note based on project completion. As such, the timing of project completion will affect our revenue recognition, and may cause our profit and operating cash flow to fluctuate. Our application development projects generally range for a period of three months to twelve months, depending on the complexity of the project. Any enhancements or upgrades are subject to our customers’ operational needs and business decisions, which may be dependent on the user adoption rate of the application, additional features required based on feedback by end-users and the customer’s budget. Any subsequent enhancements, upgrades, or modifications to the application are generally initiated at the customer’s discretion and are typically contracted separately under new statements of work, service agreements, or other mutually agreed arrangements. On the other hand, our revenue from maintenance and support services is based on pre-agreed rates with our customers on a periodic basis.

Our inability to secure new projects and customers for our businesses in a timely manner will materially affect our overall profitability and financial performance. Though we have not experienced any shortage of projects that have adversely affected our revenue since the commencement of our business and up to the date of this prospectus, we cannot assure you that the non-recurrent nature of our application development services business secured from customers in the future will not cause our revenue, profit and operating cash flow to fluctuate in the future, which in turn may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

We are dependent on our directors and key senior management team for continued success and growth of our business.

Since inception, our success has been attributed to the experience, industry knowledge and network, and skills of our directors and key senior management. Our growth and future success will continue to be dependent on the continuous contribution from Mr. Huang Zhongying, our director, chairman and chief executive officer for his leadership in setting the strategic direction and driving our business development. Additionally, we also attribute our continuous success to the abilities, skills, experience and efforts of Mr. Jasper Tay Sekwang, our chief financial officer in assisting in implementing operational strategies and policies.

As such, the loss of any of our directors and key senior management simultaneously or within a short period, and the inability to replace or attract suitable talents in a timely manner, may create an unfavorable impact on our operations and the future growth of our business, which may eventually have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

11

We are dependent on our software development team.

Our application development services contributed to 94.7% and 41.1% of our total revenue for the year ended December 31, 2025 and the year ended December 31, 2024, respectively. Our application development services and maintenance and support services require the expertise of our software development team who are equipped with extensive technical knowledge as well as experience in various technology and software for application development and maintenance such as ReactNative, Figma, C# .NET, Node.js. As at the date of this prospectus, we have a total of fifteen in-house software developers.

Our ability to retain and to attract competent and skilled software developers is crucial for our continued success, future business growth and expansion. Any loss of our software developers and our inability to find suitable replacements in a timely and cost-efficient manner may cause disruptions to our project deliverables. Consequently, if we are unable to adhere to our project delivery schedules due to loss of any of our software developers, our project delivery milestones may be delayed, which may consequently affect our revenue recognition. Any delays to our project delivery schedules may lead to dissatisfaction from our customers and may impact our ability to secure future projects from such customers. Additionally, we may lose our competitive edge if we are unable to recruit competent and skilled software developers at a rate consistent with our business growth. Since our incorporation, there were instances where we faced resource constraints which led to our outsourcing of some development work to third party developers. We cannot assure you that we will always have enough competent and skilled software developers to meet our delivery milestones, failing of which may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

We are affected by the availability of suitable talent in the market.

Successful hires for our software development team are subject to the suitability and availability of software development talent in the market that meets our requirements. We require our software developers to possess certain fundamental skill sets such as the ability to code in certain programming languages, conduct software testing including acceptance testing, performance testing, functional testing and security testing, and debug the software if errors are discovered during software testing.

In the digital solutions and application development industry, these technical skill sets may be difficult to source. For example, talents that are equipped with specific technical knowledge as well as experience in various technology and software for application development such as ReactNative, Figma, C# .NET, Node.js may not be available in the market at competitive salary rates at our time of hiring. If we are unable to source for suitable talents that meet our requirements in a timely manner and in sufficient numbers, we may be unable to deliver projects that require these talents or it may limit the scope and number of projects for which we can secure, which may negatively affect our financial performance. Although there were instances in which we faced resource constraints, leading to our outsourcing of some development work to third party developers in the years ended December 31, 2024 and 2025, these arrangements were due to temporary heavy workloads and were not due to our inability to source suitable talents.

Although since the commencement of our business and up to the date of this prospectus, we have not encountered any difficulties in hiring suitable talents that have led to our inability to deliver projects secured, or limited our ability to secure projects from customers, we cannot assure you that we will always be able to hire such suitable talents in the future whenever required, failing of which may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

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We may be unable to successfully implement our business strategies.

We plan to grow our business by expanding and enhancing our service offerings, through our business strategies as follows:

(i)	expand our mobile and web application development;

(ii)	expand our presence by expanding into new customer segments; and

(iii)	establish a training and development center to generate additional revenue and recruit new industry talent.

(iv)	proactively investing in the research and development of AI-powered applications by combining our artificial intelligence initiatives with our expertise in mobile application development.

In order to successfully implement these business strategies, we are required to attract suitable talents and increase our sales and marketing activities.

The execution of our business strategies is subject to additional expenditures including operational expenditures, capital expenditures and other working capital requirements. Such additional expenditure will increase our operational cost including overhead costs, which may adversely affect our profit margin if we are unable to gain sufficient revenue by securing more sales or projects following the implementation of our business strategies. Furthermore, the implementation of our business strategies may be influenced by factors beyond our control, such as changes in general market conditions, economic climate as well as the political environment in Singapore and Malaysia and countries in which our customers are domiciled, which may affect the commercial viability of our business strategies. The implementation of our business strategies could also be adversely affected by a variety of other factors such as new and unforeseen technologies used or introduced by our competitors or attractive pricing offered by our competitors, which may affect the attractiveness of our offerings.

Hence, there can be no assurance that the effort and expenditures spent on the implementation of our business strategies will yield expected results in growing our business in terms of financial performance and market presence. We cannot assure you that we will be successful in executing our business strategies, nor can we assure you that we will be able to anticipate all the business, operational and industry risks arising from our business strategies, failing of which may lead to an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

We may be exposed to the risk of security breaches.

Our customers who engage our subscription and hosting services have their personal information and all data generated stored on third party cloud platforms. Storage of data electronically may expose our database to external security threats such as malware attacks, hacking, espionage, or cyber intrusions, as well as internal security breaches which include unauthorized access to restricted information by our employees.

Failure to protect our customers’ information from security breaches may result in the termination of subscriptions by our customers as well as exposure to legal action by the customers for breach of confidentiality including, but not limited to, lawsuits for damages arising from such breaches, which could adversely affect our business and reputation.

We offer subscription and hosting services for storage of customers’ information on third party cloud computing platforms. However, in the event where there are security breaches on such platforms which lead to leakage of our customers’ information to unauthorized parties, as a partner involved in selling their subscription and hosting services, our reputation and relationship with our customers may be adversely affected. Additionally, we may be subjected to lawsuits, if the security breaches are caused by our negligence. Further, it may also lead to a loss of our customers’ confidence in us which will adversely affect our industry reputation.

While we have taken the necessary measures to minimize the risk of potential security breaches such as the usage of firewalls, secured coding practices, automated patching infrastructure (which enable automated process of correcting an issue without the need of amending the software programming) and security monitoring software (which enables automated monitoring and alerting to system administrators if any violation or breach to the software system is detected), and up to the date of this prospectus, there has been no occurrence of security breaches which led to leakage of our customers’ information, we cannot assure you that there will not be cases of security breaches in the future, which may adversely affect our business, financial condition, results of operations, cash flows and prospects.

13

We are exposed to foreign exchange transaction risks which may impact our profitability.

Our customers are primarily based in Singapore, Hong Kong, and other Southeast Asia countries. The following table sets forth the geographic distribution of our revenues by the geographical locations of customers for the respective years indicated:

	For the Year ended December 31,
	2025		2024
Geographical Location of Customer	Revenue S$	%	Revenue S$	%
Singapore	1,041,368	33.3%	713,494	99.5%
Vietnam	574,364	18.4%	-	-%
Hong Kong	1,061,812	33.9%	-	-%
Malaysia	451,450	14.4%	3,737	0.5%
Total	3,128,994	100.0%	717,231	100.0%

We earn revenue denominated in Singapore Dollars and US Dollars. Fluctuations in foreign currency exchange rates will affect our financial results. We cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on our results of operations in future periods.

For the years ended December 31, 2024 and 2025, our purchases for supplies and services comprise subscription and hosting services from third party cloud computing platforms and other services/charges which include outsourced development services, application charges and software licenses. Some of the supplies and services purchased from overseas suppliers comprising subscription and hosting services, application charges and software licenses were denominated in USD, while the remaining purchases from overseas suppliers and local suppliers were denominated in SGD.

We do not hedge our exposure to fluctuations in foreign currency exchange rates. Further, as at the date of this prospectus, we have not entered into any forward foreign exchange contracts. As such, we are subject to foreign exchange fluctuation risk for our revenue and purchases denominated in foreign currencies which we transact.

A depreciation of the SGD against the currencies which we transact will lead to higher revenue and higher cost of purchase in SGD after conversion. Conversely, appreciation of the SGD against the currencies which we transact will lead to lower revenue and lower cost of purchases in SGD after conversion.

We have generally been able to pass on any increase in cost arising from foreign exchange rates to customers by factoring the impact of foreign exchange rate in the quotation to our customers.

We are exposed to credit risk and default payments by customers.

We generally grant our customers credit periods of between 30 to 60 days upon issuance of invoices. In the event that payment is not received within the credit period or there is a default in payment by our customers, our operating cash flows or financial results of operations may be adversely affected. In the event that there is any default or delay in the collection of payment, it will lead to impairment losses on trade receivables and/or bad debts which may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

14

Our project deliverables are exposed to unexpected delays, interruptions or contract termination caused by operational factors, accidents and natural disasters beyond our control.

The deliverables of our projects are subject to unexpected delays, interruptions or contract termination caused by factors beyond our control. For example, our customers may delay the completion of projects due to unforeseen circumstances such as unavailability of persons-in-charge at the customers’ sites to facilitate the launch of the application, or unexpected difficulties in accessing our customers’ IT infrastructure due to sudden breakdowns or unscheduled system maintenance. Our customers may also terminate our contract due to various reasons such as budget constraint or change of business decision.

If there are any delays caused by our customers which result in delays in our timing of project delivery, our financial performance will be affected. We are therefore dependent on the availability and cooperation of our customers to minimize delays in our deliverables.

Other unexpected events such as accidents and natural disasters may also cause temporary disruptions to our projects. As our project deliverables are dependent on our software development team and cannot be replaced or automated with machines, any unexpected significant interruptions to our manpower which are not resolved in a timely manner may affect the timing of delivery of our projects and subsequently affect our financial performance.

Although, since the commencement of our business and up to the date of this prospectus, we have not encountered any delays or interruptions caused by operational factors, accidents and natural disasters beyond our control which adversely affected our financial performance and business operations, we cannot assure you that such delays or interruptions caused by operational factors, accidents and natural disasters beyond our control will not happen in the future, of which it may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Climate change and episodes of extreme weather events may result in operational and/or regulatory risks, which could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Our business is highly dependent on the ability to utilize IT assets, which we use to create and facilitate the IT solutions that we provide to our customers.

The physical effects of climate change, which may include extreme weather events, resource shortages, changes in rainfall and storm patterns, water shortages, changing sea levels and temperatures, including higher temperatures, may have an adverse effect on our business and operations. Unfavorable global weather conditions, including extreme weather such as drought, floods and natural disasters, could cause power outages, which can disrupt the operation of IT assets such as servers, network equipment, and data centers. This can lead to system downtime and loss of data, resulting in reduced efficiency and productivity. Additionally, such natural disasters can damage IT assets and disrupt business operations, and in some cases, cause irreparable damage, leading to loss of data and downtime.

Furthermore, climate change and more frequent episodes of extreme weather events could result in stricter environmental regulations, for example restrictions on the use of certain materials or disposal of e-waste which can adversely impact IT solution companies’ utilization of such assets. Failure to comply with such regulations can result in fines and legal liabilities.

Additionally, IT assets consume a significant amount of energy, leading to high electricity bills and contributing to carbon emissions. We may need to invest in energy-efficient equipment or renewable energy sources to reduce our environmental impact and costs and purchasing or investing in such equipment may result in us incurring higher costs in the short term.

Although we are an asset-light business, with likely very limited impact of any environmental issues that could occur against us, we are nonetheless aware of these environmental issues and have taken steps to mitigate its impact on our assets and operations, for example through the implementation of remote working when feasible, using established cloud-based servers, as well as putting in place disaster recovery planning. In the event that the effects of climate change, including extreme weather events, cause prolonged disruptions or damage our IT assets, or result in stricter environmental regulations, it may in turn increase the costs of our operations, which will consequently negatively affect our business, financial condition, results of operations, cash flows and prospects.

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We face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt our operations.

Our business may be adversely affected by instability, disruption or destruction in the geographic region of Singapore and Malaysia regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, flood, fire, earthquake, storm or pandemic events and spread of disease. Such events may cause our customers to suspend their decisions on purchasing our products and/or services, as well as give rise to sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our personnel, physical facilities, and operations, which could materially adversely affect our financial results.

We face competition from existing and new digital solution providers and application developers.

The digital solutions and application development industry in Singapore is competitive due to the large number and fragmented nature of industry players which are involved in the provision of services such as application development services, maintenance and support services, and digital marketing solutions. We face competition from existing and new digital solution providers and application developers. These include software development companies whose principal activities include the development of mobile and web applications, IT solutions companies which may also include the development of mobile and web applications as part of their service offerings, as well as online branding, design and consulting services, and digital marketing solution companies. These digital solution providers and application developers may comprise local companies in Singapore and overseas companies that may or may not have presence in Singapore.

According to the Frost & Sullivan Report, the industry is highly competitive and there were 1,177 market participants engaged in the provision of information services in Singapore in 2020, according to the Singapore Department of Statistics. The development of IT solutions in Singapore is underpinned by innovative startups that may have the potential of transforming traditional products and business processes as well as the emergence of new market players in various industries, including telecommunication firms and Internet portals. At the same time, existing institutions in traditional industries are proactively pursuing the application of information and technology to enhance efficiency of their service delivery and bring benefits to consumers and enterprises. The leading IT solutions providers generally enter strategic partnerships with the hardware manufacturers and software developers, thus enjoying flexibility in product selections and technical support.

In addition, other digital solution providers and application developers may adapt to the latest digital technologies at a quicker pace and are therefore able to secure projects which require the development of digital solutions using these latest digital technologies. As such, these digital solution providers and application developers may gain a competitive edge over us, should we face challenges in adapting to the latest digital technologies in a timely manner. Additionally, competition from other digital solution providers and application developers may negatively impact our sales or increase the difficulty for us in securing future projects, all of which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

16

We face risks of not adapting quickly to the latest technological developments.

The digital solutions and application development industry undergoes continuous and rapid technological developments, with increasing levels of complexity and capabilities to digitalize business operations, as well as the development of new processes and functions that can be digitalized. The business operations and processes that our customers intend to digitalize may require the usage of the latest digital technologies for the development of their digital solutions.

Our ability to adapt to these changes and to remain technologically relevant will determine the sustainability of our business. We cannot assure you that we will have sufficient resources to successfully and accurately anticipate technological changes and market trends, as well as the ability to adopt these latest digital technologies for the development of our digital solutions on a timely and cost-effective manner, all of which may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our business may be adversely affected by risks associated with the development, deployment and evolving regulation of artificial intelligence technologies.

We are actively investing in research and development to enhance our technological capabilities and expand our service offerings. As part of this initiative, we have developed an artificial intelligence (“AI”)-driven coding platform in fiscal year 2025 aimed at improving development efficiency, automation capabilities, and the scalability of digital solutions. In the first half of fiscal year 2026, we conducted a targeted soft launch of this platform within selected use cases and internal operations. We are currently in the process of further refining and enhancing the platform, and we intend to progressively commercialize it, with full commercialization targeted in the second half of fiscal year 2026. While we expect this platform to support faster deployment of applications and reduce development cycle times, there can be no assurance that it will achieve the intended operational or commercial outcomes, or that it will be widely adopted by customers. We expect that increased investment will be required in the future to continuously improve our use of AI technologies. As with many technological innovations, there are significant risks involved in developing, maintaining and deploying these technologies, including that the platform may not be ready for deployment as planned or may not achieve its intended technical objectives, that AI-generated content, analyses, or recommendations we utilize could be deficient, that our competitors may more quickly or effectively adopt AI capabilities, or that our use of AI or other emerging technologies increases regulatory, cybersecurity and other significant risks. There can be no assurance that the usage of or our investments in such technologies will always enhance our products or services or be beneficial to our business, including our efficiency or profitability.

In particular, if the models underlying our AI technologies are incorrectly designed or implemented, trained or reliant on incomplete, inadequate, inaccurate, biased or otherwise poor quality data, or on data to which we do not have sufficient rights or in relation to which we and/or the providers of such data have not implemented sufficient legal compliance measures, used without sufficient oversight and governance to ensure their responsible use, and/or adversely impacted by unforeseen defects, technical challenges, cybersecurity threats or material performance issues, the performance of our products, services and business, as well as our reputation, could suffer or we could incur liability resulting from the violation of laws or contracts to which we are a party or civil claims.

As the platform is currently under development and has not yet been deployed, we face risks associated with the development process itself, including potential delays, cost overruns, and failure to achieve our technical objectives. The continuous development, maintenance and operation of our AI technologies is expensive and complex, and may involve unforeseen difficulties including material performance problems, undetected defects or errors. For example, the models’ underlying AI technologies can experience decay (also known as “model drift”) in which its performance and accuracy decreases over time without further human intervention to correct such decay.

Even after deployment, we may not be successful in our ongoing development and maintenance of these technologies in the face of novel and evolving technical, reputational and market factors. There can be no assurance that the platform will generate the anticipated benefits to our operations. Currently, our ability to develop proprietary AI models may be limited by our access to processing infrastructure or training data. As such, the AI models that we currently utilize leverage third-party large language model platforms. Furthermore, any proprietary AI models we may develop in the future could increase our operating costs.

The regulatory framework for AI technologies is rapidly evolving as government bodies and agencies have introduced or are currently considering additional laws and regulations. Additionally, existing laws and regulations may be interpreted in ways that would affect the operation of our AI technologies. As a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, and we cannot yet determine the impact future laws, regulations, standards, or market perception of their requirements may have on our business and may not always be able to anticipate how to respond to these laws or regulations. Failure to appropriately respond to this evolving landscape may result in reputational, competitive and business harm as well as litigation and regulatory action and fines, penalties and expenses related thereto.

We rely on third-party artificial intelligence models to power SkubbsMate, and our access to these models is not governed by a negotiated commercial agreement. SkubbsMate is built using AI models provided by Anthropic and OpenAI, which we access on a self-serve basis under each provider’s standard, publicly available application programming interface (“API”) terms of service, paid for on an ongoing basis by credit card. We have not entered into any enterprise or negotiated commercial agreement with either provider, and as a result we do not have any contractually guaranteed service level agreement, committed uptime, pricing protection, or continued access to these models. Either provider may unilaterally change its API terms, pricing, rate limits, or model availability, or may suspend or terminate our access, at its own discretion and with limited or no notice. If either provider were to do so, or if we were unable to obtain substantially similar services from an alternative provider on similar terms, our ability to develop, maintain, and commercialize SkubbsMate could be materially and adversely affected, which in turn could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

It is possible that new laws and regulations will be adopted in various markets and/or jurisdictions, or that existing laws and regulations, including competition and antitrust laws, may be interpreted in ways that would limit our ability to use AI technologies for our business, or require us to change the way we use AI technologies in a manner that negatively affects the performance of our products, services, and business and the way in which we use AI technologies. We may need to expend resources to adjust our products or services in certain jurisdictions if the laws, regulations, or decisions are not consistent across jurisdictions. Further, the cost to comply with such laws, regulations, or decisions and/or guidance interpreting existing laws, could be significant and would increase our operating expenses (such as by imposing additional reporting obligations regarding our use of AI technologies). Such an increase in operating expenses, as well as any actual or perceived failure to comply with such laws and regulations, could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

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If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

Our business depends, in part, on our ability to identify and protect proprietary information, our intellectual property rights and business methods. We rely on trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our intellectual property rights may harm our business. Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, be a financial burden to defend, distract the attention of our management and prevent us from offering some services. Intellectual property is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure if the mobile devices are lost or stolen and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage. Advances in technology, which permit increasingly large amounts of information to be stored on mobile devices or on third-party “cloud” servers, may increase these risks.

We are exposed to risks relating to the economic, political, legal and regulatory environments in the countries in which our customers are domiciled.

We operate in Singapore and Malaysia. Our customers are currently primarily based in Singapore, Hong Kong and other Southeast Asia countries. During the year ended December 31, 2025, we had two customers from Hong Kong, which jointly accounted for 33.9% of our revenue. For the years ended December 31, 2025 and 2024, our sales to customers in Singapore contributed approximately 33.3% and 99.5%, respectively, to our revenue for the relevant period. Our business, financial condition, results of operations, cash flows and prospects may be affected by any adverse developments, changes and/or uncertainties in the economic, political, legal and regulatory environments that are beyond our control in the countries in which we operate and transact business. These risks include unfavorable changes in political conditions, economic conditions, interest rates, government policies and regulations, import and export restrictions, duties and tariffs, civil unrests, methods of taxation, inflation and foreign exchange controls. For example, there are political risks associated with conducting business in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between the PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since we may continue to have customers from Hong Kong, any change of such political arrangements may pose an adverse impact to the stability of the economy in Hong Kong, and may consequently adversely affect our results of operations and financial position.

Any changes to the economic, political, legal and regulatory environments in the countries in which we have customers may cause disruptions in our project delivery schedules, which may consequently cause a decline in our revenue or demand for our products and services. Such events may have a material adverse impact on our business and financial performance. Although since the commencement of our business and up to the date of this prospectus, we have not experienced any disruptions in our project delivery schedules arising from adverse developments, changes and/or uncertainties in the economic, political, legal and regulatory environments in the countries in which our customers are domiciled, we cannot assure you that we will not experience any disruptions in our project delivery schedules arising from adverse developments, changes and/or uncertainties in the economic, political, legal and regulatory environments in the countries in which our customers are domiciled in the future, which may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

If we pursue strategic acquisitions or joint ventures, we may be unable to successfully consummate favorable transactions or successfully integrate acquired businesses.

From time to time, we may evaluate potential acquisitions or joint ventures that would further our strategic objectives. However, we may be unable to identify suitable target assets or companies, consummate a transaction on terms that are favorable to us, or achieve the anticipated synergies, expected returns and other benefits as a result of integration challenges or anti-monopoly regulations. Companies or operations acquired, or joint ventures created by us may not be profitable or may not achieve sales levels and profitability that justify the investments made. Our corporate development activities may entail financial and operational risks, including diversion of management attention from its existing core businesses, difficulty in integrating or separating personnel, financial, information technology and other systems, difficulty in retaining key employees, and negative impacts on existing business relationships with suppliers and customers. Future acquisitions could also result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and increased operating expenses, all of which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

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Our funding requirements and proposed deployment of the net proceeds from this offering are based on management estimates and may be subject to changes based on various factors, some of which are beyond our control.

Our funding requirements and deployment of the net proceeds from this offering are based on internal management estimates, based on assumptions, current market conditions and our business plan. Our funding requirements may be subject to changes based on various factors such as financial and market condition, business and strategy, competition, negotiation with vendors, variation in cost estimates on account of factors and other external factors such as changes in the business environment and interest or exchange rate fluctuations, which may not be within the control of our management. We operate in a highly competitive and dynamic industry and may have to revise our estimates from time to time on account of changes in external circumstances or costs, or changes in other financial conditions, business or strategy. This may entail rescheduling, revising or cancelling planned expenditure and funding requirements at our discretion.

We intend to utilize a portion of the net proceeds from this offering for business expansion, but may face problems in the implementation of such expansion plans and the actual capital expenditure necessary for such expansion may significantly exceed our budgets or we may be unable to maximize returns from the capital expenditure.

We propose to utilize a portion of the net proceeds from this offering towards business expansion by strengthening our market position, expanding the scope of our product offerings, engaging in strategic acquisitions and joint venture partnerships, and investing in equipment and technology. While, as of the date of this prospectus, we have not identified any such strategic acquisitions or have any concrete plans for investments in equipment and technology, any future capital expenditure may be subject to the potential problems and uncertainties that such business expansion activities face, including cost overruns or delays. Problems that could adversely affect the implementation of such expansion plans include labor shortages, increased costs of equipment or manpower, inadequate performance of equipment and machinery, delays in completion, the possibility of unanticipated future regulatory restrictions, delays in receiving governmental, statutory and other regulatory approvals, incremental pre-operating expenses, taxes and duties, interest and finance charges, working capital margin, environment and ecology costs and other external factors which may not be within the control of our management. There can be no assurance that our business expansion plans will be completed as planned or on schedule, and any delay could have an adverse impact on our growth, business, financial condition, results of operations, cash flows and prospects.

In addition, if the actual capital expenditure significantly exceeds our budgets and we do not have sufficient financial resources (including the net proceeds from this offering) to meet the requirements of any proposed business expansion plans, we may need to utilize external financing sources to fund the balance at additional finance costs, and the proposed business expansion plans may not be completed as planned or on schedule, if at all. Even if our budgets were sufficient to cover such activities, we may be unable to achieve the intended economic benefits of such capital expenditure, which in turn may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. Furthermore, even if we are able to raise adequate capital to fund our capital expenditure in maintaining and growing our business, we cannot assure you that we will be able to maximize the utility and profitability of any businesses that we may acquire or invest in, or equipment and technology that we may invest in. This may occur for various reasons, and we may therefore not be able to fully maximize returns from our capital expenditure.

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The deployment of the portion of the net proceeds from this offering towards our business expansion may not take place within the intended period, and may be reduced or extended.

We propose to utilize 70% of the net proceeds in this offering towards business expansion by strengthening our market position, expanding the scope of our product offerings, engaging in strategic acquisitions and joint venture partnerships, and investing in equipment and technology. As we have not identified potential acquisition targets nor finalized any acquisition costs, this amount is based on our management’s current estimates, budgets and other relevant considerations and may not be the total value or cost of any such expenditure. In the event the portion of the net proceeds from this offering to be utilized for the business expansion plans are insufficient, we may have to seek alternative sources of funding at additional finance costs, and any proposed business expansion plans may not be completed on schedule, if at all.

If we are unable to raise additional capital, our business prospects could be adversely affected.

We intend to fund our expansion plans through our cash on hand, cash flow from operations and from the net proceeds in this offering. We will continue to incur significant expenditure in maintaining and growing our existing business. We cannot assure you that we will have sufficient capital resources for our current operations or any future expansion plans that we may have. While we expect our cash on hand and cash flow from operations to be adequate to fund our existing commitments, our ability to incur any future borrowings is dependent upon the success of our operations. Additionally, the inability to obtain sufficient financing could adversely affect our ability to complete expansion plans. Our ability to arrange financing and the costs of capital of such financing are dependent on numerous factors, including general economic and capital market conditions, credit availability from banks, investor confidence, the continued success of our operations and other laws that are conducive to our raising capital in this manner. If we decide to meet our capital requirements through debt financing, we may be subject to certain restrictive covenants. If we are unable to raise adequate capital in a timely manner and on acceptable terms, or at all, our business, financial condition, results of operations, cash flows and prospects could be adversely affected.

We have identified two material weaknesses in our internal controls over financial control as of December 31, 2025. If we fail to maintain an effective system of internal controls, our ability to accurately and timely report, our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our ordinary shares may be adversely affected.

Prior to the completion of this offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

In connection with the audit of our consolidated financial statements as of and for the years ended December 31, 2025 and 2024, we and our independent registered public accounting firm identified two material weaknesses in our internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The two material weaknesses identified relate to the following: during its audit, our independent registered public accounting firm noted that our internal control over financial reporting was not effective due to (i) lack of accounting personnel with sufficient knowledge of U.S. GAAP and SEC reporting requirements and (ii) our lack of an audit committee and internal audit function to establish formal risk assessment process and internal control framework.

We have taken initiatives such as appointing accounting consultants with U.S. GAAP experience and procuring our staff to attend training courses on U.S. GAAP. We will continue to implement additional measures from time to time to improve our internal control over financial reporting to address the material weaknesses that have been identified. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Internal Control over Financial Reporting.” However, the implementation of those measures may not fully remediate these material weaknesses in a timely manner. In the future, we may determine that we have additional material weaknesses or other deficiencies, or our independent registered public accounting firm may disagree with our management’s assessment of the effectiveness of our internal controls. Our failure to correct these material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and impair our ability to comply with the applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

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Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes- Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting.

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our ordinary shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq to regulatory investigations and to civil or criminal sanctions.

Our insurance coverage may be inadequate.

We maintain insurance coverage for our major assets and operations, including insurance covering, fire, theft and accident. However, we do not have or are unable to obtain insurance in respect of losses arising from certain operating risks, such as acts of terrorism. Our insurance policies may be insufficient to cover all of our losses in all events. The occurrence of certain incidents, including fraud, confiscation by investigating authorities or misconduct committed by our employees or third parties, severe weather conditions, war, flooding and power outages may not be covered adequately, if at all, by our insurance policies. If our losses exceed the insurance coverage or are not covered by our insurance policies, we may be liable to bear such losses. Our insurance premiums may also increase substantially due to claims made. In such circumstances, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our brands and reputation, subject us to significant fines and liability, or otherwise adversely affect our business.

The laws, regulations, standards and policies governing the provision of digital solutions and application development services vary from jurisdiction to jurisdiction. The application of these types of laws to our operations continues to be difficult to predict but could pose operational challenges for us in the future. Because laws vary from jurisdiction to jurisdiction, our services must be continually monitored for compliance with the various rules and requirements, which may change from time to time. Furthermore, the costs of compliance, including remediation of any discovered issues and any changes to our operations mandated by new or amended laws, may be significant, and any failures to comply could result in additional expenses, delays or fines. The applicable laws, regulations, standards and policies relating to the provision of digital solutions and application development services in the different jurisdictions in which our customers are located in continue to rapidly change, which increases the likelihood of a patchwork of complex or conflicting regulations, or which could adversely increase our compliance costs or otherwise materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may be involved in certain legal proceedings from time to time. Any adverse decision in such proceedings may render us liable to liabilities and may adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may from time to time be subject to various legal and regulatory proceedings arising in the ordinary course of our business. Claims and complaints arising out of actual or alleged violations of laws and regulations could be asserted against us by customers, employees, ex-employees and other industry participants or governmental entities in administrative, civil or criminal investigations and proceedings or by other entities.

These investigations, claims and complaints could be initiated or asserted under or on the basis of a variety of laws in different jurisdictions, including telecommunication laws, cybersecurity laws, data protection and privacy laws, intellectual property laws, unfair competition laws, anti-monopoly laws, business licensing laws, labor and employment laws, securities laws, tort laws, contract laws, property laws and other applicable laws. There is no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. If we fail to defend ourselves in these actions, we may be subject to restrictions, fines or penalties that will materially and adversely affect our business, prospects, financial condition and results of operations. Even if we are successful in our defense, the process of communicating with relevant regulators, defending ourselves and enforcing our rights against the various parties involved may be expensive, time-consuming and ultimately futile. These actions could expose us to negative publicity, substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business. Under such circumstances, our business, prospects, financial condition and results of operations would be negatively and adversely impacted.

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We have breached the Employment Act 1955 under the laws of Malaysia for our employment contracts concerning paid sick leave, paid leave during probation period and overtime payment. We have carried out rectification in revising our employment contracts. These breaches could result in us being liable to pay a fine. Our office in Malaysia was in breach of the Johor Bahru City Council Trade Licensing Business and Industry Bylaws 2016 under the laws of Malaysia as we have yet to obtain the licence for business, and thus we could be liable to a fine not exceeding MYR2,000 and/or a maximum imprisonment for a period of not exceeding one year. We are in the process of applying for the licence. As at the date of this prospectus, we are not aware of any litigation against us on these breaches.

Furthermore, the tenancy agreement dated 1 August 2024 entered into by Skubbs Private Limited, our wholly owned operating subsidiary in Singapore, in respect of the premises at 180 Bencoolen Street, The Bencoolen #05-05, Singapore 189646 (the “Tenancy Agreement”) was not stamped in accordance with the Stamp Duties Act 1929 of Singapore (the “Stamp Duties Act”). Under Section 52 of the Stamp Duties Act, an instrument which is chargeable with stamp duty shall not be admitted in evidence in any court in Singapore unless the instrument is duly stamped. Accordingly, unless and until the requisite stamp duty and any applicable penalty are paid to the Commissioner of Stamp Duties, Skubbs Private Limited would be unable to admit the Tenancy Agreement as evidence in any legal proceedings before the Singapore courts. As at the date of this prospectus, there is no pending or, to our knowledge, threatened action, suit or proceeding against any member of our Group in relation to the Tenancy Agreement.

Although we currently have no pending or threatened action, suit or proceeding relating to such non-compliance and breaches and any other matters, risk of litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention. We may also need to pay damages to settle claims with a substantial amount of cash. Any of these could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Our revenue and net income may be materially and adversely affected by any economic slowdown or developments in the social, political, regulatory and economic environments in any regions of Southeast Asia as well as globally

We may be adversely affected by social, political, regulatory and economic developments in countries in which we operate. We derive all of our revenue from Southeast Asia and are exposed to political and economic uncertainties, including, but not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. As a result, our revenue and net income could be impacted to a significant extent by economic conditions in Southeast Asia and globally.

While the Southeast Asia economy, as a whole, has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in Southeast Asia or in other markets in neighboring regions, or in the policies of the governments or of the laws and regulations in each respective market could have a material adverse effect on the overall economic growth of Southeast Asia. Such developments could adversely affect our business and operating results, lead to reduction in demand for our offerings and adversely affect our competitive position. Many of the governments in Southeast Asia have implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall economy, but may have a negative effect on us. We are exposed to the risk of rental and other cost increases due to potential inflation in the markets in which we operate. In the past, some of the governments in Southeast Asia have implemented certain measures, including interest rate adjustments, currency trading band adjustments and exchange rate controls, to control the pace of economic growth. These measures may cause decreased economic activity in Southeast Asia, which may adversely affect our business, financial condition, results of operations and prospects.

In addition, some Southeast Asia markets have experienced, and may in the future experience, political instability, including strikes, demonstrations, protests, marches, coups d’état, guerilla activity or other types of civil disorder. These instabilities and any adverse changes in the political environment could increase our costs, increase our exposure to legal and business risks, disrupt our office operations or affect our ability to expand our use.

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Risks Related to Our Ordinary Shares and This Offering

There has been no public market for our ordinary shares prior to the completion of this offering, and you may be unable to resell our ordinary shares at or above the price you pay for them, or at all.

Prior to the completion of this offering, there has not been a public market for our ordinary shares. We plan to apply for the listing of our ordinary shares on the Nasdaq or the NYSE American. An active public market for our ordinary shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our ordinary shares will be materially and adversely affected.

The initial public offering price for our ordinary shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our ordinary shares will be determined by negotiations between us and the underwriters, and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our ordinary shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our ordinary shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of ordinary shares purchased.

The initial public offering price of our ordinary shares is substantially higher than the (pro forma) net tangible book value per share of our ordinary shares. You will experience immediate and substantial dilution of $0.01 per ordinary share, representing the difference between our as adjusted net tangible book value per share of $0.088 as of December 31, 2025, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of $5.00 per ordinary share (being the midpoint of the offering range). Consequently, when you purchase our ordinary shares in the offering, upon completion of the offering you will incur immediate dilution of $[●] per share, assuming an initial public offering price of $5.00 per ordinary share (being the midpoint of the offer price range). See “Dilution.” In addition, you may experience further dilution to the extent that additional ordinary shares are issued upon exercise of outstanding options we may grant from time to time.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our ordinary shares less attractive to investors.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

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We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior April 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our ordinary shares or the anticipation of future sales of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

Sales of substantial amounts of our ordinary shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline. An aggregate of 11,500,000 ordinary shares are issued and outstanding before the consummation of this offering and 15,500,000 ordinary shares will be issued and outstanding immediately after the consummation of this offering. Sales of these shares into the market could cause the market price of our ordinary shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

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If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our ordinary shares, the price of our ordinary shares and trading volume could decline.

Any trading market for our ordinary shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our ordinary shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our ordinary shares and the trading volume to decline.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may be unable to resell your shares at or above the initial public offering price.

The initial public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our initial public offering. If you purchase our ordinary shares in our initial public offering, you may be unable to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our ordinary shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to the completion of our initial public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections that we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our ordinary shares.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the net proceeds in ways that do not improve our results of operations or enhance the market price of our ordinary shares.

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We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

(a) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

(b) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

(c) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

(d) the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four (4) months after the end of each fiscal year. In addition, we intend to publish our financial results on a [semi-annual] basis through press releases distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

As a Cayman Islands exempted company listed on the Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance standards. We intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq that listed companies must have for as long as we qualify as a foreign private issuer including:

(a)	director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors as required under Section 5605(e) of the Nasdaq listing rules;

(b)	shareholder approval requirements under Section 5635 of the Nasdaq listing rules; or

(c)	have regularly scheduled executive sessions with only independent directors as required under Section 5605(b)(2) of the Nasdaq listing rules.

To the extent we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance standards applicable to U.S. domestic issuers.

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq or NYSE American, upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq, we cannot assure you that our securities will continue to be listed on the Nasdaq.

In addition, following this offering, in order to maintain our listing on the Nasdaq or NYSE American, we will be required to comply with certain rules of the Nasdaq or NYSE American, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq, we may be unable to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq criteria for maintaining our listing, our securities could be subject to delisting.

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If the Nasdaq does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our ordinary share is a “penny stock,” which will require brokers trading in our ordinary share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our amended and restated articles of association may discourage, delay, or prevent a change in control.

Some provisions of our amended and restated articles of association, which will become effective on or before the completion of this offering, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that authorize our board of directors to issue preference shares in one or more series and to designate the rights, preferences and restrictions of such preference shares without any further vote or action by our shareholders; and

●	provisions that limit the ability of our shareholders to requisition and convene general meetings of shareholders.

Our board of directors may decline to register transfers of ordinary shares in certain circumstances.

Except in connection with the settlement of trades, transactions or transfers of ordinary shares entered into through the facilities of a stock exchange or automated quotation system on which our ordinary shares are listed or traded from time to time, our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are free of any lien in favor of us; and (vi) a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the ordinary shares purchased by investors in the public offering. Once the ordinary shares have been listed on the Nasdaq, the legal title to such ordinary shares and the registration details of those ordinary shares in the Company’s register of members will remain with DTC/Cede & Co. All market transactions with respect to those ordinary shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company systems.

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Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our ordinary shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our amended and restated articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-half of all votes attaching to the issued and outstanding shares of the Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third in nominal value of the total issued shares in the Company entitled to vote at such general meeting of the Company.

If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences.

As a non-U.S. corporation, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

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Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2025 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we make a liquidating distribution, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Our Company and any director or manager of the Company who knowingly and willfully authorizes or permits any distribution or dividend to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would commit an offence and may be liable to a fine of Cayman Islands dollars 15,000 and to imprisonment for five years in the Cayman Islands.

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You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on the civil liability provisions of U.S. securities laws, so far as the liabilities imposed by those provisions are penal in nature. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our controlling shareholder has substantial influence over the Company. Its interest may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

Prior to this offering, Mr. Huang Zhongying, our director, chairman and CEO, indirectly controls an aggregate of approximately 95.1% of our issued and outstanding ordinary shares. Upon completion of this offering, Mr. Huang will, through Market Lead Ventures Limited and On Leap Limited, indirectly control approximately 64.11% of our issued and outstanding ordinary shares.

Accordingly, our controlling shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares and any perceived conflicts of interest may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders and Selling Shareholder”.

An active trading market for our ordinary shares may not be established or, if established, may not continue and the trading price for our ordinary shares may fluctuate significantly.

The public offering price for our shares in this offering was determined by negotiation between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of our Shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares. Please refer to the “Risk Factors” section for further description of the risk factors which you should consider before buying our ordinary shares.

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As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards.

These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, namely (i) there will not be a necessity to have regularly scheduled executive sessions with independent directors; and (ii) there will be no requirement for the Company to obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

Certain judgments obtained against us by our shareholders may not be enforceable.

Substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for any of our shareholders to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Certain of these exemption provisions are: (i) rules under the Exchange Act requiring the filing of quarterly reports or current reports with the SEC or the solicitation of proxies; and (ii) sections of the Exchange Act requiring insiders other than officers and directors to file public reports of their share ownership and trading activities. We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies.

Most significantly this includes not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

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If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business.

Risks Related to Operating in Singapore and Malaysia

The Malaysian ringgit may be subject to foreign exchange controls imposed by the Malaysian government in the future or may be subject to exchange rate fluctuations.

The Central Bank of Malaysia has, in the past, intervened in the foreign exchange market to stabilize the Malaysian ringgit, and it pegged the Malaysian ringgit to the United States dollar in September 1998. On July 21, 2005, the Central Bank of Malaysia adopted a managed float system which benchmarked the Malaysian ringgit to a currency basket to ensure that the Malaysian ringgit remains close to its fair value. We cannot assure you that the Malaysian government will not impose more restrictive or additional foreign exchange controls. Any imposition, variation or removal of exchange controls may lead to less independence in the Malaysian government’s conduct of its domestic monetary policy and increased exposure of the Malaysian economy to the potential risks and vulnerability of external developments in the international markets.

Furthermore, fluctuations in the Malaysian ringgit’s value against other currencies will create foreign currency translation gains or losses and may have an adverse effect on our Group’s business, financial condition and results of operations. Any imposition, variation or removal of foreign exchange controls may adversely affect the value, translated or converted into United States dollars, of our Group’s net assets, earnings or any declared dividends. Consequently, this may adversely affect our Group’s ability to pay dividends or satisfy other foreign exchange requirements.

Social, economic, political and legal developments, as well as any changes in government policies in Malaysia and Singapore, could materially and adversely affect our Group’s businesses, results of operations, financial conditions and future prospects.

Our major assets and business operations are located in Malaysia and Singapore. Therefore, our business, results of operations, financial condition and business prospects are significantly exposed to the social, economic, political and legal developments primarily in those places. Uncertainties in these areas include, but are not limited to, the risks of war, regional conflicts, terrorism, extremism, nationalism, nullification of contracts, changes in interest rates, imposition of capital controls, foreign ownership restrictions and international sanctions, changes in government policies and introduction of new rules or regulations concerning our industry (such as minimum wage), as well as methods of taxation. In particular, events with adverse impact on investors’ confidence and risk appetites, such as general deterioration of the economy, mass civil disobedience movements (such as strikes and industrial actions), significant fluctuations in the stock exchange, deterioration of political relations or tightening of foreign investment may affect our customers’ disposable income which in turn may affect our business performance. Our directors anticipate that Malaysia and Singapore will continue to be the principal base of our business operations in the near future. There is no assurance that any future changes in the existing government policies, economic, social and political conditions and the business environment in the jurisdictions where we operate, some of which are beyond our control (such as natural disasters, pandemics/epidemics like the outbreak of COVID-19, severe acute respiratory syndrome, the H5N1 strain of avian influenza and the H1N1 strain of swine flu, acts of God and other disasters), will not have a negative effect on our business operations. Specifically, our business and results of operations could be materially and adversely affected by changes in laws and regulations concerning the digital solutions and application development industry, foreign investment, foreign labor, taxation and ownership and expropriation of property, as well as environmental or health and safety matters, in the jurisdictions where we operate.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with our operations and current assets being located in Singapore. All of the directors and executive officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore.

In making a determination as to enforceability of a foreign judgment, the Singapore courts would need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States awarding such punitive damages would be regarded by the Singapore courts as being pursuant to foreign penal, revenue or other public laws. Such a determination has yet to be made by a Singapore court in a reported decision.

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USE OF PROCEEDS

We estimate that we will receive approximately $[●] of net proceeds from this offering after deducting underwriting discounts and commissions and estimated offering expenses of approximately $[●] payable by us. We will not receive any proceeds from the sale of ordinary shares by the Selling Shareholder.

We currently intend to use the net proceeds from this offering for the following purposes:

(i)	approximately 30% of the net proceeds for research and development in our technology and engineering;

(ii)	approximately 20% of the net proceeds for our targeted growth through mergers and acquisitions;

(iii)	approximately 15% of the net proceeds for overseas business expansions and growth opportunities;

(iv)	approximately 10% of the net proceeds for investment in marketing and branding and other corporate development;

(v)	approximately 10% of the net proceeds for repaying interest-free loans made to us by our controlling shareholder for working capital purposes and for paying the expenses of obtaining a listing of our ordinary shares. The amount due as of the date of this prospectus is $602,970, and

(vi)	the balance for working capital and other general corporate purposes.

The foregoing represents our current intentions with respect to the use and allocation of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds of this offering. The occurrence of unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025 presented:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect the issuance and sale of 4,000,000 ordinary shares in this offering at an assumed initial public offering price of $5.00 (being the midpoint of the offering price range) per ordinary share after deducting underwriting discounts, commissions and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2025
	Actual	Adjusted(1)
	US$	US$
Cash	374,804	18,277,106
Total liabilities	1,472,271	1,472,271
Ordinary share, without par value, unlimited shares authorized, 11,500,000 shares issued and outstanding as of March 31, 2025(2)
	11,500	15,500
Additional paid-in capital	77,746	17,471,742
Retained earnings	1,773,683	1,773,683
Total stockholders’ equity	1,862,929	19,260,925
Total capitalization	1,862,929	19,260,925

The number of our ordinary shares to be outstanding after this offering is based on 11,500,000 ordinary shares outstanding as of June 30, 2026.

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DILUTION

Investors purchasing our ordinary shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their ordinary shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our ordinary shares and the pro forma as adjusted net tangible book value per share of our ordinary shares immediately after the offering.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding ordinary shares. After giving effect to the sale of ordinary shares in this offering by the Company at an initial public offering price of $5.00 per share (being the midpoint of the offer price range), after deducting $1,600,000 in underwriting discounts and commissions and estimated offering expenses payable by our Company of approximately $1,002,004, the pro forma as adjusted net tangible book value after deducting deferred stock issuance cost and intangible asset, as of December 31, 2025 would have been approximately $556,103, or $0.05 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $1.25 per share to our existing stockholders and an immediate dilution of $3.70 per share to new investors purchasing ordinary shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

$
Assumed initial public offering price per share	5.00
Historical net tangible book value per share as of December 31, 2025	0.05
Increase in as adjusted net tangible book value per share attributable to the investors in this offering	1.25
Pro forma net tangible book value per share after giving effect to this offering	1.30
Dilution per share to new investors participating in this offering	3.70

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share, would increase (decrease) the as adjusted net tangible book value by $0.25 per share and the dilution to investors participating in this offering by $0.75 per share, assuming the number of shares offered by us remains the same and after deducting underwriting discounts and commissions and estimated expenses payable by us.

An increase (decrease) of 1,000,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) our pro forma net tangible book value after this offering by approximately $0.32 per share and decrease the dilution to new investors purchasing ordinary shares in this offering by approximately ($0.32) per share, assuming no change in the assumed public offering price per share and after deducting estimated underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters.

To the extent that stock options are exercised, or we issue additional ordinary shares in the future, there will be further dilution to investors participating in this offering. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no intention to declare or pay any dividends in the near future on the ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

When considering the distribution of a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends in certain circumstances is also subject to the approval of our shareholders, the Cayman Islands Companies Act and our amended and restated articles of association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

If our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our ordinary shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a digital solutions and application development service provider in Singapore, and operate one business segment and derive our revenue from two revenue-generating service lines including application development services and maintenance and support services.

Our web and mobile application development involves creating, revamping and developing user experience and user interface design on designated platforms for merchants and users to conduct transactions and access information. We provide maintenance and support services relating to technical maintenance support contracts after the deployment of our application development services.

In addition, we are actively investing in research and development to enhance our technological capabilities and expand our service offerings. As part of this initiative, we have developed an artificial intelligence (“AI”)-driven coding platform in fiscal year 2025 aimed at improving development efficiency, automation capabilities, and the scalability of digital solutions. In the first half of fiscal year 2026, we conducted a targeted soft launch of this platform within selected use cases and internal operations. We are currently in the process of further refining and enhancing the platform, and we intend to progressively commercialize it, with full commercialization targeted in the second half of fiscal year 2026. We may in the future commercialize the platform for use by external customers, which could provide an additional source of revenue. We believe that continued investment in AI-related technologies will be important to maintaining our competitiveness and positioning our business to respond to evolving market trends and customer demands.

Between the years ended December 31, 2024 and 2025, our total revenue increased by 336.3% from $717,231 to $3,128,994. Our gross profit increased by 442.1% from $451,736 for the year ended December 31, 2024 to $2,448,800 for the year ended December 31, 2025, and our total comprehensive income increased by 1,625.5% from ($71,439) for the year ended December 31, 2024 to $1,089,801 for the year ended December 31, 2025.

KEY FACTORS AFFECTING THE RESULTS OF OUR GROUP’S OPERATIONS

We believe the key factors affecting our financial condition and results of operations include the following:

Strategic Acquisitions and Investments

We may selectively pursue acquisitions, investments, joint ventures and partnerships that we believe are strategic and complementary to our operations and technology. The business or financial performance of the companies in which we have invested as well as our ability to successfully integrate these investments with our existing business would impact our results of operations and financial conditions.

Investment in Research and Development and Emerging Technologies

Our ability to remain competitive and drive long-term growth depends significantly on our investment in research and development, particularly in emerging technologies such as artificial intelligence. We are allocating resources toward the development of an AI-driven coding platform to enhance development efficiency, automation capabilities and scalability of our solutions. The success of these initiatives, including timely development, anticipated efficiency gains, market acceptance and effective commercialization, will impact our future revenue streams, cost structure and overall financial performance.

Ability to Attract and Retain Technical Talent

Our operations are highly dependent on the expertise and performance of our software development and engineering teams. Our ability to attract, train and retain skilled developers, particularly in areas such as AI, software engineering and system architecture, is critical to delivering projects on time and maintaining service quality. Increased competition for technical talent or higher personnel costs may affect our operating expenses and margins, while our ability to build and retain a capable team will directly influence our execution capabilities and growth prospects.

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Key Components of Results of Operations

Revenue

We operate one business segment with two revenue-generating service lines including application development services and maintenance and support services. The following tables set forth our total revenues for the periods presented:

	Year ended December 31,
	2025	2024
	$	$
Revenue:
Application development revenue	2,963,195	294,518
Maintenance and support revenue	165,799	422,713
Total	3,128,994	717,231

We generate our revenue primarily from provision of application development services which contributed $2,963,195 and $294,518, respectively, of our revenue for the years ended December 31, 2025 and 2024, representing 94.7% and 41.1% of our total revenue, respectively. For the years ended December 31, 2025 and 2024, we generated revenue from maintenance and support services revenue of $165,799 and $422,713, representing 5.3% and 58.9% of our revenue, respectively.

Cost of revenues

The following tables set forth our cost of revenues in absolute amount and as a percentage of our total revenues for the periods presented:

	Year ended December 31,
	2025		2024
	$	%	$	%
Staff and third party professional compensation	673,219	21.5%	106,413	14.8%
Cost of goods sold	6,975	0.2%	159,082	22.2%
Total	680,194	21.7%	265,495	37.0%

Our cost of revenues consists of (i) the cost of goods sold and (ii) the cost of staff and third party professional compensation. Cost of goods sold consists of operation-related costs that are incurred in connection with the hardware set-up, operation and replacement for our support and maintenance contracts. Cost of staff and third party professional compensation consists of personnel-related costs and third-party procurement costs in connection with the provision of our main application development services.

Gross profit and gross profit margin

For the years ended December 31, 2025 and 2024, our gross profit was $2,448,800 and $451,736, respectively. Our overall gross profit margin was 78.3% and 63.0%, respectively, for the same periods. Our overall gross profit and gross profit margin for each period are dependent on various factors, including but not limited to the availability and effectiveness of manpower in the technology stack required, scope and difficulty of the work, ability of the team to project manage the costs within the budget and in line with the timeline.

Operating costs and expenses

Operating costs and expenses primarily consist of sales and marketing expenses and general and administrative expenses. The following tables set forth our operating cost and expenses in absolute amount and as a percentage of our total revenue for the periods presented:

	Year ended December 31,
	2025		2024
	$	%	$	%
Operating cost and expenses:
Selling and marketing	17,659	0.6%	14,324	2.0%
Employee compensation	434,352	13.9%	375,348	52.3%
Other general and administrative expenses	468,484	15.0%	104,336	14.5%
Research Cost	229,746	7.3%	-	-%
Depreciation of right-of-use asset	30,675	1.0%	12,474	1.7%
Amortization of intangible assets	43,077	1.4%	56,055	7.8%
Effect of foreign exchanges	9,617	0.3%	(3,893)	(0.5)%
Total	1,233,610	39.5%	558,644	77.8%

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Employee compensation. Employee compensation consisted of personnel-related expenses associated with our development team, HR and accounts team, including salaries, benefits and bonuses.

General and administrative expenses. General and administrative expenses consisted of external legal, advertising, IT infrastructure and third-party cloud infrastructure expenses, audit, utilities, and other corporate expenses.

Depreciation of Right-of-use asset. Depreciation cost primarily consisted of the tenancy at 180 Bencoolen Street #05-05 The Bencoolen Singapore 189646 and 18 Jalan Austin Perdana 3, Taman Austin Perdana, 81100 Johor Bahru, Johor, Malaysia, as all other fixed assets are fully depreciated.

Amortization of intangible assets. Amortization expenses reflected the pattern in which the economic benefits of Dee-Market, a decentralized market place platform developed by the Company in 2022. Amortization expense for the years ended December 31, 2025 and 2024 was $43,077 and $56,055, respectively, and related solely to Dee-Market. Dee-Market was fully amortized as of December 31, 2025.

During the year ended December 31, 2025, we also incurred development costs relating to our SkubbsMate, an AI-powered software development platform designed to support our internal software engineering capabilities and future commercial offerings. The initial version of the platform was developed by an independent third-party software development contractor based on our functional and technical specifications, with our internal development team continuing to perform testing, integration and subsequent feature enhancements. As of December 31, 2025, SkubbsMate had not yet been placed into its intended commercial production environment. Although the platform had been deployed for internal testing and limited pilot use to validate its functionality and performance, management concluded that it was not yet ready for its commercial use. Accordingly, no amortization expense relating to SkubbsMate was recognized during the year ended December 31, 2025. Amortization will commence on January 2026 when the platform became available for its commercial use.

Interest expense

Our interest expense primarily consisted of interests charged from bank borrowings. Interest expense was $1,625 and $1,093 for the years ended December 31, 2025 and 2024, respectively.

Other income, net

Other income, net primarily consists of net of interest income, interest expense, government grants and other income. Our net other income was $27,561 and $70,619 for the year ended December 31, 2025 and 2024, respectively. Our net other income for the year ended December 31, 2025 included government grants of $26,225, interest income $2,961, offset by an interest expense of $1,625. For the year ended December 31, 2024, net other income included other income of $4,547, and government grants of $67,165, offset by an interest expense of $1,093.

Income taxes

The Company accounts for income tax in accordance with the U.S. GAAP. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely to be realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. We had no uncertain tax positions for the years ended December 31, 2025 and 2024. We do not expect that our assessment regarding unrecognized tax positions will materially change over the next 12 months.

Our income taxes were $225,990 and $7,513 for the years ended December 31, 2025 and 2024, respectively. Our Singapore operating subsidiary, Skubbs Private Limited, is generally subject to income tax at a rate of 17% under the Inland Revenue Authority of Singapore (IRAS). Our Malaysia operating subsidiary, Skubbs Sdn. Bhd., is generally subject to income tax at a rate of 15% under the Lembaga Hasil Dalam Negeri Malaysia (LHDN).

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Critical Accounting Policies, Judgments and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for estimated credit loss on accounts and other receivables, assumptions used in assessing right of use assets and impairment of long-lived assets, and deferred tax valuation allowance.

Accounts receivable, net

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The normal settlement terms of accounts receivable are within 30 days from the date of the invoice.

The allowance for estimated credit loss is the Company’s best estimate of the amount of estimated credit losses in its existing accounts receivable and other receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others. For the years ended December 31, 2025 and 2024, the Company recorded allowances for credit loss against its accounts receivable amounting to $86,101 and $47,379 respectively.

Intangible asset, net

Intangible asset is stated at cost less accumulated amortization and amortized in a method which reflects the pattern in which the economic benefits of the intangible asset are expected to be consumed or otherwise used up. The balance of intangible assets represents software related to Dee-Market, our classified platform where buyers and sellers are able to buy and sell goods and services. The software is acquired through a related party and is amortized straight-line over three years in accordance with our estimates to generate economic benefits from such software. In the financial year of 2025, the Company has developed software related to SkubbsMate, the AI coding platform that assist software engineers writing programming codes. It is amortized straight-line over three years in accordance with our estimates to generate economic benefits from such software.

Expected useful life
Capitalized software costs	3 years

Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment loss was recognized either for the year ended December 31, 2025 or 2024.

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Revenue recognition

We receive revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC 606-10 provided the following overview of how revenue is recognized from our contracts with customers. We recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The majority of our income is derived from customers in the sale of services, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We consider the terms of the contract and all relevant facts and circumstances when applying this guidance. Our revenue recognition policies are in compliance with ASC 606, as follows:

Application development revenue

We provide custom build, develop, analysis of the intended user experience and user interface design of the web and mobile applications. Generally we provide a quotation with a customer which agrees on the scope of work, the milestones of deliverables and price of the project. Accordingly, the delivery of the services as per the milestones, with the signing of the delivery note or user acceptance test (“UAT”) is the delivery of performance obligations and which is when revenue is recognized.

Maintenance & support revenue

We provide customer service and technical maintenance and support services to the customers after the delivery of the web and mobile applications. Generally we sign a contract with the customer which requires us to maintain a certain service level such as contactable hours and responsiveness to the category of issues raised. We satisfy our performance obligation over time by measuring the time covered towards the delivery of the entire contract period. Therefore, the maintenance and support revenue in a contract is recognized over time based on the period covered.

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Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2025 and 2024, we did not have any interest and penalties associated with tax positions. As of December 31, 2025 and 2024, we did not have any significant unrecognized uncertain tax positions.

The Company records a valuation allowance against deferred tax assets when management determines that it is not more likely than not that such assets will be realized. As of December 31, 2025 and 2024, the Company recognized gross deferred tax assets which were fully offset by valuation allowances, resulting in nil net deferred tax assets. See Note 15 in our consolidated financial statement for further details.

We are subject to tax in local and foreign jurisdiction. As a result of our business activities, we files tax returns that are subject to examination by the relevant tax authorities.

Foreign currency translation adjustment

Foreign currency translation adjustment primarily consists of the effect of exchange rates between our local reporting currency and that of the United States dollar.

Key Business Metrics

The tables below set forth the selected business metrics of our Group for the periods indicated, which should be read in conjunction with the consolidated financial statements of our Group and the accompanying notes included elsewhere in this prospectus:

	Year ended December 31,
	2025	2024
Average revenue per customer(1)	$115,888	$32,601
Net income margin(2)	32.5%	(6.1)%
Debt to equity ratio(3)	-%	2.8%
Return on equity(4)	54.6%	(5.7)%

Notes:	(1)	Average revenue per customer is calculated by dividing the total revenue by the total number of unique customers for the relevant fiscal year. It measures the average revenue generated from each customer in a fiscal year, and it can be used to calculate the lifetime value of a typical customer, which can help our management determine the budget for acquiring new customers.
	(2)	Net income margin is calculated by dividing the net income by the total revenue for the relevant fiscal year, representing the percentage of profit generated from revenue. This metric enables our management to evaluate whether sales are generating adequate profits and if operating expenses and overhead costs are effectively managed.
	(3)	Debt to equity ratio is calculated by dividing the total outstanding loans (including current and non-current bank loans) by the total shareholders’ equity. This metrics measures the extent to which we are financing our operations with debt and can be used to compare our financial leverage with that of our competitors. The average debt to equity ratio in the IT industry is approximately 57%. A debt to equity ratio that is lower than the industry average suggests a lower risk of default, particularly in a rising interest rate environment, and reflects the management’s prudence.
	(4)	Return on equity is calculated by dividing the net income by the total shareholders’ equity. We use it to measure our profitability and efficiency with which we generate profits. A higher return on equity indicates that a company is more effective at converting its equity financing into profits.

Average revenue per customer and customer turnover ratio are important metrics used to evaluate customer satisfaction, customers’ willingness to utilize additional services, the effectiveness of our solutions, and the overall health of our business operations on an ongoing basis.

For the year ended December 31, 2025, our average revenue per customer was $125,160, representing an increase of 301.4% from $31,184 for the year ended December 31, 2024. The increase was primarily attributable to a higher number of software development contracts recognized during the year ended December 31, 2025, as compared to the year ended December 31, 2024.

During the year ended December 31, 2024, the Company secured a greater proportion of maintenance and support service contracts rather than software development projects. This was mainly due to the longer tender and project execution cycle associated with software development contracts, which typically require a more extended period from tender submission to project completion. As a result, a number of software application development contracts were recognized during the year ended December 31, 2025.

We anticipate that our revenue will continue to grow as the introduction of new AI-driven software solutions broadens our service portfolio and enables us to offer more innovative solutions to SMEs and enterprise clients. These initiatives are expected to generate additional revenue streams, strengthen customer engagement, and enhance customer retention.

Our net income margin increased from negative 6.1% for the year ended December 31, 2024 to 32.5% for the year ended December 31, 2025, primarily due to the significant increase in revenue generated from software application development contracts. Our revenue increased by 336.3% from the year ended December 31, 2024 to the year ended December 31, 2025. In comparison, cost of revenues increased by 156.2%, while operating costs and expenses increased by 120.8%. The growth in revenues outpaced the increase in cost of revenue and operating expenses, resulting in improved profitability and net income margin for the year ended December 31, 2025.

Our debt-to-equity ratio decreased significantly to 0% for the year ended December 31, 2025, from 2.8% for the year ended December 31, 2024. The decrease was primarily attributable to the full repayment of outstanding loans during the year ended December 31, 2025 using cash generated from operating activities. The reduction in debt obligations improved the Company’s capital structure and reduced its financial leverage, strengthening overall financial flexibility and lowering interest-related obligations. Management believes the lower debt-to-equity ratio reflects the Company’s improved cash flow position and prudent financial management as the business continues to expand its operations.

Return on equity, or ROE, measures the Company’s profitability and effectiveness in generating returns from shareholders’ equity. Our ROE was 54.6% for the year ended December 31, 2025, representing a significant improvement from negative 5.7% for the year ended December 31, 2024. The increase in ROE was primarily driven by higher net income generated during the year ended December 31, 2025, mainly attributable to the growth in software application development contracts and improved operational performance. The substantial improvement in profitability demonstrates the Company’s enhanced ability to utilize shareholders’ equity efficiently to generate earnings. Management believes the improvement in ROE reflects the effectiveness of the Company’s business growth strategy, expansion of higher-margin service offerings, and improved cost management initiatives during the year ended December 31, 2025.

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Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	Year Ended December 31,
	2025	2024

Revenues	3,128,994	717,231
Cost of revenues	(680,194)	(265,495)
Gross profit	2,448,800	451,736
Operating costs and expenses:
Selling and Marketing	(17,659)	(14,324)
General and administrative	(1,215,951)	(544,320)
Total operating costs and expenses	(1,233,610)	(558,644)

Income/(loss) from operations	1,215,190	(106,908)
Other income, net	27,561	70,619

Income/(loss) before income taxes	1,242,751	(36,289)
Income tax expense	(225,990)	(7,513)

Net Income/(loss)	1,016,761	(43,802)
Earnings/(loss) per share
Basic and diluted	0.088	(0.004)
Weighted average number of ordinary shares outstanding
Basic and diluted	11,500,000	11,500,000

Other comprehensive income/(loss):
Foreign currency translation adjustment	73,040	(27,637)
Total comprehensive income/(loss)	1,089,801	(71,439)

Year ended December 31, 2025 compared to year ended December 31, 2024

Revenues. Our revenues increased by 336.3%, from $717,231 for the year ended December 31, 2024, to $3,128,994 for the year ended December 31, 2025. The increase was primarily attributable to a higher number of software development contracts recognized during the year ended December 31, 2025, as compared to the year ended December 31, 2024. During the year ended December 31, 2024, the Company secured a greater proportion of maintenance and support service contracts rather than software development projects. This was mainly due to the longer tender and project execution cycle associated with software development contracts, which typically require a more extended period from tender submission to project completion. As a result, a number of software application development contracts were recognized during the year ended December 31, 2025.

By type, our revenues recognized over time decreased by 60.8%, from $422,713 in 2024 to $165,799 in 2025, reflecting fewer maintenance and support contract in the year ended December 31, 2025. However, revenues recognized at a point in time increased by 906.1%, from $294,518 in 2024 to $2,963,195 in 2025, driven by an increase in shorter-term software application development engagements and transactional projects.

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Cost of revenues. Our cost of revenues increased by 156.2% from $265,495 for the year ended December 31, 2024 to $680,194 for the year ended December 31, 2025, which was primarily due to increase in cost in payment to software engineer and contractor for the software application contract.

Gross profit and gross profit margin. As a result of the foregoing, we recorded an increased by 442.1% in gross profit to $2,448,800 for the year ended December 31, 2025 from $451,736 for the year ended December 31, 2024, primarily due to the increase in revenue from software application development contract. Our overall gross profit margin increased to 78.3% for the year ended December 31, 2025 from 63.0% for the year ended December 31, 2024.

Operating costs and expenses. Our total operating costs and expenses increased by 120.8% from $558,644 for the year ended December 31, 2024 to $1,233,610 for the year ended December 31, 2025, which was primarily due to significant increases in employees compensation and general and administrative expenses, such as audit fees, and expenditure on market research. However, our total operating costs and expenses as a percentage of our total revenue decreased to 39.5% from 77.8% in 2025 and 2024 respectively.

●	Selling and marketing expenses. For the year ended December 31, 2025 and 2024, the selling and marketing expenses are $17,659 and $14,324, respectively. These expenses are mainly marketing fees paid to third party marketers to get customer leads. The increase of selling and marketing expenses is 23.3%.

●	General and administrative expenses. Our general and administrative expense increased by 123.4% to $1,215,951 for the year ended December 31, 2025 from $544,320 for the year ended December 31, 2024, which is primarily due to an increase in employee compensation, leasing and other operating expenses throughout the period, such as allowance for estimated credit loss of $86,101 and professional services of $295,797.

Interest expense. Our interest expense increased to $1,625 for the year ended December 31, 2025 from $1,093 for the year ended December 31, 2024, primarily due to a new lease taken up in the year ended December 31, 2025.

Other income, net. Our other income, net consisted majority of government grants and others. Our other income, net decreased to $27,561 for the year ended December 31, 2025 from other income, net of $70,619 for the year ended December 31, 2024. The decrease was generally due to the decrease of government grants income received.

Income taxes. Our income taxes increased to $225,990 for the year ended December 31, 2025 from $7,513 for the year ended December 31, 2024, which was in line with the increase in our revenue for the year.

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Foreign currency translation adjustment. Our foreign currency translation adjustment increased to $73,040 for the year ended December 31, 2025 from ($27,637) for the year ended December 31, 2024, primarily due to volatility in SGD-USD exchange rates as our accounts are mainly transacted in SGD, while presented in USD.

Other comprehensive income. As a result of the foregoing, our total comprehensive income or loss increased by 1,625.5% to $1,089,801 for the year ended December 31, 2025, from loss of $71,439 for the year ended December 31, 2024.

Liquidity and Capital Resources

Our liquidity and working capital requirements are primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through a combination of cash generated from our operations and loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

The following table summarizes our cash flows for the years ended December 31, 2024 and 2025:

	Year ended December 31,
	2025	2024
	$	$

Net cash flow provided by operating activities	674,723	221,239
Net cash flow used in investing activities	(427,716)	-
Net cash flow used in financing activities	(268,955)	(251,907)
Net decrease in cash and bank balances	(21,948)	(30,668)

Cash flows from operating activities

Our cash inflow from operating activities is principally from sales from operations, whereas our outflow from operating activities is principally for payment of salaries, sub-contractor payments and overhead charges.

For the year ended December 31, 2025, our net cash provided by operating activities was $674,723, which primarily reflected our net income of $1,016,761, adding back (i) the non-cash amortization of intangible assets, depreciation of right-of-use assets, bad debt, and allowance for doubtful debts of $159,874 and (ii) the increase in other receivable as much as $2,555, (iii) increase in amount due from related party $239,419, increase in other payables of $259,401, decrease in operating lease liability by $28,082, increase in income tax payable by $229,967, offset with (iv) decrease in accounts payables as much as $47,734, increase of accounts receivables of $1,152,328.

For the year ended December 31, 2024, our net cash provided by operating activities was $221,239, which primarily reflected our net loss of $43,802, adding back (i) the non-cash amortization of intangible assets, depreciation of right-of-use assets, bad debt, and allowance for doubtful debts of $125,208 and (ii) the increase in accounts and other payable of $347,120, decrease in income tax payable of $8,536, decrease in operating lease liability by $11,739 (iii) advance from customers of $246,950, offset with (iv) increase in accounts and other receivable as much as $277,007, increase of amount due from related party as much as $156,955.

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Cash flows used in investing activities

For the year ended December 31, 2025, our net cash used in investing activities was $427,716. For the financial year ended December 31, 2024, our net cash used in investing activities was nil. The cash used in investing activities was mainly invested in our intangible assets which is our own AI coding assistant platform.

Cash flows used in financing activities

Our cash flows used in financing activities primarily consist of dividend paid, interest paid, proceeds from loans, repayment of loans, deferred stock issuance costs, payment for interest portion of lease liabilities and payment for capital portion of lease liabilities.

For the year ended December 31, 2025, our net cash used in financing activities of $268,955, which mainly consisted of repayment of bank loans and to directors of $21,811 and $8,767 respectively, while being offset by increase in amount due from related party $65,914. It also includes deferred stock issuance costs of $304,291.

For the year ended December 31, 2024, our net cash used in financing activities of $251,907, which mainly consisted of bank loan, directors loan repayment, and amount due from related party of $66,549, $6,832, and $95,289 respectively. This amount also includes deferred stock issuance costs $83,237.

Accounts receivable, net

Our net accounts receivable increased by 302.4% to $1,236,442 as of December 31, 2025 from $307,282 as of December 31, 2024. The increase was attributable to an increase in sales of $2,411,763 for the year ended December 31, 2024.

For the years ended December 31, 2025 and 2024, we made provision for expected credit losses of $86,101 and $47,379, respectively.

We generally conduct our business with creditworthy third parties. We determine, on a continuing basis, the estimated losses and an allowance for credit loss, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivables are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and our exposure to bad debts is not significant.

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Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases and other operating leases. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are required to prepay the majority of our inventory purchases, which further constrains our cash liquidity.

We had the following contractual obligations and lease commitments as of December 31, 2025:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating lease commitment	$18,817	$18,817	-	-	-
Total obligations	18,817	18,817	-	-	-

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

Bank Indebtedness

Our bank borrowings consisted of the following:

		Term of	Annual interest	As at December 31,	As of December 31,
	Maturities	repayments	rate	2025	2024
OCBC Loan C	Due Monthly from July 2020 until June 2025	5 years	2.50%	-	21,811

				$-	$21,811
Representing :-
Amount payable within 12 months				$-	$21,811
Amount payable after 12 months				-	-

				$-	$21,811

As of December 31, 2025 and December 31, 2024 bank borrowings were obtained from Overseas-Chinese Banking Corporation Limited in Singapore, which bear annual interest at a fixed rate from 2.50% and its terms end on June 2025. Our bank borrowings currently are guaranteed by personal guarantee from Mr. Huang Zhongying, our director, chairman and chief executive officer.

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Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Commitments to report accounting for contingencies”, we will record accruals for such contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Capital Expenditures

We made capital expenditures of $427,716 and $nil for the years ended December 31, 2025 and 2024, respectively. For the year ended December 31, 2025, our capital expenditure was mainly used for research and development of our AI coding platform. We will continue to make capital expenditures to meet the expected growth of our business.

Internal Control over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures, and we were never required to evaluate our internal controls within a specified period. As a result, we may experience difficulty in meeting these reporting requirements in a timely manner. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in the course of auditing our consolidated financial statements as of and for the years ended December 31, 2025 and 2024, we and our independent registered public accounting firm identified two material weaknesses and two significant deficiencies in our internal control over financial reporting as of December 31, 2024. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis; and a “significant deficiency” is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting.

The two material weaknesses identified relate to the following: during its audit, our independent registered public accounting firm noted that our internal control over financial reporting was not effective due to (i) lack of accounting personnel with sufficient knowledge of U.S. GAAP and SEC reporting requirements and (ii) our lack of an audit committee and internal audit function to establish formal risk assessment process and internal control framework.

We have taken initiatives to improve our internal control over financial reporting to address the material weaknesses that have been identified, including the following:

To address the first material weakness identified, we appointed a new Chief Financial Officer, Mr. Jasper Tay Sekwang, in March 2026. Mr. Tay brings over 20 years of experience in finance, accounting, and internal audit across multiple jurisdictions, including extensive experience in U.S. GAAP reporting, internal controls, and regulatory compliance. In his role, Mr. Tay is responsible for strengthening our financial reporting function, enhancing internal controls, and implementing policies and procedures to ensure compliance with U.S. GAAP and SEC reporting requirements. Since his appointment, we have begun enhancing our accounting team capabilities through structured training programs, implementation of standardized accounting policies, and engagement of external advisors where necessary to support complex technical accounting matters.

To address the second material weakness identified, we intend to establish a formal audit committee, which will be comprised of independent directors, upon the effectiveness of this registration statement. The audit committee will provide oversight of our financial reporting, internal controls, and risk management processes. In addition, we intend to implement an internal audit function, whether through internal resources or outsourced service providers, to establish a structured internal control framework, conduct periodic reviews, and enhance our risk assessment and monitoring processes. These measures are intended to strengthen our governance structure and improve the overall effectiveness of our internal control environment.

However, we cannot assure you that we will complete the implementation of these measures in a timely manner. See “Risk Factors—Risks Related to Our Business and Industry— We have identified two material weaknesses in our internal controls over financial control as of December 31, 2025. If we fail to maintain an effective system of internal controls, our ability to accurately and timely report, our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our ordinary shares may be adversely affected.”

As a company with less than $1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Holding Company Structure

Skubbs Holdings Limited is a holding company with no material operations of its own. We conduct our operations primarily through our operating subsidiary in Singapore. As a result, Skubbs Holdings Limited’s ability to pay dividends depends upon dividends paid by our operating subsidiary in Singapore. If our existing operating subsidiary in Singapore or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

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Contractual Obligations

Future Financing

We may sell our ordinary shares in order to fund our business growth. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve sales of the equity securities or arrange for debt or other financing to fund our growth in case it is necessary, or if we are able to do so, there is no guarantee that our existing shareholders will not be substantially diluted.

Practical Expedient and Exemptions

We do not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

Leases

Effective from January 1, 2020, we adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the Financial Accounting Standards Board, or the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the consolidated balance sheet a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under U.S. GAAP issued by the FASB including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognizes interest expense on the lease liability, separately from the depreciation of the right-of-use, or ROU, asset in the consolidated statements of operations, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

As such, leases with a lease term of 12 months or less at inception are not recorded on our balance sheet and are expensed on a straight-line basis over the lease term in our statement of operations.

Quantitative and Qualitative Disclosure about Market Risk

Concentration of credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately $58,325) if the bank with which an individual/a company hold its eligible deposit fails.

As of December 31, 2025, our cash and bank balance of $374,804 was maintained at financial institutions in Singapore and Malaysia, of which none was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for credit losses is based on the estimated realizable value. The Company identifies credit risk on a customer-by-customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

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Revenue Concentration Risk

The Company recognizes the risks associated with significant customer concentration and actively monitors customer relationships. Strategies to mitigate these risks include diversification of the customer base, expansion into new markets, and ongoing efforts to maintain strong contractual commitments with key customers.

Account receivable concentration

	Year ended December 31,
	2025	2024
	Concentration Percentage (%)	Concentration Percentage (%)
Customer A	42%	-%
Customer B	36%	-%
Customer C	7%	19%
Customer G	-	65%

As of December 31, 2025, there were two customers, representing more than 10% of the total account receivable, which was Customer A, and Customer B with the representation as much as 42% and 36%. of total account receivable concentration respectively which represent as much as 78% of total account receivable consolidated amounts.

As of December 31, 2024, there were two customers, representing more than 10% of the total account receivable which was Customer C, and Customer G with the representation as much as 19%, 65% of total account receivable concentration respectively which represent as much as 84% of total account receivable consolidated amounts.

Client revenue concentration

	Year ended December 31,
	2025	2024
	Concentration Percentage (%)	Concentration Percentage (%)
Customer A	18%	-%
Customer B	16%	-%
Customer C	10%	46%
Customer D	14%	-%
Customer E	-%	21%
Customer F	18%	-%

As of December 31, 2025, there were five customers, representing more than 10% of the total sales which was Customer A, Customer B, Customer C, Customer D, and Customer F with the representation as much as 18%, 16%, 10%, 14%, and 18% respectively of total sales and in total, they represent 76% of total consolidated amount.

As of December 31, 2024, there were two customers, representing more than 10% of the total sales, which was Customer C and Customer E with the representation as much as 46% and 21% respectively of total sales and in total, they represent 67% of total consolidated amounts.

Exchange rate risk

Our reporting currency is $. To date the majority of the revenues and costs are denominated in MYR and SGD and a significant portion of the assets and liabilities are denominated in MYR and SGD. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between $ and MYR and SGD. If MYR and SGD depreciates against $, the value of MYR and SGD revenues and assets as expressed in $ financial statements will decline. We do not hold any derivative or other financial instruments that expose the Company to substantial market risk.

Liquidity risk

Liquidity risk is the risk that we will not be able to meet our financial obligations as they become due. Our policy is to ensure that we have sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

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In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Cash flow from operations, amounts due to directors, and proceeds from bank loans have been utilized to finance the working capital requirements of the Company. As of December 31, 2025, the Company had cash of $374,804 and the working capital of the Company is $537,932. As of December 31, 2024, the Company had cash of $353,458 and the working capital of the Company is $128,425. The Company believes its revenues and operations will continue to grow and the current working capital is sufficient to support its operations and debt obligations as they become due one year from the report date.

Recent Accounting Pronouncements

In February 2020, the Financial Accounting Standard Board (“FASB”) issued ASU 2020-02, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. These amendments address stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which updated the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standards. The new effective date for these preparers is for fiscal years beginning after December 15, 2023. The changes (as amended) are effective for the Company for annual and interim years in fiscal years beginning after December 15, 2022, and the Company is compliant on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-10, Codification Improvements. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2021-10 is effective for annual years beginning after December 15, 2021 for public business entities. Early application is permitted. In August 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-06, “ASU 2023-06—Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative” which aims to improve disclosure requirements and align them with the SEC’s Disclosure Update and Simplification (DUS) Initiative. The amendments in this ASU are intended to enhance transparency by eliminating redundant, outdated, or duplicative disclosures, while simplifying the presentation of relevant information. Under revenue recognition, entities must include enhanced disclosures for revenue concentration risks, such as significant reliance on a single customer, product, or geographic region, if such risks are material to financial performance or position. Segment reporting is in which the ASU emphasizes improved clarity in the disaggregation of revenue and allocation of expenses for key operating segments. The amendments are effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. Early adoption is permitted. The Company has established a task force to assess compliance with the updated disclosure requirements and ensure readiness ahead of the effective date. The Company has adopted ASU 2023-06 effective January 1, 2025, and include any required updates in the financial statements for that reporting period. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies.”

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HISTORY AND CORPORATE STRUCTURE

Our Group’s history can be traced back to October 2013 when Mr. Huang Zhongying, our director, chairman and CEO, established Skubbs Private Limited, our operating subsidiary in Singapore. Since the establishment of our Singapore subsidiary, we have been providing customized digital solutions and application development services in Singapore. In 2022, we launched Dee-Market, an online marketplace initiative offering advertising services to promote transactions of goods and services. This initiative was not pursued further following its initial launch, and the related software asset has since been fully amortized as of December 31, 2025.

Corporate Structure

Our Company was incorporated in the Cayman Islands on October 21, 2022 under the Companies Act as an exempted company with limited liability. Our authorized share capital is $500,000 divided into 500,000,000 shares, par value $0.001 each. Prior to a group reorganization, our Group comprised Skubbs Private Limited, our operating subsidiary in Singapore and Skubbs Sdn. Bhd., our operating subsidiary in Malaysia. Upon completion of our reorganization as described below, Red Dot Enterprises Limited, Skubbs Private Limited and Skubbs Sdn. Bhd. became our direct and indirect wholly-owned subsidiaries, respectively.

Red Dot Enterprises Limited was incorporated in the BVI on May 5, 2022, 997 shares of which were issued to Mr. Huang Zhongying at incorporation. On July 28, 2022, Mr. Huang and Purple Wealth Limited, a company incorporated in the BVI that owns 4.9% of our outstanding ordinary shares prior to this offering, entered into a sale and purchase agreement pursuant to which Purple Wealth Limited acquired 49 shares in Red Dot Enterprises Limited from Mr. Huang for $800,000 and Mr. Huang agree to transfer his entire issued share capital of Skubbs Private Limited to Red Dot Enterprises Limited. On September 10, 2023, Mr. Huang transferred his entire issued share capital in Skubbs Private Limited to Red Dot Enterprises Limited in consideration of Red Dot Enterprises Limited allotting 3 shares to Mr. Huang, credited as fully paid.

On February 29, 2024, pursuant to our reorganization, Mr. Huang and Purple Wealth Limited transferred their respective entire shareholding in Red Dot Enterprises Limited to our Company in consideration of our Company allotting and issuing 10,936,500 and 563,500 Shares to Market Lead Ventures Limited, a company wholly-owned by Mr. Huang, and Purple Wealth Limited, respectively, credited as fully-paid, representing 95.1% and 4.9%, respectively, of the enlarged entire issued share capital of our Company immediately before the offering. On February 29, 2024, Market Lead Ventures Limited transferred 563,500 Shares to On Leap Limited, a company wholly-owned by Mr. Huang.

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Organization Chart

The chart below sets out our corporate structure as at the date of this prospectus.

Immediately before the offering

Upon the offering

Note:

(1) Market Lead Ventures Limited is a company wholly-owned by Mr Huang Zhongying, our director, chairman and CEO.

(2) On Leap Limited is a company wholly-owned by Mr Huang Zhongying, our director, chairman and CEO

(3) Purple Wealth Limited is a company wholly-owned by Chang Kin Man, an independent third party.

Entities

A description of our principal operating subsidiaries is set out below.

Skubbs Private Limited

Skubbs Private Limited was incorporated in Singapore on October 12, 2013 as a private company with limited liability. Skubbs Private Limited commenced business in 2013 and is principally engaged in the digital solutions and application development services in Singapore. As part of a group reorganization on February 29, 2024, Skubbs Private Limited became an indirect wholly-owned subsidiary of our Company.

Skubbs Sdn. Bhd.

Skubbs Sdn. Bhd. was incorporated in Malaysia on July 3, 2017 as a private company limited and is wholly-owned by Skubbs Private Limited. It is principally engaged in the business of computer programming and related services.

Key Milestones

The key milestones in the development of our Group are highlighted chronologically below:

Year	Milestones
2016	Appointed as a pre-approved solutions provider by government statutory board in Singapore

2017	Expanded our business operations to Malaysia

2020	Forayed into telemedicine – implemented telemedicine for several prominent healthcare groups in Singapore to enable remote general practitioners consultations

2021	Forayed into virtual digital clubhouse – appointed to transform the two recreational clubs in Singapore into 24/7 virtual digital clubhouses

2022	Awarded as MarTech Agency of the Year by MARKETING-INTERACTIVE, a publication of Lighthouse Independent Media.

Launched Dee-Market

2024	Forayed into AI - implemented an Artificial Intelligence (“AI”) customer loyalty bot

2026	Launch of SkubbsMate, an AI coding platform

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INDUSTRY OVERVIEW

All the information and data presented in this section have been derived from Frost & Sullivan Limited’s industry report commissioned by us entitled “The Singapore IT Solutions Market Independent Market Research Report” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan Limited has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of IT Solutions Market in Singapore

Definition and Classification

IT solutions involve the design, supply, integration, operation and maintenance of IT systems. IT solutions could be primarily categorized into (i) online branding, design and consulting services; (ii) application development and maintenance services; (iii) digital marketing solution; and (iv) others.

●	Online branding, design and consulting services: online branding, design and consulting services encompasses the provision of design, analysis, strategic planning, implementation and marketing services for companies to build, develop and optimize a brand proposition, reputation and positioning in order to promote and sell their services or products.

●	Application development and maintenance services: we develop web and mobile applications. Web application is an interactive program that runs on a web server. While a mobile application is a software program that is designed to run on specific hardware, such as tablets and smartphones. Web and mobile application development is the process of creating, revamping and developing user experience and user interface design on designated platform, which serve as convenient ways to for merchants and users to conduct transactions and access information.

●	Digital marketing solution: online marketing media, including websites, apps, mobile sites, search engines and social media platform, serves as a marketing tool to target and interact with specific audience group directly. The types of online marketing could be divided into (i) display advertising, (ii) social advertising, (iii) search engine marketing, (iv) social media management, (v) online monitoring, (vi) corporate website and mobile site development, (vii) email and instant messaging marketing, and (viii) video marketing.

Value Chain

The upstream in the value chain of the IT solutions industry refers to merchants who would like to incorporate online elements in order to advocate the brand and promote their products or services through online platforms. As digitalization becomes the major trend in the retail and service industry in Singapore, merchants have increasingly realized the potential of such IT solution services, hence they are more willing to spend their marketing budget on revamping their platforms of online presence in recent years. To better allocate resources, merchants usually engage third party IT solutions providers to leverage their local knowledge and expertise to develop and expand the online strategy.

The midstream in the value chain of IT solution consists of IT solution service providers offering online branding, design and consulting services, application development and maintenance services and digital marketing services.

The downstream in the value chain of the IT solution industry is the potential and existing consumers that actively browse webpages and influenced by merchants through various online touchpoints.

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Source: The Frost & Sullivan Report

Market Size

The market size of IT solution industry by sales value in Singapore, including the provision of online branding, design and consulting services, web and mobile application development and digital marketing solution has increased from US$1,856.0 million to US$2,600.0 million from 2021 to 2025, representing a CAGR of approximately 8.8%. The burgeoning demand for IT solution industry is largely attributable to the increasing internet and smartphone penetration rate throughout the nation, digitalization advocated by the government which is valued by the general public and advancement of information system technology. The outbreak of the COVID-19 has switched significantly on customer behavior, inducing a greater importance of online presence of merchants and retailers. In turn, brand consulting and digital services are gaining substantial popularity and more opportunities are opened up for third party service providers.

Looking forward, the IT solution industry by sales value in Singapore is expected to continuously increase at a CAGR of 7.2% in during 2026 to 2030 to reach US$3,671.1 billion in 2030.

Source: The Frost & Sullivan Report

Market Drivers

Growing popularity of IT solution outsourcing: In order to enhance operational efficiency and to dedicate more time to the core business activities, corporates tend to delegate services including brand design, webpage and mobile development and digital market development to third party solution providers. Third party service providers leverage internal design and implementation capability on website coding, functionalities, and widgets. We have a proven track record in and dedication to customization in accordance with client’s requirements. Our developers do this by providing tailor made services and work and monitor closely throughout the entire process from development, maintenance support and upgrades. These dedicated developers ensure quick and quality project delivery, leverage latest information system technology to reducing development cost and ensure a seamless user experience. As a result, the outsourcing of IT solutions services is becoming the mainstream in the industry, which supports the growth of the industry.

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Digital Transformation: Singapore has been undergoing significant digital transformation during the past few years. In particular, the internet penetration rate in Singapore has risen from 82.6% in 2016 to 89.7% in 2021. The prevalence of smartphones has also boosted the development of the industry, internet users aged 16 to 64 years in Singapore spent an average of 3 hours and 38 minutes using mobile internet. Going mobile and internet penetration enables opportunities for merchants to promote and sell their services and products in online platform and attain proposition such as online-to-offline sales model. As Singapore’s internet and smartphone users will be easily exposed to online marketing materials, it is expected to serve as pivotal impetus to the demand from merchants for services including online branding, design and consulting services, application development and maintenance services, and digital marketing solution.

Rapid development of digital marketing services: Digital marketing service providers provide in-depth insights on formulating digital strategies and execution plans, while advanced technologies, such as big data and artificial intelligence, have become integral value-added tools for their daily operations in attaining efficiency and accuracy in terms of service provision. Leading digital marketing service providers are able to leverage web and app analytic tools machine learning to track customers’ information, such as their demographics, locations, purchasing patterns, and preferences, analyze the information collected, and recommend related advertising content to the end customers of merchants. With the aid of cloud-based and automated user analytics, digital advertising companies can differentiate their core audience and evaluate the effectiveness of marketing campaigns, so as to precisely shape their digital advertising strategies and deliver optimized results.

COVID-19 inducing the rise of e-commerce: Owing to the outbreak of the COVID-19, vast number of merchants and service providers have shifted their brick-and-mortar business model to online platform in reaching a diverse range of customers. These retailers are aiming to adopt omni-channel business models to encourage sales by creating a seamless and simple buying experience for consumers regardless of the purchasing channel of online or offline, as it allows ease of research, sowing product price and comparisons, as well as the ability to find offers on daily basis. In this connection, brand consulting and design services are gaining expedited popularity when traditional retailers are seeking to switch their center of business operation on the internet. As the outbreak of COVID-19 has prolonged for a period of time, the changed consumer behavior contributes to growing online presence of retailers and subsequently the demand for IT solutions in Singapore.

Market Trends

Changing preferences of downstream consumers: The general public preferences on the formats of advertisements, internet and other medium have changed constantly due to the evolving digitalization in Singapore. For instance, user experience and user interface design in recent years has been developing towards ideas such as micro-interactions, 3D graphics and even the incorporation of augmented reality content into the webpage or mobile application. In terms of digital marketing campaign, downstream customers and midstream marketers have shown preferences towards online channels, especially in the formats of short video, live streaming and KOC marketing. Market participants in the IT solution industry having grasp on the changing preferences of clients are mainlining solid media resources, development capability and as well as acquire or form strategic alliances with key stakeholders such as technical agencies or other industry conglomerates, in order to grow to bigger ecosystem players and provide comprehensive services to clients.

Merchants dedicating growing budget on digital marketing: Digital marketing is driven by the general increase in corporates and brand owners’ online marketing budgets. The digital marketing customers are increasingly seeking integrated marketing solutions with measurable results in order to maximize their return on investment, or ROI. To meet customers’ needs, digital marketing services providers continue to evaluate the effectiveness of the layout and improves user experience on digital content and technologies such as mobile apps, websites and other user interfaces of our clients’ products to optimize customers’ ROI, such as increase in purchase conversion.

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Rise of content marketing: Content marketing refers to a strategic marketing approach focused on creating and distributing valuable, relevant, and consistent content to attract and retain a clearly defined audience and ultimately, to drive profitable customer action. In recent years, relevant content marketing has become more prevalent for online marketing as attention span shortens with internet users spending on average less than three seconds with any piece of mobile content. The effectiveness of content marketing will be further enhanced with search engine marketing and search engine optimization, which are generally the most effective in generating leads and traffic for advertisers and merchants. In turn, the growing popularity of content marketing is expected to drive the demand for respective solutions provided by IT solutions providers.

Government effort in promoting digital economy and society: Singapore government has promulgated the “Smart Nation initiative” to accelerate the process of integrating technology into the economy and aim to make Singapore a fully technology-driven country. For instance, most transactions and interactions between citizens and the Government today can be done online, and integrated apps that reduce the time taken to fulfil inter-agency requests have been growing in number. With effort such as the implementation of fifth-generation mobile network (5G) starting from 2020, entailing greater speed and higher reliability of data transmission, lower latency and greater number of connected devices, information transmission and transparency has been continuously elevated. In this connection, the demand to delegate third party IT solutions providers would be continuously propelled.

Competition Overview

The industry is highly competitive and there were more than 1,100 market participants engaged in the provision of information services in Singapore in 2025, according to the Singapore Department of Statistics.

The development of IT solutions in Singapore is underpinned by innovative startups that may have the potential of transforming traditional products and business processes as well as the emergence of new market players in various industries, including telecommunication firms and Internet portals. At the same time, existing institutions in traditional industries are proactively pursuing the application of information and technology to enhance efficiency of their service delivery and bring benefits to consumers and enterprises. The leading IT solutions providers generally enter strategic partnerships with the hardware manufacturers and software developers, thus enjoying flexibility in product selections and technical support.

Entry Barriers

R&D capabilities: R&D capabilities are the technical abilities to discover, develop, or scale marketable solutions. Strong R&D capabilities allow existing market participants to have an improved type of business process, lower marginal costs or increase marginal productivity. In view of the evolving market landscape, regular upgrade and innovation of products is another competition focus. Fast–changing technical requirements further heighten the needs for R&D capabilities. Therefore, a lack of strong R&D capabilities will prevent new market entrants from entering this industry.

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Strategic Partnership: IT solutions providers are required to source various types of products from hardware manufacturers and software developers. The leading IT solutions providers generally enter strategic partnerships with the hardware manufacturers and software developers, thus enjoying flexibility in product selections, timely technical support and favorable credit terms. Strategic partnership with hardware manufacturers and software developers is the indistinguishable asset in the IT solutions industry in Singapore.

Brand awareness: Brand awareness among customers is another entry barrier in the IT solutions industry. The leading market participants have established reputation by timely delivery and quality of services. These well-known brands have become first choices for the clients, especially large corporations, when it comes to procurement of hardware equipment and software services. New market entrants who have limited market penetration and brand recognition might find it difficult to acquire clients.

Factors of Competition

Flexible business model: In general, the competition in the IT solutions industry is highly vigorous, primarily due to the ever-changing market environment, on-going technological innovation and various customers’ requirements. The IT solutions providers, therefore, have to keep abreast of the market pace and constantly formulate the strategies in business development and operational mode to sustain the market leadership.

System compatibility and customization: In addition, the capabilities of IT solutions to realize compatibility and support customization is another competition focus. Customers usually request their systems to be compatible with other systems, and integrated platforms are in high demand. Together with consulting, technical and support, and managed services, efficiency of the IT infrastructure would be optimized.

Market know-how: Technical knowledge is taking more and more important role in the IT solutions industry, from design, building and integration to technical support. Technical knowledge, therefore, is highly preferred by the customers who optimize the IT resources to capitalize the chances arising from technological innovation.

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BUSINESS

Overview

We are a digital solutions service provider based in Singapore, and operate one business segment with two services lines including application development services and maintenance and support services. We focus our solutions on industries with recurring technology needs, in particular membership and club-management organizations and healthcare providers.

Our web and mobile application development involves creating, revamping and developing user experience and user interface design on designated platforms for merchants and users to conduct transactions and access information. We provide maintenance and support services relating to technical maintenance support contracts after the deployment of our application development services.

In the first half of fiscal year 2026, we have soft launched our AI coding platform, SkubbsMate. It is s the Company’s proprietary AI-powered software development platform designed to support the end-to-end application development lifecycle. The platform utilizes artificial intelligence technologies to assist developers in translating business requirements into technical specifications, generating software code, automating testing procedures, managing development workflows and facilitating deployment activities.

We are led by a focused management team which is highly experienced in the digital solutions and application development business and has a keen understanding of market dynamics. Between the years ended December 31, 2024 and 2025, our total revenue increased by 336.3% from $717,231 to $3,128,994. As we navigate post-COVID-19 market conditions, we have maintained revenue growth while making strategic investments in growth initiatives. Our gross profit increased by 442.1% from $451,736 for the year ended December 31, 2024 to $2,448,800 for the year ended December 31, 2025, and our total comprehensive income increased by 1,625.5% from total comprehensive loss of $71,439 for the year ended December 31, 2024 to total comprehensive income of $1,089,801 for the year ended December 31, 2025, primarily due to an increase in high-value application development contract in the year ended December 31, 2025.

Our Competitive Strengths

We believe that the following competitive strengths have contributed to our success and will continue to differentiate us from our competitors:

We have an established track record serving notable customers across multiple industries and business sectors.

Since the commencement of our business in 2013, we have developed over 800 mobile and web applications for many customers such as Kee Song Group, Integrated Health Plans (IHP), PayBolt.com, and other notable companies who are leading names in their respective industries and sectors. The customers under our portfolio spread across various industries and sectors including healthcare, government agencies, technology, financial services, retail, food manufacturing, facilities management and lifestyle. In particular, we have served membership and club-management organizations, including Singapore Armed Forces Reservist Association (SAFRA), HomeTeamNS and the Automobile Association of Singapore, and private healthcare providers, including Integrated Health Plans Pte Ltd (IHP) and Medihub Pte Ltd.

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Our ability in securing and completing application development projects for many notable customers demonstrates our capabilities in providing digital solutions and application development services that are innovative and customized according to each customer’s requirements. Our solutions and applications support the transformation from traditional methods of carrying out specific tasks or functions of businesses and companies such as sales and marketing, customer service, human resource, rewards management to enabling the digitalization of such processes which improves the overall efficiency of business operations. We are also highly innovative and work with our customers to convert their high-level business concepts to actual digital services. For example, we developed the telemedicine digital service for a prominent healthcare groups in Singapore (one of which is a regional healthcare group that has more than 550 owned facilities) in 2018 (prior to the COVID-19 pandemic), an on-demand auto rescue marketplace service for a leading motoring association of Singapore in 2020, a specific Bluetooth asset-tracking gateway for a Singapore government agency in 2021 and a cryptocurrency payment gateway with PayBolt.com in 2022. Our continued success is attributed to our experience and efforts that we put in to understand our customers’ business operations, requirements and expectations, before we customize digital solutions to meet their business and operational needs. Many of our notable customers have become repeat customers by engaging us for the development of new applications, modification and/or enhancement of existing applications. This is a testament of our ability in consistently delivering high quality services to meet our customers’ expectations.

With an established portfolio of customers, we have built a proven reputation in the application development industry. This provides us with the credentials to attract and secure more projects and business opportunities, which will contribute positively to our business expansion and financial performance moving forward.

Our technical expertise and knowledge in emerging technologies enable us to develop digital solutions that align with current market demand.

Having been in the industry for over nine years, we have accumulated relevant experience and knowledge in application development to digitalize our customers’ business operations. The development process of various digital solutions for our customers based on emerging technologies is led by Mr. Huang Zhongying, our director, chairman and CEO, and Jeffrey Neo, our chief technology officer, and supported by our software development team. As at the date of this prospectus, we have an inhouse software development team comprising 10 developers in Singapore and 5 developers in Malaysia. Though most of our projects are executed by our in house developers, we do tap on an established network of third-party developers from time to time should where niche technical knowledge or expertise is required in developing customized applications in accordance with the different needs of our customers.

One of our core values is to continuously endeavor for improvement and strive to ensure our position at the forefront of the digital solutions industry. We constantly monitor market developments and observe the changes in industry trends and market demand for digital solutions so that the mobile and web applications we develop for our customers are aligned with current market needs. For example, we foresaw the potential demand for marketplaces for online transactions and began research and development activities in 2021, and launched Dee-Market, an online classifieds platform, in September 2022.

In 2022, we were awarded the MarTech Agency of the Year 2022 hosted by Marketing-Interactive for the services we provided to PayBolt.com. We continuously invest in our employees and staying abreast with the latest technologies, industry trends and market demands. We believe that our technical expertise as well as our ability to integrate the latest technologies into our digital solutions and application development in response to current market needs will continue to drive our growth and expansion. All of these serve as a foundation for us to further grow and expand our digital solutions business going forward.

We have an experienced management team.

We have a team of experienced key senior management that are equipped with in-depth knowledge in their respective fields which contributes to our continued success. Our key senior management personnel have in-depth knowledge and capabilities based on years of experience in their respective fields. Further, each of our key senior management takes an active, hands-on role in spearheading their respective divisions to support our growth. As a result, there is a transference of skills and knowledge to employees at all levels in our organizational structure. This is in line with our management succession practice in place to identify key competencies and requirements of managers and higher ranking personnel, to take positive talent management approach, to ensure we have talent readily available to undertake leadership positions from a capability perspective, and to frequently train our middle management to ensure they are well equipped with all the necessary knowledge to succeed at senior management positions in the future. Our key senior management’s hands-on involvement in our operations demonstrates their strong commitment to our growth as we continue to expand.

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We engage actively in creative thinking for our clients.

Our clients rely on us in their digital transformation journey and we are often engaged to provide customized and differentiated solutions as we possess the ability to handle complex digital transactions. Our team consists of expertise across the full stack of development in a one-stop-shop setup, which allows us to offer a comprehensive suite of services to our clients. Our team of experts are also passionate about exploring new ideas and experimenting with different approaches. They are encouraged to think outside the box when proposing solutions for our clients to maintain competitive differentiation. We hold regular brainstorming sessions where team members can share their ideas and build on each other’s suggestions. In addition, we ensure that our team stays up-to-date with the latest trends and technologies in the industry, as this will help us identify emerging opportunities and incorporate them into our solutions.

Our goal is to create solutions that are both innovative, effective and practical for our clients. We understand that every client has unique needs and challenges, and we strive to develop tailored solutions that address these specific requirements. By having a diverse team and actively engaging in creative thinking, we can provide digital solutions for our clients that stand out from their competitors and achieve their business objectives.

We prioritize continuous learning and development.

We understand that the technology landscape is constantly evolving, and in order to remain competitive, we must prioritize continuous learning and development. To achieve this, our learning and development team organizes different training programs for our team members that includes both technical and soft skills training.

We encourage our team members to stay up to date with the latest trends and technologies in the industry by attending external conferences, workshops, and seminars. We also provide our team members access to online courses and resources that allow them to continuously learn and develop their skills. In addition to this, we regularly conduct internal training sessions where team members can share their knowledge and expertise with each other. This helps to foster a culture of collaboration and learning, where team members can learn from one another and build on each other’s ideas.

Our focus on continuous learning and development ensures that our team members can offer our clients the innovative and differentiated solutions for their business. The learning and development initiative of the Company will also equip our team members with the skillset to solve any operational issues that our clients are facing in a timely manner.

Our Business Strategies

We plan to continue expanding our mobile and web application development business.

We plan to continue expanding our mobile and web application development business while enhancing our focus on artificial intelligence-driven solutions, particularly in customer-engagement and loyalty applications. For the year ended December 31, 2025, revenue contributions from our application development business and maintenance and support business were $2,963,195 (94.7%) and $165,799 (5.3%) of our total revenue, respectively. For the year ended December 31, 2024, our total revenue was $717,231, which was derived from application development business ($294,518, 41.1% of total revenue), and maintenance and support business ($422,713, 58.9% of total revenue).

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According to the Frost & Sullivan Report, the market size of the IT solutions industry by sales value in Singapore, encompassing web and mobile application development and digital marketing solutions, increased from $1,122.3 million to $2,102.7 million between 2016 and 2023, representing a CAGR of approximately 11.8%. This growth is driven by rising internet and smartphone penetration, government-led digital transformation initiatives, and advancements in information systems technology. The pandemic has permanently altered customer behavior, intensifying the need for businesses to maintain a robust online presence. Consequently, brand consulting and digital services have seen increased demand, creating more opportunities for service providers like us. Looking ahead, the IT solution industry by sales value in Singapore is projected to grow at a CAGR of 7.9% between 2024 and 2028, reaching $3,205.6 million by 2028.

We intend to expand into new customer segments to broaden our market presence.

For the year ended December 31, 2024, we secured and completed IT solutions projects for a total of 21 customers from Singapore, 1 customer from Malaysia. For the year ended December 31, 2025, we secured and completed IT solutions projects for a total of 22 customers from Singapore, 2 customers from Malaysia, 2 customers from Hong Kong and 1 customer from Vietnam.

From an industry perspective, our customers in the membership sector contributed to approximately SGD165,799 (or 5.3%) of our revenue for the year ended December 31, 2025, and approximately SGD422,713 (or 58.9%) of our total revenue for the year ended December 31, 2024.

In line with our expansion plans, we intend to enlarge our footprint in application development by expanding into new customer sectors, including artificial intelligence and automation.

To facilitate our expansion into the new customer segments, we intend to establish a business development and customer relations team in Singapore. The business development and customer relations team will be tasked to carry out business development and sales activities, as well as manage relationships with customers from new segments. Any software development projects secured through the business development and customer relations team will be managed and developed by our existing software development team.

By having a dedicated business development and customer relations team, we will be able to focus on growing our business in the new customer segments as well as enhance the quality of our customer relationship management and communication efficiency with existing customers, which is expected to increase our overall profile, providing us with more opportunities to cross sell our offerings in the future.

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We intend to establish a training and development center to generate additional revenue and recruit new industry talent.

We intend to expand into IT training, to develop skillsets for our existing customers and to also provide such training to third party users that are unfamiliar with IT systems, with the aim of making them more confident in navigating the digital economy. To this end, we intend to establish a training and development program to generate additional revenue as well as to recruit new industry talent for our Group.

Given our technical expertise in the IT solutions industry, we plan to establish a training and development program as a new business which will be open for enrolment by our existing customers as well as to the public. Additionally, we intend to develop our own training syllabuses. As a start, we intend to offer training courses on subjects comprising mobile programming, web programming and artificial intelligence whereby these syllabuses currently have commercial and practical relevance in the IT solution industry. This will enable our customers to learn how to operate the applications we developed, as well as to showcase our offerings and create brand awareness in the market.

We are of the view that these courses will remain relevant when we execute this business strategy as the application of the knowledge or skill required in the industry is expected to increase over time. Our syllabuses will be designed to accommodate the existing skills and knowledge of participants from relevant academic backgrounds (e.g. software engineering) and existing industry talents, as they are our target market. Further, we are constantly monitoring the latest technology developments in Singapore. In the event that an emerging technology is found to have potential for industry adoption, we will consider adopting such emerging technologies as part of the training syllabus.

In addition to generating additional revenue through the provision of training courses, such courses will also enable us to identify potential talent for our Group. Through the training courses, we will be able to monitor the progress and development of the participants in terms of their technical skill sets, which will help us to identify suitable candidates from amongst the participants to join us.

We are proactively investing in the research and development of AI-powered applications by combining our artificial intelligence initiatives with our expertise in mobile application development.

We continuously invest in research and development initiatives to strengthen our technological capabilities and broaden the scope of our service offerings. As part of these efforts, we have developed an AI-driven coding platform in fiscal year 2025 designed to improve software development efficiency, enhance automation capabilities, and support the scalable delivery of digital solutions. In the first half of fiscal year 2026, we conducted a targeted soft launch of this platform within selected use cases and internal operations. We are currently further refining and enhancing the platform and intend to fully commercialize it in the second half of fiscal year 2026. We anticipate that, once fully deployed, this platform will enable faster application development and deployment, streamline internal development workflows, and reduce overall development cycle times. We believe that sustained investment in AI-related technologies and innovation will be important to maintaining our competitive position and supporting long-term growth as we respond to evolving market trends, technological advancements, and changing customer needs.

Our Business

We are a digital solutions specialist and operate one business segment with two service lines, application development services and maintenance and support services. Our IT solutions focus on digitalizing our customers’ business operations through our mobile and web application development services and maintenance and support services. The Company launched its proprietary AI coding platform during the first half of fiscal year 2026 and expects to fully commercialize the platform during the second half of fiscal year 2026 through customer onboarding, revenue generation and broader market deployment.

We focus our solutions on industries with recurring technology needs, in particular membership and club-management organizations and healthcare providers, and we deliver our services using our proprietary artificial intelligence-assisted development platform, SkubbsMate.

IT Solutions

According to the Frost & Sullivan Report, the upstream segment in the value chain of the IT solutions industry refers to merchants who would like to incorporate online elements in order to advocate their brand and promote their products or services through online platforms. The midstream segment of the value chain of IT solutions consists of IT solution service providers offering application development and maintenance services and digital marketing services, while the downstream segment of the value chain of the IT solution industry is the existing and potential consumers that actively browse web pages and is influenced by merchants through various online touchpoints.

As digitalization becomes the major trend in the retail and service industry in Singapore, merchants increasingly realize the potential of such IT solutions services, and are more willing to spend their marketing budget on revamping their platforms of online presence in recent years. To better allocate resources, merchants usually engage third party IT solutions providers to leverage their local knowledge and expertise to develop and expand the online strategy.

We work at the midstream of the IT solutions industry and provide merchants with our IT solutions with a focus on the design, supply, integration, and operation, and maintenance of IT systems, which consist of (i) application development services and (ii) maintenance and support services.

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Application development services

We provide web and mobile application development service for our customers to create, revamp and develop user experience and user interface design on designated platforms to facilitate information access and transactions between our customers and their customers.

We develop mobile applications for businesses and companies from various industries and sectors such as healthcare, government agencies, technology, financial services, retail, food manufacturing, facilities management and lifestyle. We develop both the commercial applications for our customers’ customers, suppliers and/or business associates, and the consumer mobile applications for the public users to download from major online application stores. To provide a complete digital solution to our customers, we also develop web applications to complement the mobile applications developed for them. We also provide web application development services on a standalone basis.

We also develop artificial intelligence-enabled features and applications, including our proprietary customer-engagement and loyalty tools (Zatty and SkubbsEngage) and document-processing capabilities (SkubbsVision). Zatty, SkubbsEngage and SkubbsVision are commercially available products that we market and provide to customers as part of our digital solutions offerings. These features and applications are developed in-house leveraging our proprietary SkubbsMate platform.

To customize a mobile or web application for our customers, we study our customers’ needs, including their goals and objectives, functions, and target users of the application, and decide the suitable technologies and type of development toolkit used for such application. We also incorporate emerging technologies such as Internet of Things in the application development when required.

Application development

Every mobile or web application developed by us generally comprises of a back-end system, front-end user interface and Application Programming Interface (API). (i) We develop the programmed coding for the back-end system to store and process data input from the front-end user interface. While developing the back-end system, we utilize readily built components for developing standard functions to increase our efficiency, meanwhile we also customize and modify functions to cater to our customers’ needs by developing new modules based on newly programmed coding / programming / software coding using our development toolkits. Our ability to use the readily built components and to customize coding allows us to accelerate our application development process and to accept more customized projects concurrently. (ii) We also develop and optimize front-end user interfaces of the applications to cater to our customers’ needs by analyzing their corporate identity, the intended target users, the function and features of the applications, and any integration with third party applications/software such as third party social media platforms and payment gateways. (iii) To ensure seamless connection between the back-end system and front-end user interface of each mobile and web application, we design and customize the API to ensure the applications developed are able to perform their intended functions smoothly and achieve user satisfaction. We also develop API for the integration between our back-end systems and third party applications or software, if required.

Our application development project may cover multiple phases from project planning and application development to application deployment, depending on the customer’s requirements, budget, and project roadmap. Typically, the duration of our application development projects ranges from three to six months for a single phase, depending on the complexity of the project. Each phase of an application development project typically covers certain areas of focus specified by our customers. For example, a customer may engage us for an application development project which comprises two phases, whereby the first phase covers the development of a mobile application that lists all products offered by our customers, and the second phase covers the inclusion of a product purchasing function to allow purchasing of products through the application. After completion of the application development projects, businesses or companies may engage us for application modification or enhancement to include additional functions or features to the applications developed.

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The development of mobile and web applications is mainly carried out by our in-house software development team, and we may only outsource some development works to third party developers in the event of limited resources.

The intellectual property rights and ownerships of mobile and web applications developed based on our customers’ requirements belong to the respective customers.

Since the commencement of our business and as of December 31, 2025, we have developed over [800] new mobile and web applications across various industries and sectors including healthcare, government agencies, technology, financial services, retail, food manufacturing, facilities management, and lifestyle. While we have served government agencies as customers, revenue from government sector customers is not material and is included within the “Others” category in our revenue breakdown.

Our sales of application development are derived on a project basis. The revenue generated from each project varies depending on various factors, such as the number of software developers and/or estimated man hours required for the project, as well as the complexity of the applications developed.

Application deployment

To enable the deployment, commercialization and continuous usage of the applications developed by us, these applications will undergo user acceptance testing such as user experience testing, functional testing, performance testing, security testing as well as device and platform testing to ensure it meets our customers’ requirements. All testing is conducted in-house, except that security testing may be performed by third party testers which provide cyber security services including cyber security infrastructure review and assessment, database security assessment and host assessment, based on our customer requirements.

Maintenance and support services

We generate recurring revenue by providing technical support and maintenance services for the mobile and web applications upon our customers’ request after the completion of application development. After the testing, we will run the applications on a computing platform and hosted on cloud servers or on-premises servers at our customers’ designated sites. A computing platform allows the applications to be deployed and managed, and a server is used as storage and backup of the applications’ coding and data. For customers that do not engage in our subscription and hosting services, we will hand over the source programming codes to the customers. We currently provide subscription and hosting services to our customers under a third party cloud computing platform. Our subscription and hosting services are on a monthly, quarterly or annual basis and are subject to renewal by our customers. The minimum period for our subscription and hosting services is three months. As at the date of this prospectus, we have secured subscription and hosting engagements with two customers, each for at least two years.

As part of our after-sales services, we generally provide complimentary technical support and maintenance services for a period of three months after the applications go live. Subsequent to that, our customers can choose to continue to engage us for technical support and maintenance for their mobile and web applications on a quarterly, bi-annual or annual basis. Our technical support services comprise troubleshooting and rectification of faults and issues faced by the users. Our maintenance services comprise adaptive maintenance, corrective maintenance and preventive maintenance. We generally provide remote technical support services to customers from our office. Users can log their problems through a third party online ticketing system, and our support team will address and provide solutions accordingly. If the issues cannot be resolved by our off-site support team, the issues will be escalated and we may provide on-site technical support whereby our support personnel will attend to the issues at our customers’ premises. During the year ended December 31, 2024, seven of our customers engaged us for technical support and maintenance services. The minimum period of our technical support and maintenance services is six months. As at the date of this prospectus, we have secured technical support and maintenance engagements with three customers, each for at least two years. Apart from that, we also provide technical support and maintenance services to businesses and companies that do not engage us for application development and digital solutions.

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SkubbsMate AI Development Platform

SkubbsMate is our AI-powered software development platform designed to improve software engineering efficiency by assisting developers with code generation, debugging, documentation, workflow automation and project management. We developed the platform through a combination of outsourced software development services and our internal product development efforts. During 2025, we engaged an independent third-party software development contractor to develop the initial version of the platform based on our functional specifications and technical requirements. Following delivery of the initial version, our internal software engineering team continued to perform testing, integration and feature enhancements to support future commercialization.

Upon completion of the development milestones under the development agreement, all source code and intellectual property rights relating to the software developed specifically for us were assigned to the Company. We continue to enhance the platform internally as part of our ongoing product development activities. As of the date of this prospectus, SkubbsMate has completed development and is being utilized internally by our software development team. We have also commenced commercial deployment to selected customers and continue to enhance the platform based on user feedback.

Customers and authorized users can access SkubbsMate through web-based applications developed and owned by us. The platform is designed to assist users in converting business requirements into software applications by providing AI-assisted planning, architecture design, coding, testing, debugging and deployment support. The platform aims to reduce development time, improve productivity and enhance the consistency of software development projects.

SkubbsMate functions as an AI-assisted software development platform and is not intended to operate independently without human oversight. All outputs generated by the platform, including software source code, technical documentation, application designs and testing recommendations, are subject to user review, modification and approval prior to implementation or deployment. The Company believes that maintaining human oversight is important to ensure software quality, reliability and compliance with customer requirements.

The platform is currently utilized internally by our software development teams and selected commercial users to support software development projects. We launched the commercialization phase of SkubbsMate during the first half of fiscal year 2026 and intend to further expand commercial adoption during the second half of fiscal year 2026.

SkubbsMate does not provide legal, accounting, tax, investment or other regulated professional advice. Users remain solely responsible for evaluating, reviewing and approving any outputs generated by the platform before utilizing such outputs in business operations or production environments.

There are generally no restrictions on businesses or individuals accessing the platform, subject to compliance with our terms of service. Users are prohibited from utilizing the platform for unlawful activities, including but not limited to developing malicious software, unauthorized access tools, software intended to infringe intellectual property rights, software designed to facilitate cybercrime activities, or any applications that violate applicable laws or regulations. We reserve the right to suspend or terminate user access where violations of our policies are identified.

SkubbsMate utilizes a combination of proprietary software developed by the Company together with commercially available artificial intelligence technologies provided by third-party service providers. The Company’s proprietary software includes the application architecture, workflow orchestration, software development logic, prompt engineering, integration framework and other application-level functionality developed specifically for the platform.

To provide generative artificial intelligence capabilities, SkubbsMate currently integrates commercially available large language model APIs provided by third-party providers, including OpenAI and Anthropic. These third-party models are used to support functions such as code generation, debugging assistance, documentation generation and other AI-assisted software development features.

The Company does not currently develop or own its own large language models or foundation models. Instead, the Company accesses these AI capabilities through standard commercial application programming interface (“API”) services made generally available by the respective providers.

The Company has not entered into any exclusive, strategic or otherwise material agreements with OpenAI, Anthropic or any other artificial intelligence model provider. Access to these services is governed by the providers’ standard commercial terms and conditions applicable to customers generally. The Company believes that alternative commercially available AI models are available should it determine that replacement or additional providers are appropriate in the future.

A typical use of SkubbsMate involves the following steps:

1.	Users create an account and subscribe to an applicable service plan that grants access to the platform’s software development tools and AI capabilities.

2.	Users submit business requirements, software specifications, project objectives or application ideas through the platform.

3.	The platform analyzes the submitted requirements and generates project planning documents, technical specifications, system architecture recommendations and development roadmaps.

4.	Users may utilize the platform’s AI-assisted coding features to generate software source code, database structures, application programming interfaces (“APIs”), user interfaces and other software components.

5.	The platform may assist users in identifying software bugs, performing code reviews, generating testing scenarios and recommending improvements to software performance and functionality.

6.	Users review and validate all generated outputs and may further refine or modify such outputs before implementation.

7.	The platform may assist in generating deployment procedures, technical documentation, user manuals and maintenance documentation.

8.	Users may collaborate with team members through workflow management, project tracking and collaboration features available on the platform.

9.	Following completion of development activities, users may deploy their applications through their own infrastructure or third-party hosting providers.

The Company intends to continue enhancing the platform’s functionality and developing additional capabilities that may further improve user productivity and software development efficiency.

To further develop SkubbsMate, we have established a roadmap to guide the platform’s growth and commercialization:

● Phase 1 – Research and Development (Completed). During this phase, the Company designed, developed and internally tested the initial version of SkubbsMate. Development efforts focused on building core AI-assisted development capabilities, validating technical feasibility and integrating workflow automation features into the platform. The Company completed the initial launch of the platform during the first half of fiscal year 2026.

● Phase 2 – Commercial Launch (Current Phase). Following successful internal deployment and testing, the Company commenced commercialization activities for SkubbsMate. During this phase, the Company is focused on onboarding initial customers, refining platform functionality, gathering customer feedback, expanding platform features and validating product-market fit. As of the date of this prospectus, the Company is actively executing this phase and expects to continue expanding commercial adoption during the second half of fiscal year 2026.

● Phase 3 – Customer Growth and Product Expansion. Following establishment of an initial customer base, the Company intends to accelerate customer acquisition through sales and marketing initiatives while expanding the platform’s capabilities, including additional integrations, automation features, development frameworks and enterprise functionalities.

● Phase 4 – Enterprise and Global Expansion. Following broader market adoption, the Company intends to pursue larger enterprise customers, expand into additional geographic markets and further enhance the platform to support more complex software development projects and digital transformation initiatives.

As of the date of this prospectus, the Company has completed Phase 1 and is currently executing Phase 2 of its commercialization roadmap.

The Company believes that SkubbsMate has the potential to improve software development efficiency, reduce project delivery timelines and strengthen the Company’s ability to deliver software development services to customers. However, the market for AI-assisted software development platforms is highly competitive and rapidly evolving. The Company’s ability to successfully commercialize SkubbsMate will depend on various factors, including customer adoption, technological performance, competitive developments, regulatory requirements, intellectual property protection and the Company’s ability to continue improving and expanding the platform’s functionality. The capitalized development cost of SkubbsMate is reflected in intangible assets in our consolidated financial statements. See note 2 to our consolidated financial statements.

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Quality Management

We believe that quality control is important to our business and we have quality control measures in place to ensure that our products consistently meet the standards that our customers demand from us.

When we develop mobile or web applications, upon the completion of the product design plan, the project team will begin developing the mobile or web application based on the product design specifications. The development process of our customers’ applications is divided into several stages depending on the complexity of the project. Each stage focuses on the development of a function of the application and undergoes quality assurance, or QA testing upon completion.

Upon the completion of the development of the application, our QA team will perform tests on the application to ensure it meets the requirements stipulated in the agreement with our customers. The following are the tests carried out by our QA team:

●	User experience testing, a test to ensure the final design complements the user experience based on the customized design guidelines.

●	Functional testing, a test to ensure the functionality of the application is in line with our customer’s requirements.

●	Performance testing, a test to ensure the application is able to perform under continuous expected load (i.e. user traffic) in terms of the speed, scalability and stability of the system.

●	Security testing, a test to ensure the application is secured by identifying potential threats within the system. Security testing may be outsourced to third party testers based on our customer requirements as some customers may request for independent testing by third party testers to ensure the security and independence of their applications.

●	Device and platform testing, a test to ensure the application developed is compatible in multiple mobile devices and platforms.

Following our internal QA testing, we will conduct user acceptance testing by providing access to our customers to download and test the application for a specific duration stipulated in the agreement. Our customers’ data will be imported into the application and all the functions within the application will be tested to ensure the application performs correctly as per the requirements before the application is deployed into use. During this period, we will amend the application accordingly should any bugs are discovered and reported by our customers to our team.

Following the approval of user acceptance testing by our customers, we will deploy the mobile and web applications into use and hand over to our customers together with all the source programming codes. We may conduct user training for our customers on the features and functions of the mobile and web applications if requested.

Research and Development

We value innovation and strive to be at the forefront of IT solutions. Research and development, or R&D, is crucial to achieving this goal. We have an R&D policy in place, which endeavors to cover systematic, investigative activities aimed at discovering new knowledge, creating new applications, and improving existing ones. This policy outlines our commitment to R&D and the processes we use to ensure its success.

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Our R&D efforts aim to achieve the following objectives:

●	develop new applications that meet the needs of our clients and the market;

●	improve existing applications by incorporating new features and functionality;

●	increase efficiency and productivity by using new technologies and methodologies;

●	stay ahead of competitors by being innovative and cutting-edge; and

●	generate new revenue streams through the commercialization of R&D outcomes.

Our technical team is responsible for managing and coordinating all R&D activities. The team consists of our CEO, chief technology officer and technical team leads who work collaboratively to achieve our R&D objectives.

Information Technology

As an IT solutions provider, we consider information technology development aimed at improving systems, processes and security to be of importance, and invest in information technology systems and process improvements from time to time. We are mindful of the need to progressively replace legacy applications with better-integrated systems. The aim is to implement systems which allow for better monitoring the processes and increasing efficiency.

Intellectual Property

We seek to protect our intellectual property rights through a combination of trademark, copyright and trade secret protection laws in Singapore and other jurisdictions, as well as through confidentiality agreements and procedures with our employees, partners and others.

As of December 31, 2025, we had registered 2 domain names, including Dee-Market and skubbsmate.com. We have registered trademarks in Singapore for Dee-Market.

Competition

The markets for our products are, in general, highly competitive, characterized by continuous technological change. We continually face intense competition from other IT solutions providers. Some of our competitors have longer operating histories, greater brand recognition and significantly greater financial, technological, sales and marketing, and other resources than we do. Additionally, we expect that more companies may enter and compete in our markets.

We compete with our competitors in terms of technical expertise, end-to-end system design, customization, implementation and compatibility, quality of service, market know-how and pricing. We will continue to compete with our competitors by focusing on out-of-the-box thinking and solutioning, strong technological knowledge, well-established and long-term business relationships with customers and our track record.

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Employees

As of December 31, 2025, we had 26 full-time employees who are based in Singapore and Malaysia. The following table sets forth a breakdown of employees categorized by function as of December 31, 2025:

	Number of Employees	Percentage
Director	2	7.70%
Senior management	3	11.54%
Business development	3	11.54%
Senior software engineer	4	15.39%
DevOps engineer	6	23.05%
Project management	2	7.70%
Support	3	11.54%
Administration, accounts, human resources	3	11.54%
Total	26	100.0%

We have developed various methods to ensure that employees are adequately and correctly trained for the functions they perform and are aware of the legislation affecting our business. Our success depends on our ability to attract, retain, and motivate qualified employees. We endeavor to offer employees competitive compensation packages and a positive, dynamic, and creative work environment. We believe that we maintain a good working relationship with our employees, and we have not experienced any material labor disputes or work stoppages. No collective bargaining agreement has been put in place.

Our developers in Singapore are employed by our Singapore subsidiary and our developers in Malaysia are employed by Skubbs Sdn. Bhd., a wholly owned subsidiary of Skubbs Private Limited. Designers such as UI/UX designers are also employed by Skubbs Private Limited and Skubbs Sdn. Bhd. Depending on factors such as expertise and project requirements, projects may be handled by either our Singapore or Malaysia team.

We enter into standard labor contracts with our employees. We also enter into standard confidentiality agreements with all of our employees.

Properties and Facilities

Our headquarters and our principal software development centers are located in Singapore. We have two offices which we lease in Singapore and Malaysia of approximately 350 square meters and 75 square meters respectively of office space in total as of the date of this prospectus.

Insurance

We do not maintain any third party liability insurance or product liability insurance on our products and services, and our customers will sign off on the user acceptance test, being an acknowledgement that the products and/or services provided by us are satisfactory and complies with the required specifications, in line with industry standards. See “Risk Factors – Risks Related to Our Business and Industry – Our insurance coverage may be inadequate.”

Legal Proceedings

We are currently not a party, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations. We may from time to time be subject to various legal or administrative claims and proceedings arising from the ordinary course of business, including actions with respect to intellectual property infringement, non-compliance with licensing requirements, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. See “Risk Factors – Risks Related to Our Business and Industry – We may be involved in certain legal proceedings from time to time. Any adverse decision in such proceedings may render us liable to liabilities and may adversely affect our business, financial condition, results of operations, cash flows and prospects.”

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore and Malaysia. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Singapore Laws and Regulations

Our business operations are subject to the laws and regulations which are of general application in Singapore. The laws and regulations set out below are not exhaustive and are only intended to provide some general information to the investors and are neither designed nor intended to be a substitute for professional advice. Prospective investors should consult their own advisers regarding the implication of such laws and regulations.

Personal Data Protection Act

Data Protection Obligations

The Personal Data Protection Act 2012 of Singapore (“PDPA”) establishes the baseline regime for the protection of personal data in Singapore. The PDPA generally applies to all organizations that collect, use, disclose and/or process personal data in Singapore. The PDPA is administered and enforced by the Personal Data Protection Commission (“PDPC”). In this regard, “personal data” as defined under the PDPA refers to data, whether true or not, about an individual who can be identified (a) from that data; or (b) from that data and other information to which the organization has or is likely to have access.

An organization is required to comply with, amongst other things, the data protection obligations prescribed by the PDPA, which may be summarized as follows:

(a)	Consent obligation — the consent of individuals must be obtained before collecting, using, disclosing and/or processing their personal data, unless an exception applies. Additionally, an organization must allow the withdrawal of consent by an individual which has been given or is deemed to have been given;

(b)	Purpose limitation obligation – personal data must be collected, used or disclosed, and/or processed only for purposes that a reasonable person would consider appropriate in the circumstances, and if applicable, have been notified to the individual concerned;

(c)	Notification obligation – individuals must be notified of the purposes for the collection, use, disclosure, and/or processing of their personal data, prior to such collection, use, disclosure and/or processing;

(d)	Access and correction obligations – when requested by an individual and unless an exception applies, an organization must: (i) provide that individual with access to his personal data in the possession or under the control of the organization and information about the ways in which his personal data may have been used or disclosed during the past year, and/or (ii) correct an error or omission in his personal data that is in the possession or under the control of the organization;

(e)	Accuracy obligation – an organization must make reasonable efforts to ensure that personal data collected by or on its behalf is accurate and complete if such data is likely to be used by the organization to make a decision affecting the individual to whom the personal data relates or if such data is likely to be disclosed to another organization;

(f)	Protection obligation – an organization must implement reasonable security arrangements to protect personal data in its possession or under its control from : (i) unauthorized access, collection, use, disclosure, copying, modification, disposal or similar risks, and (ii) the loss of any storage medium or device on which personal data is stored;

(g)	Retention limitation obligation – an organization must cease to retain its documents containing personal data, or remove the means by which the personal data can be associated with particular individuals, as soon as it is reasonable to assume that: (i) the purposes for which it was collected is no longer being served by such retention, and (ii) retention is no longer necessary for legal or business purposes;

(h)	Transfer limitation obligation – personal data must not be transferred out of Singapore except in accordance with the requirements prescribed under the PDPA. In this regard, an organization must ensure that the recipient of the personal data in that country outside Singapore is bound by legally enforceable obligations to provide the transferred personal data a standard of protection that is at least comparable to the protection under the PDPA;

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(i)	Accountability obligation – an organization must implement the necessary policies and procedures in order to meet its obligations under the PDPA, communicate and inform their staff about these policies and procedures, as well as make information of such policies and procedures available on request. In addition, an organization must develop a process to receive and respond to data-related complaints, and must designate at least one individual as the data protection officer to oversee the organization’s compliance with the PDPA;

(j)	Data breach notification obligation – an organization must notify the PDPC and/or the affected individuals if it has suffered a data breach that meets the notification thresholds prescribed under the PDPA (i.e. the data breach is or is likely to be of significant scale, or has caused or is likely to cause significant harm to the affected individuals). The organization is expected to expeditiously assess the severity of the breach, and the timeline to notify the PDPC is 3 calendar days of the organization assessing that a notification threshold has been met; and

(k)	Data portability obligation – the data portability obligation (which is not yet in force as at the date of this prospectus) grants individuals with an existing direct relationship with an organization the right to request for a copy of their personal data to be transmitted in a commonly used machine-readable format to another organization which has a business presence in Singapore. The exact scope and applicability of this right will be delineated by the relevant regulations and guidelines to be published by the PDPC.

The maximum financial penalty that can be imposed on organizations is S$1 million, or 10% of the organization’s annual turnover in Singapore, whichever is higher. The severity of the penalties will be assessed based on, amongst other things, the amount of personal data involved, and the degree of harm caused to individuals. The PDPC may publish enforcement decisions, which can have reputational consequences for organizations found to be in breach.

The PDPA is supplemented by subsidiary legislation, such as the Personal Data Protection Regulations 2021, the Personal Data Protection (Do Not Call Registry) Regulations 2013, and the Personal Data Protection (Notification of Data Breaches) Regulations 2021. The PDPC also issues advisory guidelines to assist organizations in interpreting and complying with the PDPA. On 23 September 2014, the PDPC issued one of the key guidelines to the PDPA, the Advisory Guidelines on Key Concepts in the Personal Data Act, which serves to illustrate and further explain the PDPA. This set of guidelines was revised on 16 May 2022.

Regulations on Intellectual Property Rights

We have registered various trademarks, including the trademarks for our two brands in Singapore. The Intellectual Property Office of Singapore administers the intellectual property legislative framework in Singapore, which includes copyrights, trademarks and patents. Singapore is a member of the main international conventions regulating intellectual property matters, and the World Trade Organization’s Agreement on Trade Related Aspects of Intellectual Property Rights.

Singapore operates a first-to-file system in respect of registered trademarks under the Trade Marks Act 1998 of Singapore, and the registered proprietor is granted a statutory monopoly of the trademark in Singapore in relation to the product or service for which it is registered. In the event of any trademark infringement, the registered proprietor will be able to rely on the registered trademark as proof of his right to the mark, and the infringement of a trademark may give rise to civil and criminal liabilities. Statutory protection of a registered trademark can last indefinitely, as long as the registration is renewed every 10 years. Unregistered trademarks are also protected under the common law of passing off, provided that the owner is able to prove that there is goodwill or reputation in the mark, misrepresentation on the part of the infringer, and damage to the mark as a result.

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Regulations on Labor

The Employment Act 1968 of Singapore, or the Employment Act, sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees. With effect from 1 April 2019, the Employment Act extends to all employees, including persons employed in managerial or executive positions, with certain exceptions.

The Employment Act prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) statutory maternity leave and childcare leave benefits. In addition, certain statutory protections relating to overtime and hours of work are prescribed under the Employment Act, but only apply to limited categories of employees, such as a workman who receive salaries not exceeding S$4,500 a month and an employee (other than a workman or a person employed in a managerial or executive position) who receives a salary of up to S$2,600 a month (“relevant employee”). Section 38(8) of the Employment Act provides that a relevant employee is not allowed to work for more than 12 hours in any one day except in specified circumstances, such as where the work is essential to the life of the community, defense or security. In addition, section 38(5) of the Employment Act limits the extent of overtime work that a relevant employee can perform, to 72 hours a month.

Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 of Singapore in respect of each employee who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare, adoption, unpaid infant care and shared parental leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-savings Act 2001 of Singapore; (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993 of Singapore; and (iv) statutory requirements relating to work injury compensation, and workplace safety and health, under the Work Injury Compensation Act 2019 of Singapore and the Workplace Safety and Health Act 2006 of Singapore, respectively.

Goods and Services Tax

Goods and Services Tax in Singapore is a consumption tax that is levied on import of goods into Singapore, as well as nearly all supplies of goods and services in Singapore at a prevailing rate of 9%.

Malaysia Laws and Regulations

Our business operations are not subject to any special legislation or regulatory controls other than those generally applicable to companies and businesses incorporated and/or operating in Malaysia.

Regulations on Business Licenses

Local Government Act 1976

The Local Government Act 1976 empowers every local authority to grant a license or permit for any trade, occupation or premises and such license shall be subject to such conditions and restrictions as the local authority may prescribe. The license is typically renewable annually.

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Regulations on Intellectual Property Rights

Copyright Act 1987

Copyright protection in Malaysia is accorded by the Copyright Act 1987. Literary works, musical works, artistic works, films, sound recordings and broadcasts are eligible for copyright protection. Under the Copyright Act 1987, the definition of “literary work” includes computer programs. The copyright in a literary work subsists during the life of the author and continues to subsist until the expiry of a period of 50 years after the author’s death. If a literary work had not been published before the death of the author, copyright which subsists in such work continues to subsist for 50 years computed from the beginning of the calendar year next following the year in which the work was first published. Under the Copyright Act 1987, a copyright made in the course of an employee’s employment shall be deemed to be transferred to the employer (subject to any agreement between the parties excluding or limiting such transfer).

Regulations on Employment

Employment Act 1955

The Employment Act 1955, or the Employment Act, is the principal legislation that governs the employer-employee relations in Peninsular Malaysia. The Employment Act regulates contracts of service, payment of wages, employment of women, maternity protection, paternity leave, prohibition of forced labor, discrimination complaints, rest days, minimum annual and sick leave and maximum hours of work as well as termination, lay-off and retirement benefits.

Essentially, any person who has entered into a contract of service falls within the protection of the Employment Act 1955 save that person whose wages exceed MYR4,000 per month is not entitled to overtime benefits and termination and lay-off benefits.

Employees Provident Fund Act 1991

The Employees Provident Fund Act 1991, or the Employees Provident Fund Act, provides for the law relating to a scheme of savings for employees’ retirement. Under the Employees Provident Fund Act, both employers and employees shall pay monthly contributions based on the amount of wages received by the employee at the rate set out in the Employees Provident Fund Act. Any person being an employer who fails to pay any contributions which he is liable under the Employees Provident Fund Act to pay in respect of or on behalf of any employee in respect of any month shall be guilty of an offense and shall, on conviction, be liable to a fine of up to MYR10,000 and/or to imprisonment for a term of up to three years. Where any contributions remain unpaid by a company, the directors of that company (including the directors during the period the contributions were liable to be paid), shall together with the company be jointly and severally liable for payment of the contributions.

Employees’ Social Security Act 1969

The Employees’ Social Security Act 1969, or the SOCSO Act, deals with the provision of social security in certain contingencies. The Social Security Organization, or the SOCSO, was established under the SOCSO Act to administer the SOCSO Act. The SOCSO Act applies to any business, trade, undertaking, manufacture or calling of employers having one or more employees.

All employees in industries to which the SOCSO Act applies are required to be insured. It is the obligation of the principal employer to pay in respect of every employee, both the employer’s contribution and the employee’s contribution to SOCSO. In the event of invalidity, disablement or employment injury, the insured person and their dependents are entitled to certain benefits under the SOCSO Act.

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Employment Insurance System Act 2017

The Employment Insurance System Act 2017, or the Employment Insurance System Act provides for the establishment of an employment insurance system administered by SOCSO to provide certain benefits and a re-employment placement program for insured persons in the event of loss of employment.

All employees in the industries to which the Employment Insurance System Act applies shall be registered and insured by the employers. Under the Employment Insurance System Act, both employers and employees are required to contribute to the employment insurance system. An insured person who considers that he has lost his employment shall submit an application to claim for benefits to SOCSO within 60 days from the date he considers that he has lost his employment. After SOCSO determines the insured person has lost his employment and the contributions qualifying conditions are fulfilled (the fulfillment of which depends on the number of past claims and contributions made preceding to the loss of employment) in respect of a claim for benefits by an insured person, SOCSO shall approve the claim for benefits and determine the relevant benefits to be provided to the insured person.

Minimum Wages Order 2024

By the Minimum Wages Order 2024, or the MWO, effective August 1, 2025, the minimum monthly wage rates payable to an employee is MYR1,700. The MWO also prescribes minimum daily and hourly wages. An employer’s failure to comply with the minimum wage requirement may result in a fine of not more than MYR10,000 for each employee. The Malaysian court may also order the employer to pay each employee the difference between statutory minimum wages and the employee’s basic wages paid by the employer to the employee, including outstanding differences and other payments accrued from the calculation of wages.

Industrial Relations Act 1967

Industrial Relations Act 1967, or the Industrial Relations Act, provides for the regulation of the relations between employers and workmen and their trade unions and the prevention and settlement of any differences or disputes arising from their relationship and generally to deal with trade disputes. Matters relating to trade disputes, including constructive dismissal and retrenchment may be referred by the Minister of Human Resources to the Industrial Court. Under the Industrial Relations Act, an employer may not terminate the employment of an employee without just cause and excuse, regardless of the express provision in the terms of employment.

Pembangunan Sumber Manusia Berhad Act 2001

The Pembangunan Sumber Manusia Berhad Act 2001, or the HRDF Act, provides for the imposition and collection of a human resources development levy for the purpose of promoting the training and development of employees, apprentices and trainees, the establishment and the administration of the Human Resource Development Fund by Pembangunan Sumber Manusia Berhad. The HRDF Act requires every employer to whom the HRDF Act applies, which includes employers in the information system sector that employ ten or more employees, to register with Pembangunan Sumber Manusia Berhad. The HRDF Act requires relevant employers to pay a human resource development levy in respect of each of its employees at the rate of one per centum of the monthly wages of the employee. Failure to pay levy is an offense and the relevant employer may be liable for a fine of up to MYR20,000 and/or to imprisonment for a term of up to two years.

Regulations on Foreign Exchange Control

Financial Services Act 2013

The Financial Services Act 2013, or the Financial Services Act, empowers the Central Bank of Malaysia (Bank Negara Malaysia), or BNM, to safeguard the balance of payments position and the value of the currency of Malaysia. In connection with this power, the Financial Services Act prohibits a person from undertaking various transactions except with the written approval of BNM. These transactions include the buying, selling, exchanging, borrowing or lending of foreign currency and the borrowing or lending of Malaysian Ringgit between non-residents or between a resident and a non-resident or retaining or using of Malaysian Ringgit by a non-resident and the making of payment by a person to another person other than payment in Malaysian Ringgit between residents in Malaysia or payment in foreign currency between non-residents outside of Malaysia.

By a series of notices issued by BNM, BNM has granted certain permissions in respect of some of the said prohibited transactions, albeit in some cases, subject to certain conditions being fulfilled. This includes permission for a non-resident to repatriate funds from Malaysia, including any income earned or proceeds from divestment of ringgit asset, provided that the repatriation is made in foreign currency and the conversion of ringgit into foreign currency is undertaken in accordance with the notices issued by BNM.

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Regulations on Computer Programming and Cybersecurity

Communications and Multimedia Act 1998

The Communications and Multimedia Act 1998, or the Communications and Multimedia Act, is the main legislation in Malaysia which regulates the converging communications and multimedia industries and for incidental matters related thereto. The Communications and Multimedia Act sets out the licensing regime for persons carrying out licensable activities under the Communications and Multimedia Act, and also regulates those utilizing the services provided by the Communications and Multimedia Act licensees.

The CMA provides for four (4) categories of provider licenses:

(a)	Network Facilities Providers (NFP) licence: for the ownership of facilities such as satellite earth stations, broadband fiber optic cables, telecommunications lines and exchanges, radiocommunications transmission equipment, mobile communications base stations, and broadcasting transmission towers and equipment.

(b)	Network Services Providers (NSP) licence: for the provision of basic connectivity and bandwidth to support a variety of applications.

(c)	Applications Service Providers (ASP) licence: for the provision of particular functions such as voice services, data services, content-based services, electronic commerce and other transmission services.

(d)	Content Applications Service Providers (CASP) licence: a special subset of applications service provides including traditional broadcast services and the latest services such as online publishing and information services.

While the Communications and Multimedia Act does not specifically regulate computer programming activities, the Communications and Multimedia Act is relevant insofar as it regulates information security and network reliability and integrity in Malaysia. In this regard, the Communications and Multimedia Act generally prohibits the use of network facilities or network services for the commission of any offense under Malaysian laws, prohibits fraudulent or improper use of network facilities or network services, prohibits the use and possession of counterfeit access devices, prohibits use of equipment or devices in order to obtain unauthorized access to any network services and prohibits interception of any communications unless with lawful authority. However, certain specified activities and services are exempted from requiring a licence under the Communications and Multimedia Act pursuant to the Communications and Multimedia (Licensing) (Exemption) Order 2000, or the Exemption Order.

Further, it should be noted that the Communications and Multimedia Act prohibits

(a)	any person from making, creating, soliciting or initiating the transmission of any comment, request, suggestion or other communication, by means of any applications service, network service or network facilities, that is obscene, indecent, false, menacing or grossly offensive in character with the intent to annoy, abuse, threaten, harass or commit an offence involving fraud or dishonesty against another person;

(b)	any person from initiating a communication using any applications service, whether continuously, repeatedly or otherwise during which communication may or may not ensue, with or without disclosing his identity and with intent to annoy, abuse, threaten or harass any person at any number or electronic address; and

(c)	any content applications service provider from providing which is indecent, obscene, false, menacing, or grossly offensive in character with intent to annoy, abuse, threaten or harass any person.

Breach of any of the provisions in the Communications and Multimedia Act may render a person liable, upon conviction, to a fine ranging between MYR500,000 to MYR1,000,000 or imprisonment term of two to ten years, or both.

The Communications and Multimedia Act is under the regulatory purview of the Malaysian Communications and Multimedia Commission, or the MCMC.

The Malaysian Communications and Multimedia Content Code

The Communications and Multimedia Content Forum of Malaysia, or the Content Forum, prepared a content code, or the Content Code, which sets out guidelines for good practice and standards for content dissemination in Malaysia. The general principle behind the Content Code is to ensure that content shall not be indecent, obscene, false, menacing or offensive. The Content Code applies to any content which is capable of being created, manipulated, stored, retrieved or communicated electronically.

Under the Content Code, content which causes annoyance, incites crime or leads to public disorder is prohibited. As such, information which may be a threat to national security or public health and safety are not allowed to be presented. The Content Code also prohibits content which is morally improper as well as content which contains hate speech and offensive language that is calculated to offend an individual or a group of persons.

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The Content Forum is an industry forum designated under the Communications and Multimedia Act and is responsible for the administration of the Content Code, to impose sanctions in the case of any breaches and to provide an avenue for channelling complaints in relation to contents. Although the Content Code is a voluntary industry code, the Communications and Multimedia Act provides that compliance with the Content Code is a defence against any prosecution, action or proceeding regarding a matter dealt with under the Content Code. The MCMC may direct a person or class of persons to comply with the Content Code.

Computer Crimes Act 1997

The Computer Crimes Act 1997 provides for offenses relating to the misuse of computers and criminalizes the act of gaining unauthorized access into computers or networks, spreading of malicious codes, such as viruses, worms and Trojan horses, unauthorized modification of any program or data on a computer as well as wrongful communication of any means of access to a computer to an unauthorized person. Depending on the type of offense committed, the fine for a convicted offense ranges from MYR25,000 to MYR150,000 or imprisonment term of three to ten years, or both.

Penal Code

In cases where computer or Internet-related crime activities are involved, but do not specifically fall within the ambit of any of the previous mentioned statutes, such as online fraud, cheating, theft, criminal defamation, intimidation, gambling and pornography, such offenses may be charged under the Penal Code, which is the primary legislation dealing with criminal offenses in Malaysia.

Evidence Act 1950

Section 114A of the Evidence Act 1950 raises a legal presumption that a person whose name, photograph or pseudonym appears on any publication depicting himself as the owner, host, administrator, editor or sub-editor, or as any person who in any manner facilitates the publishing or re-publishing of the publication, is presumed to be the publisher or re-publisher of the contents of the publication, unless the contrary is proved. Additionally, any person who has in his custody or control any computer on which any publication originates from is presumed to have published or re-published the content of the publication unless the contrary is proved. Based on the broad scope of this section, there is legal risk or potential liability on computer programmers in respect of publication of unlawful/illegal content associated with him.

Regulation on Data Protection

Personal Data Protection Act 2010

The Personal Data Protection Act 2010, or the PDPA, is the main legislation governing the processing of personal data in Malaysia. The PDPA provides that a data user, i.e. a person who processes personal data, that has control over, or authorizes the processing of any personal data, is required to comply with all personal data protection principles prescribed under the PDPA when processing personal data.

Where a data user belongs to any of the classes of data users specified in the Personal Data Protection (Class of Data Users) Order 2013, it is required to obtain a certificate of registration under the PDPA.

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A data controller (i.e. a person who either alone or jointly or in common with other persons processes any personal data or has control over or authorizes the processing of any personal data, but does not include a data processor) may transfer personal data outside of Malaysia if:

(a)	there is in that place in force any law which is substantially similar to the PDPA; or

(b)	that place ensures an adequate level of protection in relation to the processing of personal data which is at least equivalent to the level of protection afforded by the PDPA.

Notwithstanding the above, a data controller may transfer any personal data outside of Malaysia if any one or more of the following conditions is satisfied:

(a)	the data subject has given his consent to the transfer of his personal data outside of Malaysia;
(b)	the transfer is necessary for the performance of a contract between the data subject and the data controller;
(c)	the transfer is necessary to conclude or perform a contract between the data controller and a third party which:

(i)	is entered into at the request of the data subject; or
(ii)	is in the interests of the data subject;

(d)	the transfer is for any legal proceedings or for the purpose of obtaining legal advice or for establishing, exercising or defending legal rights;
(e)	the transferor has reasonable grounds for believing that in all circumstances of the case:

(i)	the transfer is for the avoidance or mitigation of adverse action against the data subject;
(ii)	it is not practicable to obtain the consent in writing of the data subject to that transfer; and
(iii)	if it was practicable to obtain such consent, the data subject would have given his consent.

(f)	the data controller has taken all reasonable precautions and exercised all due diligence to ensure that the personal data will not in that place be processed in any manner which, if that place is Malaysia, would be a contravention of the PDPA; or
(g)	the transfer is necessary in order to protect the vital interests of the data subject.

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MANAGEMENT

The following table sets forth the names, ages and titles of our directors, executive officers and key personnel:

Name	Age	Title

Mr. Huang Zhongying	43	Director, Chairman and Chief Executive Officer

Mr. Low Ee Chiang	43	Director, Chief Operations Officer

Ms. Jasper Tay Sekwang	51	Chief Financial Officer

Mr. Bin Wu	60	Independent Director Nominee

Mr. Tan Kuan Kheng	28	Independent Director Nominee

Mr. Sim Baoyuan	44	Independent Director Nominee

No arrangement or understanding exists between any such director or officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer. Our directors are elected annually and serve until their successors take office or until their death, resignation or removal. The executive officers serve at the pleasure of the Board.

Directors and Executive Officers:

Mr. Huang Zhongying

Mr. Huang Zhongying is our director, chairman and CEO. Mr. Huang founded Skubbs Private Limited, our operating subsidiary in Singapore, in October 2013. Since the establishment of our Singapore subsidiary, he has been in the business of providing customized digital solutions and application development agency in Singapore. Mr. Huang is primarily responsible for the strategic planning and execution of our Group’s strategies and overseeing our day-to-day operations.

Mr. Huang has over 18 years of experience in the information technology industry. From October 2004 to July 2007, he was a managing director at Well Jack where he was tasked with strategy planning, supplier management and negotiation, sales and marketing. From July 2007 to August 2008, he was an IT Service Manager at IBM where he was awarded the IBM Global Sales School Graduate Distinction, IBM ITD Star Award 2008 and the ITIL® Expert in IT Service Management V3 (Distinction). From April 2008 to February 2014 and from June 2010 to February 2014, Mr. Huang was the innovative technology chief (co-founder) and the sales and marketing director respectively at Smoov. From January 2013 to June 2015, he was the accounts director at Four Media Pte Ltd. Since May 2014, he has been the director at The Support Station Private Limited. From October 2021 to June 2022, Mr. Huang was the chief executive officer at PayBolt and he led PayBolt, with its Web3 Payment Gateway, to win the Best Company Award in Money 2.0 Conference in Las Vegas, United States. Mr. Huang was presented with an Outstanding Leadership Award at the Internet 2.0 Conference in Las Vegas, United States in March 2022.

Mr. Huang graduated from National University of Singapore with a Bachelor of Computer Engineering degree (with second upper class honors) in June 2007. He has been an ITIL v3 Expert since 2009. Mr. Huang was awarded with an IBM ITD Star Award in 2008.

Mr. Low Ee Chiang

Mr. Low Ee Chiang serves as Chief Operating Officer at Skubbs Holdings Ltd, overseeing the group’s day-to-day operations and driving strategic technological initiatives. In this role, he leverages his extensive experience in technology management, business development, and project execution.

Previously serving as Sales & Business Development Director at Skubbs Pte Ltd, Mr. Low has been instrumental in product management, vertical expansion, and digital strategy. His responsibilities now include ensuring operational efficiency, managing key technological infrastructure, and supporting the company’s growth objectives.

Mr. Low brings over 15 years of technology and management experience, with a proven track record of successfully implementing complex IT solutions, managing vendor relationships, and driving business growth. He holds a Diploma in Computer Science/Information Technology from PSB Academy and has worked with notable clients including DSTA and MINDEF.

His key skills include project management, software development, IT management, and strategic business development, positioning him as a critical leader in Skubbs Holdings Ltd’s operational success.

Mr. Jasper Tay Sekwang

Mr. Jasper Tay Sekwang, serves as Chief Financial Officer of our Company, responsible for overseeing all financial operations of the Group, developing and implementing strategic financial plans, and managing treasury, capital structure, and investor relations functions to ensure financial stability and support sustainable growth.

Prior to that, Mr. Tay served as Regional CFO at Infinite Deemarco Pte Ltd from June 2019 to June 2020, where he directed all finance and accounting functions across entities in the Philippines, Cambodia, Taiwan, Malaysia, and Singapore, while strengthening internal controls and regulatory compliance. From July 2011 to June 2019 and again from July 2020 onward, he was the CFO & Corporate Development Officer for the Automobile Association of Singapore Group of Companies. In this role, he led the full finance function, served as a key member of the Board and Audit Committee, implemented a cash pooling system that improved return on capital, executed asset sales generating over S$62 million in liquidity, and introduced an enterprise risk management framework.

Earlier in his career, Mr. Tay served as Group Financial Controller for the iKnow Group of Companies from April 2010 to June 2011, where he directed all financial, logistics, treasury, and IT functions for the group and its regional offices, implemented an organization-wide Enterprise Resource Planning system, and streamlined reporting to meet Taiwan Stock Exchange filing requirements in preparation for a public listing. He was Branch Controller for Asia Pulp & Paper Co., Ltd. (Sinar Mas Group) from August 2008 to April 2010, supporting the Japan CFO and overseeing regional finance operations across Singapore, Hong Kong, Thailand, Japan, and China. From June 2005 to September 2008, he held the dual role of Greater China R&D Site Controller and Internal Audit Team Leader at Advanced Micro Devices, where he led global internal audit reviews, ensured SOX 404 compliance, and co-developed the company’s enterprise risk management framework.

Mr. Tay began his professional journey as Finance and Internal Audit Manager at Ricoh Asia Pacific Pte Ltd from July 2003 to June 2005, where he led the regional internal audit function for the entire Asia Pacific region excluding China and Japan and oversaw the implementation of J-SOX compliance across the Asia Pacific region.

Mr. Tay holds a Master of Business Administration from Warwick Business School and a Bachelor of Business in Accountancy from RMIT University. He is a Fellow of CPA Australia and the Institute of Singapore Chartered Accountants, and holds multiple professional certifications including Certified Management Accountant, Certified Financial Manager, Certified Internal Auditor, Certified Information Systems Auditor, Certified Fraud Examiner, Certified in Strategy and Competitive Analysis and Certified Real Estate Salesperson.

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Independent Director Nominees:

Mr Bin Wu

Mr. Bin Wu (“Mr. Wu”) will begin serving as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Wu will serve as chairlady of the audit committee and as a member of the nomination committee and compensation committee

Mr. Wu brings over 30 years of experience in investment management, capital markets, corporate finance, and business leadership across the United States and Asia.

Mr. Wu received a Bachelor of Science degree in Cell Biology from Wuhan University in 1987, a Ph.D. in Cell Biology from Cornell University Medical College in 1992, and an MBA in Finance from Duke University’s Fuqua School of Business in 1996. Following his MBA studies, Mr. Wu began his investment career as a Portfolio Manager specializing in biotechnology and pharmaceutical investments at Evergreen Assets Management from 1995 to 1996. He subsequently served as a Global Equities Arbitrage Portfolio Manager at Credit Suisse First Boston from 1996 to 2000.

From 2000 to 2002, Mr. Wu served as Chief Investment Officer of China Merchants Mutual Funds, where he was responsible for overseeing investment strategies and portfolio management activities. He later served as Managing Director of China City Natural Gas from 2003 to 2007, contributing to the company’s strategic growth and business development initiatives. Since 2007, Mr. Wu has served as Managing Partner of Tiger Capital Asia, where he oversees investment strategy, portfolio management, and corporate advisory activities across various industries in Asia.

Mr. Tan Kuan Kheng

Mr. Tan Kuan Kheng will serve as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part, bringing critical technological and entrepreneurial expertise to the Company’s strategic development. He will serve as chairman of the nomination committee and a member of the audit committee and compensation committee.

As a tech entrepreneur, Mr. Tan founded Teachark Pte Ltd, where he developed an AI-powered online education platform featuring virtual classrooms and real-time analytics. His experience in building scalable digital products directly aligns with Skubbs’ core business of digital solutions and application development. At Maths Heuristics Pte Ltd, Mr. Tan demonstrated skills in creating tech-enabled platforms, showcasing his ability to leverage technology for innovative business solutions. His background in integrating AI and data-driven systems complements Skubbs’ technological focus.

Previously an Education Officer at the Ministry of Education, Mr. Tan spearheaded technology integration and analytics adoption, highlighting his strategic approach to digital transformation. His expertise in AI, digital systems, and scalable technological solutions makes him a valuable addition to Skubbs’ leadership.

Mr. Tan holds a Bachelor of Engineering, Postgraduate Diploma in Education, and is recognized for driving technological innovation across educational and business domains.

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Mr. Sim Baoyuan

Mr. Sim Baoyuan will begin serving as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Sim will serve as chairman of the compensation committee and as a member of the audit committee and nomination committee.

Mr. Sim has over 20 years of experience in sales and marketing. From 2003 to 2004, Mr. Sim was a marketing executive at the American International Assurance Company, Limited (AIA). From 2004 to 2005, he was a customer service officer at StarHub Ltd. From 2006 to 2007, he was a produce assistant at Safeway Division of Woolworths Limited. From June 2007 to April 2008, he was a sales associate at TeleChoice Pty Ltd. From November 2008 to May 2009, he was an operational creative sales manager at Sony Digital Imaging. From January 2009 to June 2000 he was an assistant marketing manager at Auston Institute of Management Pte Ltd, and served as the marketing manager from June 2010 to 2013. From 2013 to 2023, he was the head of business development, group sales and marketing manager at Kee Song Food Corporation (S) Pte Ltd (A member of Kee Song Group) where he was responsible for leading and overseeing the development and growth of profitable new businesses. Since 2023, he has been the chief marketing officer of Kee Song Food Corporation (S) Pte Ltd where his main responsibilities include overseeing the planning, development and execution of marketing and advertising initiatives.

Mr. Sim obtained a Professional Certificate in Business Management as well as a Diploma in Business Management from the Management Development Institute of Singapore in 2001. In 2005, he obtained a Diploma in Management Studies from the Singapore Institute of Management. He graduated from RMIT University, Australia with a Bachelor of Business Management (Marketing) in 2007.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our Board that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The Board may also establish other committees from time to time to assist our Company and the Board. Upon the consummation of this offering, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Upon consummation of this offering, each committee’s charter will be available on our website at https://www.skubbs.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit Committee

Mr. Wu Jie, Mr. Tan Kuan Kheng and Mr. Sim Baoyuan, all of whom are independent directors, will serve on the audit committee, which will be chaired by Mr. Bin Wu. Our Board has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has designated Mr. Bin Wu as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

Compensation Committee

Mr. Sim Baoyuan, Mr. Bin Wu and Mr. Tan Kuan Kheng, all of whom are independent directors, will serve on the compensation committee, which will be chaired by Mr. Sim Baoyuan. Our Board has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq. The compensation committee’s responsibilities include:

●	evaluating the performance of our CEO in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the Board the cash compensation of our CEO, and (ii) reviewing and approving grants and awards to our CEO under equity-based plans;
●	reviewing and recommending to the Board the cash compensation of our other executive officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq listing rules;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the Board the compensation of our directors; and
●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination Committee

Mr. Bin Wu, Mr. Sim Baoyuan and Mr. Tan Kuan Kheng, all of whom are independent directors, and will serve on the nomination committee, which will be chaired by Mr. Tan Kuan Kheng. Our Board has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq listing rules. The nomination committee’s responsibilities include:

●	developing and recommending to the Board’s criteria for board and committee membership;
●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and

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●	reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Corporate Governance

We have a formal policy regarding board diversity and our nomination committee and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

●	the requirement under Section 5605(e) of the Nasdaq listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the shareholder approval requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our CEO, CFO, principal accounting officer or controller or persons performing similar functions. Following the consummation of this offering, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at https://www.skubbs.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

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Compensation of Directors and Executive Officers

During the years ended December 31, 2025 and 2024, we paid cash compensation in the form of salaries to certain of our executive officers, as set forth in the Summary Compensation Table below.

Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary ($’000)	Bonus ($’000)
Mr. Huang Zhongying Chairman, CEO and	2025	118,295
Director	2024	121,212	-

Mr. Jasper Tay Sekwang	2025
CFO	2024	-	-

Mr. Low Ee Chiang	2025	54,641
Director and Chief Operating Officer	2024	61,862

Mr. Bin Wu	2025
Independent Director	2024	-	-

Mr. -Tan Kuan kheng	2025
Independent Director	2024	-	-

Mr. Sim Baoyuan	2025
Independent Director	2024	-	-

Employment Agreements

Employment Agreement with Mr. Huang Zhongying

Effective as of the date of the Registration Statement of which this Prospectus forms a part, we entered into an employment agreement with Mr. Huang Zhongying pursuant to which he was employed as CEO of the Company. The agreement provides for an annual base salary, together with such additional discretionary bonus. Mr. Huang’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Huang shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement with Mr. Jasper Tay Sekwang

Effective as of the date of the Registration Statement of which this Prospectus forms a part, we entered into an employment agreement with Mr. Jasper Tay Sekwang pursuant to which he was employed as CFO of the Company. The agreement provides for a monthly base salary. Under the terms of the agreement, Mr. Jasper Tay Sekwang’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Jasper Tay Sekwang shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Directors’ Agreements

Each of our directors has entered into a director’s agreement with the Company effective as of the date of this Prospectus. The terms and conditions of such directors’ agreements are similar in all material aspects save for scope of work and role. Each director’s agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her director’s agreement will remain in full force and effect. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding ordinary shares entitled to vote.

Under the directors’ agreements, the initial aggregate fee amount that is payable to our independent directors per annum is S$21,000 to Mr. Wu Bin, S$16,500 to Mr. Sim Baoyuan, and S$21,000 to Mr. Tan Kuan Kheng in cash respectively.

In addition, our directors will be entitled to participate in such share option schemes as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board; provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

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PRINCIPAL SHAREHOLDERS AND SELLING SHAREHOLDER

The following table sets forth information regarding the beneficial ownership of our share capital by:

●	each of our named directors and executive officers;
●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares; and
●	all of our current executive officers, directors as a group.

Applicable percentage ownership is based on 11,500,000 ordinary shares of our Company issued and outstanding as of the date of this prospectus and 15,500,000 ordinary shares outstanding immediately after the completion of this offering and with respect to percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such a percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

	Shares Beneficially Owned Before This Offering(2)			Shares Beneficially Owned After This Offering(3)
Name of Beneficial Owner	Number		Percentage	Number	Percentage

Executive Officers and Directors*:
Huang Zhongying	10,936,500	(1)	95.10%	9,936,500	64.11%
Low Ee Chiang	-		-	-	-
Jasper Tay Sekwang	-		-	-	-
Tan Kuan Kheng**	-		-	-	-
Sim Baoyuan**	-		-	-	-
Wu Bin**	-		-	-	-
All directors and executive officers as a group	10,936,500		95.10%	9,936,500	64.11%

5% shareholder*:
Market Lead Ventures Limited	10,373,000		90.20%	9,373,000	60.47%

Notes:

*	The business address of our directors, executive officers and Market Lead Ventures Limited is c/o 1 Commonwealth Lane, #09-11, One Commonwealth, Singapore 149544.

**	Each of Tan Kuan Kheng, Sim Baoyuan and Wu Bin has accepted the appointment as our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

(1)	Represents the 10,373,000 Shares held by Market Lead Ventures Limited, a company incorporated in the BVI on May 27, 2022 and 563,500 Shares held by On Leap Limited, a company incorporated in the BVI on June 13, 2023, and both are wholly-owned by Mr. Huang Zhongying.

(2)	Based on 11,500,000 ordinary shares issued and outstanding immediately prior to the offering and based on 15,500,000 ordinary shares to be issued and outstanding immediately after the offering.

(3)	The number of our ordinary shares outstanding after this offering is 15,500,000 ordinary shares.

Selling Shareholder

The prospectus covers the offering of 1,000,000 ordinary shares by the Selling Shareholder. This prospectus and any prospectus supplement will only permit the Selling Shareholder to sell the number of ordinary shares identified in the column “Number of Ordinary Shares to be Sold”. The ordinary shares owed by the Selling Shareholder are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholder the opportunity to sell those ordinary shares.

The following table sets forth the name of the Selling Shareholder, the number and percentage of ordinary shares beneficially owned by the Selling Shareholder, the number of ordinary shares that may be sold in this offering and the number and percentage of ordinary shares the selling shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the sale of the ordinary shares by the Selling Shareholder.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1)

Market Lead Ventures Limited	10,373,000	90.20%	1,000,000	9,373,000	60.47%

Notes:

(1)	Based on 11,500,000 ordinary shares issued and outstanding immediately prior to the offering and 15,500,000 ordinary shares to be issued and outstanding immediately after the offering.

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RELATED PARTY TRANSACTIONS

We incurred related party transactions during the years ended December 31, 2025 and 2024. Historically, such transactions were reviewed and approved by our management and board of directors. In connection with this offering, we have adopted a Related Party Transaction Policy, pursuant to which related party transactions will be reviewed and approved by our board of directors, or our audit committee once established, on an ongoing basis.

The following tables set forth the related party transactions of our Company that occurred during the years as presented (for the portion of such period that they were considered related):

Related parties	Relationship to the Company
Mr. Huang Zhongying	A shareholder, the chairman and CEO of the Company
Data Stella Pte. Ltd.	A company which shared common management team with the Company
The Support Station Private Limited	A company owned by Mr. Huang Zhongying

	As of December 31,
Related party balances	2025	2024	2023
Mr. Huang Zhongying	(552,442)	(561,209)	(568,040)
Data Stella Pte. Ltd.	152,018	279,058	128,879
The Support Station Private Limited	323,595	455,985	128,765
Skubbs Sdn Bhd	-	-	(10,702)

	Years ended December 31,
Nature of transactions	2025		2024		2023
	Trade	Non-trade	Trade	Non-trade	Trade	Non-trade
Mr. Huang Zhongying(1)
General and administrative expenses paid on behalf of the Company for general business purposes	-	(133,944)	-	(36,447)		(352,488)
Repayment made by Company for general business expenses	-	161,218	-	23,685		228,432
Personal guarantee in favor of the group			-	21,811		150,308

Data Stella Pte. Ltd.
Expenses paid on their behalf by Company for general business purposes	-	68,201	-	6,185		59,748
Repayment made to Company for general business services	(107,707)	(104,962)	-	-		(94,798)
Sales by Company of general business services	-	-	151,617	-		-

The Support Station Private Limited
Expenses paid on behalf of Company for general business purposes	-	85,543	-	89,104		26,493
Repayment made to Company for general business services	-	(183,388)	-	-		(182,512)
Settlement of Sales by Company of general business services	(137,384)	68,692	-	-		176,124
GST settlement by Company of general business services	5,672	-	5,338	-

Skubbs Sdn Bhd
General and administrative expenses paid on behalf of the Company for general business purposes	-	-	-	-		142
Repayment made by Company for general business expenses	-	-	-	-		18,478
Sales by Company of general business services	-	-	-	-	(8,484)

Note: (1)	There were no share-based payments made by Mr. Huang for the settlement of any litigation for the years ended December 31, 2024 and 2025.

All expenses paid on behalf of the Company by related parties have been disclosed above in the respective financial years. The amounts due from the related parties listed above are unsecured, interest-free and repayable on demand.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company incorporated with limited liability under the Companies Act on October 21, 2022 and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is $500,000 divided into 500,000,000 shares, par value of $0.001 each. As of the date of this prospectus, 11,500,000 ordinary shares are issued and outstanding. All such 11,500,000 shares are issued as fully paid.

Immediately following the completion of this offering, we will have 15,500,000 ordinary shares issued and outstanding. All of our shares to be issued in the offering will be issued as fully paid.

Our Post-offering Amended and Restated Memorandum and Articles of Association

We will adopt an amended and restated memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of the post-offering memorandum of association, amended and restated articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our amended and restated memorandum of association, (i) the objects of our company are unrestricted, (ii) we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act, (iii) nothing in our memorandum of association shall permit the Company to carry on a business for which a license is required under the laws of the Cayman Islands unless duly licensed, and (iv) we shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

Ordinary shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our amended and restated articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting;

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●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our amended and restated memorandum of association, amended and restated articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-half of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our amended and restated articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of ordinary shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

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Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

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Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our amended and restated articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our amended and restated articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our amended and restated articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our amended and restated articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

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●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved, (i) in the case of a shareholder scheme, by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and (ii) in the case of a creditor scheme a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting, in question, and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares for which the offer is made, the offeror may, within a two-month period commencing from such acceptance, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith, collusion or lack of compliance with the statutory requirements.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

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●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-half of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our amended and restated articles of association.

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Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

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Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

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We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at http://www.skubbs.com or through phone number +65 6717 6688.

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

History of Securities Issuances

Our Company was incorporated in the Cayman Islands on October 21, 2022. Upon our incorporation, our Company has an authorised share capital of $500,000 divided into 500,000,000 shares and one fully paid ordinary share was allotted and issued to Market Lead Ventures Limited. Pursuant to a group reorganization on February 29, 2024, for the purpose of listing our ordinary shares on the Nasdaq, a total of 11,499,999 ordinary shares were allotted and issued as to 10,936,499 ordinary shares to Market Lead Ventures Limited, and 563,500 ordinary shares to Purple Wealth Limited, credited as fully paid in consideration of their transfer of the entire issued share capital of Red Dot Enterprises Limited to us. On February 29, 2024, Market Lead Ventures Limited transferred 563,500 ordinary shares to On Leap Limited. Save for the above, there is no other securities issuance in the past three years.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 15,500,000 ordinary shares issued and outstanding.

All of the ordinary shares sold in this offering by the Company and by the Selling Shareholder will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our ordinary shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our ordinary shares acquired in this offering by our affiliates.

Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market prices of our ordinary shares. Prior to this offering, there has been no public market for our ordinary shares, and while we intend to apply for the listing of our ordinary shares on the Nasdaq, we cannot assure you that a regular trading market will develop in the ordinary shares.

Lock-Up Agreements

We have agreed with the underwriters, for a period of 180 days after the date of this prospectus, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any other securities so owned convertible into or exercisable or exchangeable for ordinary shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, or publicly disclose the intention to take any such action.

Furthermore, each of our directors and executive officers and our 5% or greater shareholders with respect to its ordinary shares sold in this offering, has also entered into a similar lock-up agreement with the underwriters for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our ordinary shares, and securities that are substantially similar to our ordinary shares, except for the Selling Shareholder with respect to its 1,000,000 ordinary shares sold in this offering.

We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the trading price of our ordinary shares from time to time. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ordinary shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our ordinary shares for more than six months but not more than one year may sell such ordinary shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our ordinary shares for more than one year may freely sell our ordinary shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our ordinary shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding ordinary shares; or

●	the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

Beginning 90 days after the date of this prospectus, persons other than affiliates who purchased ordinary shares under a written compensatory plan or contract may be entitled to sell such shares in the United States in reliance on Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the ordinary shares by us and the Selling Shareholder. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

SEC Registration Fee	$
FINRA Filing Fee	$
Nasdaq Listing Fee	$
Printing and engraving expenses	$
Legal fees and expenses	$
Accounting fees and expenses	$
Miscellaneous	$
Total	$

These expenses will be borne by us, except for underwriting discounts and commissions, which will be borne by us in proportion to the numbers of ordinary shares sold in the offering by us, respectively.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our ordinary shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of our ordinary shares.

Singapore Tax Considerations

Dividend Distributions

Singapore adopted the one-tier corporate tax system from 1 January 2003. Under the one-tier corporate tax system, the tax paid by a Singapore resident company on its corporate profits is a final tax. Dividends payable by the Singapore resident company are exempt from Singapore income tax in the hands of the shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

There is no withholding tax on the dividend payments to both resident and non-resident shareholders.

Foreign shareholders receiving tax exempt (one-tier) dividends are advised to consult their tax advisers to take into account the tax laws of their respective countries of residence and the applicability of any double taxation agreement which their country of residence may have with Singapore.

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Corporate Income Tax

A corporate taxpayer is regarded as a tax resident in Singapore if the control and management of its business is exercised in Singapore. Broadly, “control and management” is defined as the making of decisions on strategic matters, such as those concerning our Company’s policy and strategy. Generally, the location of a company’s board of directors’ meetings, where strategic decisions are made, determines where the control and management of that company is exercised. However, under certain scenarios, holding board meetings in Singapore may not be sufficient, and other factors will be considered to determine if the control and management of the business is indeed exercised in Singapore.

A Singapore tax resident corporate taxpayer is subject to Singapore income tax on:

●	income accruing in or derived from Singapore; and

●	income derived from outside Singapore (i.e. foreign-sourced income) which is received or deemed received in Singapore, unless otherwise exempted.

A non-Singapore tax resident corporate taxpayer is liable to Singapore income tax on income accruing in or derived from Singapore. A non-Singapore tax resident corporate taxpayer is also liable to Singapore income tax on income derived from outside Singapore, which is received or deemed to have been received in Singapore.

Foreign-sourced income is deemed to be received in Singapore when it is:

(a)	remitted to, transmitted or brought into Singapore;
(b)	used to pay off any debt incurred in respect of a trade or business carried on in Singapore; or
(c)	used to purchase any movable property brought into Singapore.

Foreign-sourced income in the form of branch profits, dividends and service fee income (“specified foreign income”) received or deemed received in Singapore by a Singapore tax resident company are exempted from Singapore tax provided that the following qualifying conditions are met:

(a)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(b)	at the time such income is received in Singapore by the person resident in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which such income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is at least 15.0%; and

(c)	the Comptroller of Income Tax (“the Comptroller”) is satisfied that the tax exemption would be beneficial to the person resident in Singapore who is receiving or deemed to be receiving the specified foreign income.

Certain concessions and clarifications have also been announced by the Inland Revenue Authority of Singapore with respect to such conditions.

The prevailing corporate income tax rate in Singapore for both resident and non-resident companies is 17.0%, with the first S$200,000 of chargeable income of a company being partially exempt from tax as follows:

(a)	75.0% of the first S$10,000 of chargeable income; and

(b)	50.0% of the next S$190,000 of chargeable income.

New companies will also, subject to certain conditions and exceptions, be eligible for tax exemption for each of our Company’s first three (3) years of assessment as follows:

(a)	75.0% of the first S$100,000 of chargeable income; and

(b)	50.0% of the next S$100,000 of chargeable income.

The remaining chargeable income (after the tax exemption scheme for new companies or the partial tax exemption scheme for companies) will be fully taxable at the prevailing corporate tax rate.

It is announced in the Budget 2026 by the Minister for Finance that all taxpaying companies (whether resident or not) will be granted a 40% Corporate Income Tax (“CIT”) rebate, capped at S$30,000 for the Year of Assessment (“YA”) 2026. Active companies1 that have employed at least one (1) local employee (referred to as “local employee condition”)2 in 2025 will receive a minimum benefit of S$1,500 in the form of a CIT Rebate Cash Grant. The total maximum benefits of CIT Rebate and CIT Rebate Cash Grant that a company may receive is S$30,000.

Individual Income Tax

Individual taxpayers who are Singapore tax residents are subject to tax on income accrued or derived from Singapore. All foreign-sourced income (except for income received through a partnership in Singapore or is derived from the carrying on of a trade, business or profession in Singapore) received in Singapore by tax resident individuals will be exempt from tax. Certain Singapore-sourced investment income (such as interest) derived by tax resident individuals from certain financial instruments (other than income derived through a partnership in Singapore or from the carrying on of a trade, business or profession in Singapore) will be exempt from tax.

An individual is regarded as a tax resident in Singapore in a YA (which refers to the year in which tax is calculated and charged for income earned in the preceding year) if, in the calendar year preceding the YA, he was physically present in Singapore or exercised an employment in Singapore (other than as a director of a company) for 183 days or more, or if he ordinarily resides in Singapore except for such temporary absences therefrom as may be reasonable and not inconsistent with a claim by such individual to be resident in Singapore.

With effect from YA 2024, Singapore tax resident individuals are subject to tax at the progressive resident rates, ranging from 0% to 24.0% after deductions of qualifying personal reliefs, where applicable.

Non-resident individuals are generally subject to Singapore income tax on income accrued in or derived from Singapore at a flat rate of 24.0% with effect from YA 2024, except employment income and certain income taxable at reduced withholding rates. Singapore employment income of non-resident individuals is taxed at a flat rate of 15.0%, or at the progressive resident rates, whichever yields a higher tax. A non-resident individual (other than a director) exercising a short-term employment in Singapore for not more than 60 days may be exempt from tax in Singapore. All foreign-sourced income (except for income received through a partnership in Singapore) received in Singapore by an individual is exempt from Singapore income tax.

1 An active company refers to one that is carrying on a trade or business (including the activity of holding any investments) at the point of disbursement of the CIT Rebate Cash Grant. On the other hand, inactive companies include: (i) companies that are not carrying on any trade or business (including the activity of holding any investments); (ii) companies that are under liquidation; (iii) companies that are under receivership in respect of all of their properties; and (iv) companies that have ceased to exist such as amalgamating companies that are removed from the register by the Registrar of Companies upon an amalgamation coming into effect.

2 A company is considered to have met the local employee condition if it has made CPF contributions to at least one (1) local (Singapore citizen or permanent resident) employee, not including shareholders who are also directors of our Company, in the calendar year 2024.

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Capital Gains Tax

Singapore currently does not impose tax on capital gains to the extent that such gains do not fall within the ambit of Section 10L of the Income Tax Act 1947 of Singapore (“Income Tax Act”). However, any gains of an income nature would be subject to tax at the prevailing corporate income tax rate of 17.0%. There are no specific laws or regulations which deal with the characterisation of whether a gain is income or capital in nature.

Gains arising from the disposal of our Shares which are considered gains derived from any trade, business, vocation or profession carried on by that person, if accruing in or derived from Singapore, may be taxable as such gains are considered revenue in nature. Gains derived from the sale of our Shares, even if they do not arise from an activity in the ordinary course of trade or business or from an ordinary incident of some other business activity, may also be taxable if they constitute any gains or profits of any income nature under Section 10(1)(g) of the Income Tax Act if the shareholder had the intention or purpose of making a profit at the time of acquisition of our shares.

Subject to the applicability of Section 10L of the Income Tax Act, section 13W of the Income Tax Act provides certainty on the exemption of gains derived by a corporate taxpayer (“the divesting company”) from the disposal of Shares on or after 1 January 2026 where the divesting company has, at all times during a continuous period of at least 24 months ending on the date immediately prior to the date of disposal of such shares, legally and beneficially owned at least 20% of the Shares in our Company.

The exemption prescribed under Section 13W of the Income Tax Act is not applicable under the following scenarios:

(a)	the disposal(s) of shares, the gains or profits of which are included as part of the income of an insurer company;

(b)	the disposal of shares before 1 June 2022 in a company that is:

(i)	is in the business of trading Singapore immovable properties; or

(ii)	principally carries on the activity of holding Singapore immovable properties,

other than property development, where the shares are not listed on a stock exchange in Singapore or elsewhere;

(c)	the disposal of shares on or after 1 June 2022 not listed on a stock exchange in Singapore or elsewhere, being shares in a company that the Comptroller is satisfied:

(i)	is in the business of trading immovable properties situated whether in Singapore or elsewhere;

(ii)	principally carries on the activity of holding immovable properties situated whether in Singapore or elsewhere; or

(iii)	has undertaken property development in Singapore or elsewhere, except where:

(1)	the immovable property developed is used by our Company to carry on its trade or business (including the business of letting immovable properties), not being a business mentioned in subparagraph (i); and

(2)	our Company did not undertake any property development in Singapore or elsewhere for a period of at least 60 consecutive months before the disposal of shares; or

(d)	the disposal(s) of shares by a partnership, limited partnership and limited liability partnership one (1) or more of the partners of which is a company or are companies.

It was announced in the Budget 2025 that the sunset date (i.e. 31 December 2027) will be removed and the following enhancements will be made and shall take effect for disposal gains derived on or after 1 January 2026:

(a)	the scope of eligible gains that may be exempted from Singapore tax will be expanded to include gains from the disposal of preference shares that are accounted for as equity by the investee company under the applicable accounting principles; and

(b)	allow the assessment of the shareholding threshold condition to be done on a group basis.

Shareholders who have adopted, or who are required to adopt, the Singapore Financial Reporting Standards (International) (“SFRS(I)”) 9 (Financial Instruments) which replaces the existing SFRS (I) 1-39 (Financial Instruments – Recognition and Measurement) for accounting purposes may be required to recognise gains or losses in accordance with the provisions of SFRS (I) 9 regardless of any disposal of our Shares being made. If so, the gain or loss on the Shares may be taxed or allowed as a deduction for Singapore income tax purposes notwithstanding being unrealised.

Shareholders are advised to consult their accounting and tax advisers on the Singapore tax consequences on their subscription, purchase, holding and disposal of our Shares.

Tax on Gains or Losses from the Sale of Foreign Assets

A new provision, under Section 10L of the Income Tax Act, regarding the tax treatment of gains or losses from the sale of foreign assets has been enacted and came into effect from 1 January 2024. Broadly, where an entity (of a relevant group and without adequate economic substance in Singapore) receives or is deemed to receive any gain in Singapore from the sale or disposal of a foreign asset, the gain would be subject to Singapore tax.

Any registered shares, equity securities or securities will be deemed to be located outside Singapore if the register or principal register (if there is more than one register) is located outside Singapore regardless of where the company is incorporated. If our Shares are deemed to be foreign assets, gains from their disposal will be subject to tax if an entity of a relevant group (other than an excluded entity) disposed of our Shares on or after 1 January 2024.

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A group is a relevant group if:

(a)	the entities of the group are not all incorporated, registered or established in Singapore; or

(b)	any entity of the group has a place of business outside Singapore.

An entity is a member of a group of entities if its assets, liabilities, income, expenses and cash flows are:

(a)	included in the consolidated financial statements of the parent entity of the group; or

(b)	excluded from the consolidated financial statements of the parent entity of the group solely on size or materiality grounds or on the grounds that the entity is held for sale.

An excluded entity is defined in Section 10L of the Income Tax Act to include:

(a)	a pure equity-holding company satisfying the conditions in Section 10L(16) of the Income Tax Act; or

(b)	any other entity with adequate economic substance in Singapore, taking into account factors enumerated in Section 10L(16) of the Income Tax Act, whose operations are managed and performed in Singapore.

Bonus Shares

Generally, a capitalisation of profits followed by the issue of new shares, credited as fully paid, pro-rata to shareholders (“bonus issue”) does not represent a distribution of dividends by a company to its shareholders. Therefore, a Singapore resident shareholder receiving shares by way of a bonus issue should not have a liability to Singapore tax.

Stamp Duty

There is no stamp duty payable on the subscription, allotment or holding of our Shares.

Where our Shares evidenced in certificated form are acquired in Singapore, stamp duty is payable on the agreement or instrument of transfer of our Shares at 0.2% on the consideration for, or market value of our Shares, whichever is higher, and is rounded down to the nearest dollar, subject to a minimum duty of S$1.

The purchaser is liable for stamp duty, unless there is an agreement to the contrary.

No stamp duty is payable if no dutiable document relating to the share transfer is executed or if the instrument of transfer is executed outside Singapore. However, stamp duty may be payable if the dutiable document which is executed outside Singapore is subsequently received in Singapore.

If the agreement or instrument of transfer has been executed, it has to be stamped within (a) 14 days after signing the document if it is executed in Singapore; or (b) within 30 days after receiving the document in Singapore if the document is executed outside Singapore.

Stamp duty is not applicable to electronic transfers of our Shares through the scripless trading system operated by CDP, if such transfers are not pursuant to an instrument of transfer entered into.

Stamp duty is payable on certain electronic instruments that effect a transfer of interest in our Shares, where such instruments are regarded or deemed to be executed in Singapore, or executed outside Singapore and received in Singapore. In this regard, an electronic instrument that is executed outside Singapore is received in Singapore if (a) it is retrieved or accessed by a person in Singapore; (b) an electronic copy of it is stored on a device (including a computer) and brought into Singapore; or (c) an electronic copy of it is stored on a computer in Singapore.

GST

The sale of our Shares by a GST-registered investor belonging in Singapore for GST purposes through an SGX-ST member or to another person belonging in Singapore is an exempt supply not subject to GST. Any input GST incurred by the GST-registered investor in making this exempt supply is not recoverable from the Comptroller of GST.

Where our Shares are sold by a GST-registered investor in the course of or furtherance of a business carried on by such investor contractually to and for the direct benefit of a person belonging outside Singapore, the sale should generally, subject to satisfaction of certain conditions, be considered a taxable supply subject to GST at zero-rate. Any input GST incurred by a GST-registered investor in the making of this supply in the course of or furtherance of a business may be recoverable from the Comptroller of GST.

Services such as arranging, broking, underwriting or advising on the issue, allotment or transfer of ownership of our Shares rendered by a GST-registered person to an investor belonging in Singapore in connection with the investor’s purchase, sale or holding of our Shares will be subject to GST at the prevailing standard rate of 9% with effect from 1 January 2024. Similar services rendered by a GST-registered person contractually to and for the direct benefit of an investor belonging outside Singapore should generally, subject to the satisfaction of certain conditions, be subject to GST at zero-rate.

Investors should seek their own tax advice on the recoverability of GST incurred on expenses in connection with the purchase and sale of our Shares.

Estate Duty

Singapore estate duty has been abolished with effect from 15 February 2008.

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United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by U.S. Holders (as defined below) that acquire our ordinary shares in this offering and hold our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the United States dollars, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our ordinary shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our ordinary shares.

Dividends

The entire amount of any cash distribution paid with respect to our ordinary shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the ordinary shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the ordinary shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a United States dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into United States dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that United States dollar value. If such dividends are converted into United States dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into United States dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its United States dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into United States dollars on a date subsequent to receipt.

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Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of ordinary shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such ordinary shares, each amount determined in United States dollars. Any capital gain or loss will be long-term capital gain or loss if the ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than United States dollars on the disposition of our ordinary shares will realize an amount equal to the United States dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the ordinary shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the United States dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the United States dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a passive foreign investment company, or PFIC, if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our ordinary shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our ordinary shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our ordinary shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

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If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our ordinary shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our ordinary shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the ordinary shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our ordinary shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over its adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the ordinary shares held at the end of the taxable year over the fair market value of such ordinary shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ordinary shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our ordinary shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We and the Selling Shareholder plan to enter into an underwriting agreement with the underwriters named below in connection with the consummation of this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters named below for whom Blue Diamond Securities of America LLC (the “Representative”) is acting as the representative have, severally but not jointly, agreed to purchase from us on a firm commitment basis, and we and the Selling Shareholder have agreed to sell to the underwriters, the following respective number of ordinary shares at the public offering price set forth on the cover page of this prospectus less the underwriting discounts:

Underwriter	Number of Ordinary Shares
Blue Diamond Securities of America LLC	5,000,000
Total	5,000,000

The underwriters are offering the ordinary shares subject to their acceptance of the ordinary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ordinary shares included in this offering are subject to the approval of legal matters by counsel and to other conditions. The underwriters are obligated to take and pay for all of the ordinary shares offered by this offering (other than those covered by the Over-allotment Option described below) if any of the ordinary shares are taken by them. Lead underwriters, including the Representative, may rely on soliciting dealers to participate in placing a portion of this offering and offer the ordinary shares to such dealers at a price less than the public offering price set forth on the cover page of this prospectus.

Option to Purchase Additional Shares

If the underwriters sell more ordinary shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the closing of this offering, to purchase up to an additional 15% of the total number of ordinary shares included in this offering (the “Over-allotment Option”). The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any ordinary shares issued or sold under the option will be issued and sold on the same terms and conditions as the other ordinary shares that are the subject of this offering.

Discounts and Expenses

The underwriters will offer the ordinary shares to the public at the public offering price set forth on the cover of this prospectus. The underwriting discount is of seven percent (7.0%) of the public offering price on each of the ordinary shares being offered.

The lead underwriters, including the Representative, may offer the ordinary shares to selected dealers at the public offering price less a selling concession not to exceed $[          ] per ordinary share. After this offering, the public offering price, concession, and reallowance to dealers may be reduced by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

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The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the Over-allotment Option that we have granted to the underwriters):

	Per Share			Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price		$5.00	(3)	$	$
Underwriting discounts to be paid by us(1)(2)	$			$	$
Proceeds, before expenses, to us	$			$	$

(1) Represents underwriting discounts equal to seven percent (7.0%) of the gross proceeds of this offering.

(2) Does not include (i) a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of our ordinary shares in the offering, or (ii) the reimbursement of certain expenses of the underwriters.

(3) Being the midpoint of the offer price range.

The following table shows the per share and total initial public offering price, underwriting discounts and commissions, and proceeds before expenses to the Selling Shareholder.

	Per Share		Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price		$5.00	$	$
Underwriting discounts to be paid by the Selling Shareholder	$		$	$
Proceeds, before expenses, to us	$		$	$

We have paid the Representative a non-refundable, non-creditable advisory fee of thirty thousand dollars ($30,000) in connection with this offering.

We have agreed to pay the Representative a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of our ordinary shares in this offering.

In addition, we agree to reimburse the Representative up to $125,000 for out-of-pocket accountable expenses. We will be responsible for all reasonable, necessary and accountable out-of-pocket expenses relating to the offering including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the ordinary shares to be sold in this offering with the SEC and the review of this offering by FINRA; (b) all fees, expenses and disbursements relating to the listing of the ordinary shares to be sold in this offering on Nasdaq; (c) all reasonable fees, expenses and disbursements relating to background checks of our officers and directors; (d) all fees, expenses and disbursements relating to the registration or qualification of the ordinary shares under the “blue sky” securities laws of relevant states and other jurisdictions; (e) the costs of mailing and printing of the underwriting documents, registration statements, prospectuses and all of their respective amendments, supplements and exhibits, and a sufficient quantity of preliminary and final prospectuses as the Representative may reasonably request; (f) the costs and expenses of the public relations firm; (g) the costs of preparing, printing and delivering certificates representing the ordinary shares; (h) the fees and expenses of our accountants, legal counsel, transfer agent and other agents and representatives, (i) the Representative’s reasonable legal fees, costs and expenses in connection with this offering, (j) “road show” expenses for the offering; provided that such expenses shall be capped at $125,000.

We paid an advanced expense deposit of $50,000 to the Representative for the Representative’s anticipated out-of-pocket expenses; any advances for accountable expense will be returned to us to the extent that such expenses are not actually incurred by the Representative, in accordance with FINRA Rule 5110(g)(4).

Except as disclosed in this prospectus, the Representative has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

Listing

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “SKUB.” There is no assurance that such application will be approved, and if our application is not approved, this offering will not be completed.

Lock-Up Agreements

We have agreed that our directors, officers and holders of more than five percent (5%) of our outstanding ordinary shares as of the effective date of the registration statement of which this prospectus forms a part (except for the Selling Shareholder to the extent of its participation in this offering), will enter into customary lock-up agreements in favor of the Representative for a period of six (6) months from the date of closing of this offering, and that the Company and any successors of the Company will agree, for a period of six (6) months from such closing, not to, without the Representative’s prior written consent, (a) offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company (including, without limitation, the issuance of ordinary shares upon the exercise of currently outstanding options approved by the underwriters, including the Representative) or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Right of First Refusal

We have agreed to grant the Representative the right of first refusal (the “Right of First Refusal”) to act as a lead or managing underwriter and book runner, lead placement agent, or lead sales agent, for any and all future public or registered equity, equity-linked or debt (excluding commercial bank debt) offerings for the Company, or any successor to or any subsidiary of the Company, for a period of twelve (12) months from the closing of this offering. The Right of First Refusal may be terminated by us for cause. This right of first refusal shall be subject to FINRA Rule 5110(g)(5).

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Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our ordinary shares. The initial public offering price of our ordinary shares will be determined through negotiations between us and the underwriters. The factors to be considered in these negotiations will be capitalization of the Company at the time of the offering, prevailing economic and market conditions, our financial information and formal financial projections, and other factors deemed relevant. The initial public offering price of our ordinary shares in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

Based on the above valuation factors and the number of ordinary shares outstanding, we and the underwriters have established a preliminary per share price of $5.00 (being the midpoint of the offer price range).

Potential Conflicts of Interest

The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views with respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our ordinary shares. Specifically, the underwriters may sell more ordinary shares than it is obligated to purchase under the underwriting agreement, creating a short position in our ordinary shares for their own account. A short sale is covered if the short position is no greater than the number of ordinary shares available for purchase by the underwriters under option to purchase additional ordinary shares. The underwriters may close out any short position by either exercising the Over-allotment Option to purchase additional shares or purchasing ordinary shares in the open market.

In determining the source of ordinary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of ordinary shares compared to the price available under the Over-allotment Option to purchase additional ordinary shares. The underwriters may also sell ordinary shares in excess of the Over-allotment Option, creating a naked short position. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

In addition, the underwriters may stabilize or maintain the price of our ordinary shares by bidding for or purchasing shares or warrants in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our ordinary shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our ordinary shares to the extent that it discourages resales of our ordinary shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our ordinary shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period prior to the commencement of offers or sales of the ordinary shares and continuing through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must be lowered when specified purchase limits are exceeded.

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Affiliations

The underwriter and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they may receive customary fees and commissions. We have not engaged the underwriters to perform any services for us in the previous 180 days, nor do we have any agreement to engage the underwriters to perform any services for us in the future, except as described above.

In the ordinary course of its various business activities, each underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Each underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of ordinary shares to selling group members for sale to its online brokerage account holders. The ordinary shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors. In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Stamp Taxes

If you purchase ordinary shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

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LEGAL MATTERS

The validity of the ordinary shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

We are being represented by TroyGould PC with respect to certain legal matters of U.S. federal securities. Certain legal matters of Singapore law in connection with this offering will be passed upon for us by Rajah & Tann Singapore LLP. Certain legal matters of Malaysian law in connection with this offering will be passed upon for us by Christopher & Lee Ong.

The underwriters are being represented by Sheppard, Mullin, Richter & Hampton LLP with respect to matters of United States federal securities law and New York State law in connection with this offering.

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EXPERTS

The consolidated financial statements as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025 and 2024 included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #21-14, International Plaza, Singapore 079903.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying ordinary shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our principal shareholders who are not executive officers and directors are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

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INDEX TO SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Skubbs Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Skubbs Holdings Limited and its subsidiaries (collectively, the “Company”) as of December 31, 2025, and 2024, and the related consolidated statements of operations and comprehensive income/(loss), changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2025.

Singapore

June 18, 2026, except for Note 3,as to which the date is August 28, 2026

F-1

SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“$”) except for number of shares)

		As of December 31,	As of December 31,
		2025	2024
ASSETS
Current assets:
Cash and bank balances		$374,804	$353,458
Accounts receivable, net	3	1,236,442	307,282
Amounts due from related parties	6	349,572	492,441
Other receivables	4	49,385	46,830
Total current assets		2,010,203	1,200,011

Non-current assets:
Right-of-use asset, net	16	18,171	46,422
Intangible asset, net	2	427,716	41,173
Deferred stock issuance costs	2	879,110	574,819
Total non-current assets		1,324,997	662,414

TOTAL ASSETS		$3,335,200	$1,862,425

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payables		172,439	220,173
Accrued liabilities and other payables	5	$482,369	$184,800
Deferred revenue	7	9,172	47,339
Bank borrowings, current portion	9	-	21,811
Amounts due to Director	8	552,442	561,209
Lease liabilities, current portion		18,817	29,188
Income Tax Payable		237,032	7,066
Total current liabilities		1,472,271	1,071,586
Non-current liability:
Lease liabilities, non-current portion		-	17,711

Total non-current liability		-	17,711
TOTAL LIABILITIES		1,472,271	1,089,297

Commitments and contingencies (See note 16)

Shareholders’ equity:
Ordinary share, par value $0.001, 500,000,000 shares authorized, 11,500,000 ordinary shares issued and outstanding As at December 31, 2025 and 2024		11,500	11,500
Additional paid-in capital		77,746	77,746
Accumulated other comprehensive income/(loss)		72,737	(303)
Retained earnings		1,700,946	684,185
Total shareholders’ equity		1,862,929	773,128

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$3,335,200	$1,862,425

See accompanying notes to consolidated financial statements.

F-2

SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(Currency expressed in United States Dollars (“$”))

		Year Ended December 31,
		2025	2024

Revenues	12	$3,128,994	717,231

Cost of revenues		(680,194)	(265,495)

Gross profit		2,448,800	451,736

Operating expenses:
Selling and Marketing	2	17,659	14,324
General and administrative		1,215,951	544,320
Total operating costs and expenses		1,233,610	558,644

Income/(loss) from operations		1,215,190	(106,908)

Other income, net	13	27,561	70,619

Income/(loss) before income taxes		1,242,751	(36,289)

Income tax expense	15	(225,990)	(7,513)

NET INCOME/(LOSS)		1,016,761	(43,802)
Weighted average number of ordinary shares outstanding
Basic and diluted		11,500,000	11,500,000

Earnings/(loss) per share
Basic and diluted		0.088	(0.004)

Other comprehensive income/(loss):
Foreign currency translation adjustment		73,040	(27,637)

TOTAL COMPREHENSIVE INCOME/(LOSS)		$1,089,801	(71,439)

See accompanying notes to consolidated financial statements.

F-3

SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Currency expressed in United States Dollars (“$”), except for number of shares)

	Ordinary Shares		Additional		Accumulated Other	Total
	No. of Shares	Amount	Paid-in Capital	Retained Earnings	Comprehensive Income	Shareholders’ Equity

Balance as of January 1, 2024	11,500,000	$11,500	$77,746	$727,987	$27,334	$844,567
Foreign Currency Translation Adjustment	-	-	-	-	(27,637)	(27,637)

Net Loss				(43,802)		(43,802)
Balance as of December 31, 2024	11,500,000	$11,500	$77,746	$684,185	$(303)	$773,128

Foreign Currency Translation Adjustment	-	-	-	-	73,040	73,040
Net Income	-	-	-	1,016,761	-	1,016,761

Balance as of December 31, 2025	11,500,000	$11,500	$77,746	$1,700,946	$72,737	$1,862,929

See accompanying notes to consolidated financial statements.

F-4

SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“$”))

	Years ended December 31,
	2025	2024

Cash flows from operating activities:
Net income/(loss)	$1,016,761	$(43,802)
Adjustments to reconcile net income to net cash from (used in) operating activities:
Estimated credit loss allowance	86,101	47,379
Bad debt	21	9,300
Amortization of intangible assets	43,077	56,055
Amortization of right-of-use asset	30,675	12,474
Change in operating assets and liabilities:
Accounts receivables, net	(1,152,328)	(272,395)
Other receivables	(2,555)	(4,612)
Account payables	(47,734)	220,138
Accrued liabilities and other payables	259,401	126,982
Income tax payables	229,967	(8,536)
Operating lease liability	(28,082)	(11,739)
Advances from customers	-	246,950
Amount due from related party	239,419	(156,955)
Net cash flows provided by operating activities	$674,723	$221,239

Cash Flow from Investing Activities
Intangible asset	(427,716)	-
Net cash flows used in investing activities	$(427,716)	$-

Cash flows from Financing activities:
Amount due from related party	65,914	(95,289)
Repayment of borrowings	(21,811)	(66,549)
Deferred Stock Issuance Costs	(304,291)	(83,237)
Repayment to director	(8,767)	(6,832)
Net cash flows used in financing activities	$(268,955)	$(251,907)

Net change in cash and bank balances	$(21,948)	$(30,668)

Effect of foreign exchanges on cash and bank balances	43,294	(15,093)
Cash and bank balances - - Beginning of the year	$353,458	$399,219

Cash and bank balances - End of the year	$374,804	$353,458

Supplemental cash flow information:
Cash paid for income tax	-	18,777
Cash paid for interest expense	1,524	-
Operating lease asset obtained in exchange for operation lease obligation	-	58,638
Cash paid for operation lease obligation	21,520	32,512

See accompanying notes to consolidated financial statements.

F-5

NOTE－1	ORGANIZATION AND BUSINESS OVERVIEW

Skubbs Holdings Limited (“Listco”), is a holding company, incorporated in the Cayman Islands with limited liability on October 21, 2022. The initial authorized share capital of the Listco is 500,000,000 Shares of a par value of $0.001 each.

Listco has no substantial operations other than holding all of the outstanding share capital of Red Dot. Listco, through its subsidiaries (collectively referred to as the “Company”) is mainly engaged as a digital solutions and application development agency. The Company has only one operating segment and does not distinguish between markets or segments for the purpose of internal reporting.

Skubbs Private Limited (“Skubbs”) was incorporated by Mr Huang Zhongying, who was the sole shareholder in Singapore on October 12, 2013 under the Companies Act as an exempted company with limited liability. The authorized paid-up capital is $120,000 divided into 120,000 ordinary shares.

Skubbs Sdn. Bhd. (“SSB”) was incorporated in Malaysia on July 3, 2017. Upon incorporation, SSB had an authorized and paid-up share capital of RM10,000 comprising 10,000 ordinary shares, all of which were issued to Skubbs. Mr. Huang Zhongying was appointed as the director of SSB upon its incorporation.

On May 5, 2022, Red Dot Enterprises Limited (“Red Dot”) was incorporated in the British Virgin Islands (“BVI”) with limited liability. Red Dot is authorized to issue a maximum of 50,000 shares of a single class each with a par value of $1.00. On 27 July 2022, Mr. Huang Zhongying (“Mr. Huang”) subscribed for, and Red Dot allotted and issued to him 997 shares for cash at par.

On 28 July 2022, Mr. Huang and the Pre-IPO Investor, Purple Wealth Limited (“PWL”) entered into the Acquisition Agreement, pursuant to which the PWL acquired 49 shares in Red Dot from Mr. Huang, representing approximately 4.9% of Red Dot’s issued share capital, for a consideration of $800,000. As a term of the acquisition, Mr. Huang undertakes to transfer the entire issued share capital of Skubbs to Red Dot. Following such transfer, Mr. Huang will hold 948 shares, and the PWL will hold 49 shares.

On 10 September 2023, as per SPA, Mr Huang transferred all his shares of Skubbs to Red Dot, in exchange for the allotment of three new shares to Mr. Huang. Following such transfer, Mr. Huang is holding 951 shares and PWL will hold 49 shares of Red Dot. Afterwards, the PWL, Mr. Huang and Listco, entered into a reorganization agreement, pursuant to which Mr. Huang and PWL transferred their respective 951 and 49 shares in Red Dot (representing 95.1% and 4.9% shareholding interest in Red Dot, respectively) to the Listco.

The consideration was settled by the Listco allotting and issuing 10,936,500 and 563,500 shares to Market Lead Ventures Limited (“Market Lead”), a company incorporated in the BVI with limited liability on 27 May 2022 (as nominee of Mr. Huang) and PWL respectively, credited as fully paid.

On Feb 29, 2024, Market Lead Ventures Limited transferred 563,500 Shares to On Leap Limited, a company wholly owned by Mr. Huang.

On Feb 29, 2024, the Company completed its corporate reorganization. Prior to the reorganization, Mr. Huang was the founder, sole shareholder and sole director of Skubbs. Through his ownership and control of Market Lead Ventures Limited and On Leap Limited, Mr. Huang also maintained ultimate control over the entities participating in the reorganization. Following the completion of the reorganization, Mr. Huang continued to maintain ultimate control over the Company and its subsidiaries and serves as the Chairman of the Board and Director of the Company.

As the entities involved in the reorganization were under the common control of Mr. Huang before and after the transaction, and there was no change in the ultimate controlling party as a result of the reorganization, the transaction was accounted for as a reorganization of entities under common control. Accordingly, the accompanying consolidated financial statements have been prepared using the historical carrying values of the assets and liabilities of the combining entities and are presented as if the reorganization had occurred at the beginning of the earliest period presented.

F-6

Description of subsidiaries incorporated and controlled by Listco

Name	Background	Country	Effective ownership
Red Dot Enterprises Limited	Investment holding	BVI	100%
		Incorporated on May 05, 2022
Skubbs Private Limited	IT Solutions	Singapore	100%
		Incorporated on October 12, 2013
Skubbs Sdn. Bhd.	IT Solutions	Malaysia	100%
		Incorporated on July 07, 2017

NOTE－2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

●	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

●	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the year include the allowance for credit losses on accounts and other receivables, assumptions used in assessing right of use assets and impairment of long-lived assets, and deferred tax valuation allowance.

●	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations under foreign currency translation adjustment.

F-7

The reporting currency of the Company is United States Dollar (“$”) and the accompanying consolidated financial statements have been expressed in $. In addition, Skubbs and its subsidiaries are operating in Singapore and Malaysia, maintain their books and record in their local currency, Singapore Dollars (“SGD”) and Malaysian Ringgit (“MYR”), respectively, which are a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not $ are translated into $, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Translation of amounts from SGD into $ has been made at the following exchange rates for the years ended December 31, 2025 and December 31, 2024:

	December 31, 2025	December 31, 2024

Year-end SGD:USD exchange rate	1.2859	1.3662
Annual average SGD:USD exchange rate	1.3058	1.3380

Translation of amounts from MYR into SGD has been made at the following exchange rates for the years ended December 31, 2025 and December 31, 2024

	December 31, 2025	December 31, 2024

Year-end MYR:SGD exchange rate	0.317	0.304
Annual average MYR:SGD exchange rate	0.306	0.294

●	Cash

Cash consist primarily of cash in readily available checking and saving accounts. The Company maintains its bank accounts in Singapore and Malaysia.

●	Cash Flows Reporting

We follow ASC 230, Statements of Cash Flows, for cash flows reporting, classifying cash receipts and payments according to whether they stem from operating, investing, or financing activities and providing definitions of each category. The cash flow statement prepared using the indirect method under ASC 230 starts with net income and adjusts for non-cash items, changes in working capital, and other non-operating cash flows to reconcile net income to net cash provided by operating activities, alongside separate reporting of investing and financing cash flows..

●	Accounts Receivable, net

Accounts receivable include trade accounts due from customers in the application development and maintenance support services.

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The normal settlement terms of accounts receivable are within 30 days from the date of the invoice. The Company has adopted the Current Expected Credit Loss (CECL) model to assess credit losses on accounts receivable. CECL requires a forward-looking estimate of expected credit losses over the life of the receivable. Accounts receivables are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. The allowance for estimated credit loss is the Company’s best estimate of the amount of estimated credit losses in its existing accounts receivable and other receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

F-8

●	Intangible asset, net

The Company capitalizes qualifying external costs incurred in developing internal-use software after management authorizes the project and determines that completion and intended use of the software are probable. Capitalized costs consist primarily of payments made to third-party software development contractors directly attributable to the application development stage of the project. Internal payroll costs, general administrative costs, training costs and maintenance activities are expensed as incurred unless they otherwise qualify for capitalization under the applicable accounting guidance.

Intangible asset is stated at cost less accumulated amortization and amortized in a method which reflects the pattern in which the economic benefits of the intangible asset are expected to be consumed or otherwise used up. The balance of intangible assets represents software related to Dee-Market, a classified platform where buyers and sellers are able to buy and sell goods and services. The software is acquired through a related party and is amortized straight-line over 3 years in accordance with Skubbs’ estimates to generate economic benefits from such software.

Expected useful life
Capitalized software costs	3 years

Capitalized software: Dee-Market

$
Opening balance @ 1/1/2023	156,416

Amortization charge	(56,879)
Closing balance @ 12/31/2023	99,537

Opening balance @ 1/1/2024	99,537
Amortization charge	(56,055)
Currency re-alignment	(2,309)
Net book value	41,173

Opening balance @ 1/1/2025	41,173
Amortization charge	(43,077)
Currency re-alignment	1,904
Net book value	-

Capitalized software: SkubbsMate Delivery Console

$
Opening balance @ 1/1/2025	-
Addition	427,716
Amortization charge	-
Closing balance @ 12/31/2025	427,716

Amortization charge for Dee-Market for the year ended December 31, 2025 and year ended December 31, 2024 was $43,077 and $56,055 respectively. The platform software was purchased from The Support Station Private Limited, a related party entity of Mr. Huang, sharing a common director and shareholder with the Company.

The SkubbsMate Delivery Console was developed specifically for the Company pursuant to a Software Development and Source Code Transfer Agreement entered into with an independent third-party software development contractor. The Company did not purchase a pre-existing software platform or acquire a business in connection with the development of SkubbsMate.

The carrying amount of the intangible asset consists solely of qualifying external software development costs incurred under the development agreement. No internal payroll costs, employee benefits or amounts paid to directors, executive officers or related parties were capitalized.

The Company accounts for these costs as internal-use software under ASC 350-40. Costs incurred prior to management’s authorization and commitment to complete the project were expensed as incurred. Qualifying external development costs incurred after the capitalization criteria were met were capitalized.

As of December 31, 2025, SkubbsMate had not yet been placed into its intended commercial production environment. Although the platform had been deployed for internal testing and limited pilot use to validate its functionality and performance, management concluded that it was not yet ready for its commercial use. Accordingly, no amortization expense relating to SkubbsMate was recognized during the year ended December 31, 2025. Amortization will commence on January 2026 when the platform became available for its commercial use.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment loss was recognized for the year ended December 31, 2025 and 2024.

F-9

●	Revenue Recognition

The Company receives revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC 606-10 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The majority of the Company’s Income is derived from customers in the sale of services, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

Application development revenue

The Company specializes in the custom development, design, and analysis of user experiences and user interfaces for web and mobile applications. Typically, the Company provides a quotation to the customer, outlining the project’s scope, deliverable milestones, and pricing. The fulfillment of performance obligations occurs when services are delivered according to the agreed milestones, marked by the signing of the delivery note or completion of the user acceptance test (UAT), at which point revenue is recognized.

Maintenance and support revenue

The Company provides customer service and technical maintenance and support services to the customers after the delivery of the web and mobile applications. Generally, the Company signs a contract with the customer which requires the Company to maintain a certain service level such as contactable hours and responsiveness to the category of issues raised. The Company satisfies its performance obligation over time by measuring the time covered towards the delivery of the entire contract year. Therefore, the maintenance and support revenue in a contract is recognized over time based on the year covered.

F-10

●	Cost of revenue

For application development, the cost of revenue consists primarily of third party software development costs and compensation expenses for the Company’s in-house software engineer.

For maintenance and support, the cost of revenue consists primarily of hardware replacement costs paid to suppliers and compensation expenses for the Company’s professionals.

●	Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under deferred revenue. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the year ended December 31, 2025, and 2024, the Company received government subsidies of $26,225 and $67,165, respectively, are recognized as income from government grants in the consolidated statements of operations.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a year from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of shareholder’s equity, consists of accumulated gains and losses on translation of foreign currency financial statements. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2025 and 2024, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2025 and 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company records a valuation allowance against deferred tax assets when management determines that it is not more likely than not that such assets will be realized. See Note 15 for details of deferred tax assets recognized and the related valuation allowance.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities. See note 15 for details on tax rates and jurisdictions applicable to the Company.

●	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the consolidated balance sheet a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under U.S. GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

F-11

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the depreciation of the right-of-use (“ROU”) asset in the consolidated statements of operations, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

For lease terms of twelve months or fewer, a lease is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company has elected the short-term lease exception, and therefore no operating lease ROU assets and liabilities were recognized as its leases are with a lease term of twelve months or less.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying consolidated statements of operations as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-time employees in Singapore and Malaysia. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended December 31, 2025 and 2024, $55,011 and $43,652 contributions were made accordingly.

●	Segment Reporting

In accordance with ASC 280-10, Segment Reporting, the Company’s chief operating decision maker (“CODM”), identified as the Company’s Chief Executive Officer, relies upon the consolidated results of operations as a whole when making decisions about allocating resources and assessing the performance of the Company. As a result of the assessment made by CODM, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

●	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; I) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the years for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the years for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding year; and (d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-12

●	Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately $55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2025 and 2024, cash and bank balances of $374,804 and $353,458 respectively, was maintained at financial institutions in Singapore and Malaysia, of which none was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Company is exposed to concentration of credit risk primarily through its accounts receivable and loan receivable balances. The Company manages credit risk by performing ongoing credit evaluations and maintaining an allowance for credit losses based on expected credit loss estimates for both account receivables and loan receivables.

●	Revenue concentration

The Company recognizes the risks associated with significant customer concentration and actively monitors customer relationships. Strategies to mitigate these risks include diversification of the customer base, expansion into new markets, and ongoing efforts to maintain strong contractual commitments with key customers.

Major customer account receivable concentration, as following :

	Year ended December 31,
	2025	2024
	Concentration Percentage (%)	Concentration Percentage (%)
Customer A	42%	-%
Customer B	36%	-%
Customer C	7%	19%
Customer G	9%	65%

As of December 31, 2025, there were two customers, representing more than 10% of the total account receivable, which was Customer A, and Customer B with the representation as much as 42% and 36% of total account receivable concentration respectively which represent as much as 78% of total account receivable consolidated amounts.

As of December 31, 2024, there were two customers, representing more than 10% of the total account receivable which was Customer C, and Customer G with the representation as much as 19%, 65% of total account receivable concentration respectively which represent as much as 84% of total account receivable consolidated amounts

Major customer revenue concentration, as following:

	Year ended December 31,
	2025	2024
	Concentration Percentage (%)	Concentration Percentage (%)
Customer A	18%	-%
Customer B	16%	-%
Customer C	10%	46%
Customer D	14%	-%
Customer E	-%	21%
Customer F	18%	-%

As of December 31, 2025, there were five customers, representing more than 10% of the total sales which was Customer A, Customer B, Customer C, Customer D, and Customer F with the representation as much as 18%, 16%, 10%, 14%, and 18% respectively of total sales and in total, they represent 76% of total consolidated amount.

As of December 31, 2024, there were two customers, representing more than 10% of the total sales, which was Customer C and Customer F with the representation as much as 46% and 21% respectively of total sales and in total, they represent 67% of total consolidated amounts.

F-13

●	Exchange rate Risk

The reporting currency of the Company is $. To date the majority of the revenues and costs are denominated in MYR and SGD and a significant portion of the assets and liabilities are denominated in MYR and SGD. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between $ and MYR and SGD. If MYR and SGD depreciate against $, the value of MYR and SGD revenues and assets as expressed in $ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose the Company to substantial market risk.

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash accounts receivable, loans receivable, amount due to a related party, accounts payable, income tax payable, amount due to a related party, other payables and accrued liabilities approximate their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of bank borrowings approximates the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

●	Deferred Stock Issuance Costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A “Expenses of Offering”. Deferred stock issuance costs consist of corporate secretarial, industry research, legal, accounting advisory fees, SEC filing fees, Exchange listing preparation costs and other professional services fees incurred through the balance sheet date that are directly related to the intended IPO. These costs were incurred with unrelated external professional service providers. No internal employee salaries, management compensation, general administrative expenses or other overhead costs were included in deferred stock issuance costs. Upon completion of the offering, these costs will be offset against additional paid-in capital. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2025 and 2024, the Company capitalized deferred stock issuance costs of $879,110 and $574,819 respectively. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

F-14

●

Earnings/(loss) Per Share

The Company computes earnings/(loss) per share (“EPS”) in accordance with ASC 260, The EPS computation consists of Basic EPS and, where applicable, Diluted EPS. For the year ended December 31, 2025 and 2024, the basic EPS is $0.088 and negative $0.004

●	Recently Issued Accounting Pronouncements

The Company is an emerging growth company (“EGC”), as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an emerging growth company may delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to use the extended transition period for complying with new or revised accounting standards and, as a result, may adopt new or revised accounting standards at the time private companies adopt such standards.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. The amendments modify certain disclosure and presentation requirements in the FASB Accounting Standards Codification in response to the SEC’s disclosure update and simplification initiative. The effective date for each amendment will be the date on which the SEC removes the related disclosure requirement from its regulations. The Company is currently evaluating the impact of this guidance on its consolidated financial statement disclosures and does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which enhances reportable segment disclosure requirements, including disclosures regarding significant segment expenses, other segment items, the title and position of the chief operating decision maker and how the chief operating decision maker uses the reported measure or measures of segment profit or loss in assessing performance and allocating resources. The Company adopted ASU 2023-07 effective January 1, 2024 and applied the amendments retrospectively to all periods presented. The adoption did not affect the recognition or measurement of amounts reported in the Company’s consolidated financial statements but resulted in enhanced segment disclosures, as presented in Note 17.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances the transparency and decision usefulness of income tax disclosures through improvements to rate reconciliation and income tax information disclosures. The Company has elected to use the extended transition period available to emerging growth companies under the JOBS Act, ASU 2023-09 is effective for the Company for annual reporting periods beginning after December 15, 2025. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statement disclosures.

The Company believes that other accounting standards issued but not yet effective are either not applicable to the Company or are not expected to have a material impact on its consolidated financial position, results of operations or cash flows upon adoption.

F-15

NOTE－3	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

Accounts receivable aging	Current	<30 days	30-60 days	>60 days	Total
	$	$	$	$	$
As at December 31, 2025	507,178	710,937	-	173,861	1,391,976

As at December 31, 2024	575	98,108	-	272,697	371,380

	As at December 31,	As of December 31,
	2025	2024

Accounts receivable	$1,391,976	$371,380

Less: allowance for credit losses	(155,534)	(64,098)

Accounts receivable, net	$1,236,442	$307,282

	As at December 31,	As of December 31,
	2025	2024
Movement in Allowance for ECL
Opening Balance (As of Jan 1)	$64,098	$18,337
Add : Provision for ECL (Impairment recognized in P&L)	86,101	47,379
Less: Receivables written off as uncollectible (Bad Debts)	(21)	(9,300)
Foreign translation adjustment	5,356	7,682
Ending Balance	$155,534	$64,098

For the year ended December 31, 2025 and the years ended December 31, 2024, the Company made $86,101 and $47,379 respectively, provision for expected credit losses and charged to the consolidated statements of operations.

As of December 31, 2025 and 2024, trade receivables outstanding totalled $1,391,976 and $371,380, respectively. As of December 31, 2025, two customers represented a significant portion of the Company’s outstanding trade receivables. Management performed individual assessments of these balances and considered the completion of contractual deliverables, the absence of customer disputes, customer acknowledgements of the outstanding balances, and repayment arrangements executed subsequent to year end. Based on these factors, management concluded that the outstanding balances remained recoverable and that the allowance for expected credit losses was appropriate. Subsequent to December 31, 2025, the Company collected approximately $1,010,966 from the two significant outstanding receivable balances pursuant to executed repayment arrangements Total collections from all accounts receivable subsequent to year-end amounted to approximately $1,157,217. Management continues to monitor the remaining balances and believes they remain recoverable based on the customers’ continued acknowledgements of the outstanding amounts and agreed repayment schedules.

No material trade receivables were written off subsequent to December 31, 2025. Although the Company maintains an allowance for expected credit losses in accordance with ASC 326, management continues to believe that the remaining outstanding trade receivables are recoverable based on customer-specific assessments, subsequent collections, customer acknowledgements of the outstanding balances and executed repayment arrangements.

Accounts receivable from related parties amounted to $126,040 and $242,602 as of December 31, 2025 and 2024, respectively. Management believes these balances are fully recoverable based on the financial condition of the related parties and ongoing business relationships.

NOTE－4	OTHER RECEIVABLES

	As at December 31,	As of December 31,
	2025	2024
Rental deposits	$5,282	$4,856
Prepayment	-	2,562
Loan to third party company	44,103	39,412
	$49,385	$46,830

Loan to third party company

As at December 31, 2025 and 2024, the Company had an outstanding loan to a third-party entity amounting to $44,103 and $39,412 respectively. The loan is unsecured and bears interest at 4.75% per annum. The loan will be repaid within the next 12 months.

F-16

NOTE－5	ACCRUED LIABILITIES AND OTHER PAYABLES

	As at December 31,	As of December 31,
	2025	2024
Accrued Central Provident Fund & Employees Provident Fund	$3,150	$4,511
GST payables	29,313	16,666
Accrued operating expenses	417,505	112,134
Accrued wages (full timers)	26,776	27,255
Accrued Professional Service	5,625	24,234
	$482,369	$184,800

NOTE－6	RELATED PARTY TRANSACTIONS

The amounts due from (to) related parties consisted of the following:

Related parties	Relationship to the Company
Mr. Huang Zhongying	A shareholder, director, the chairman and CEO of the Company
Data Stella Pte. Ltd.	A company which shared common management team with the Company
The Support Station Private Limited	A company owned by Mr. Huang Zhongying

	As of December 31	As of December 31
Related party balances	2025	2024
Mr. Huang Zhongying (see Note 8)	(552,442)	(561,209)
Data Stella Pte. Ltd.	152,018	279,058
The Support Station Private Limited	323,595	455,985

	Years ended December 31,
Nature of transactions	2025		2024
	Trade	Non-trade	Trade	Non-trade
Mr. Huang Zhongying #
General and administrative expenses paid on behalf of the Company for general business purposes	-	(133,944)	-	(36,447)
Repayment made by Company for general business expenses	-	161,218	-	23,685
Personal guarantee in favour of the group	-	-	-	21,811

Data Stella Pte. Ltd.
Expenses paid on their behalf by Company for general business purposes	-	68,201	-	6,185
Repayment made to Company for general business services	(107,707)	(104,962)	-	-
Sales by Company of general business services	-	-	151,617	-

The Support Station Private Limited
Expenses paid on behalf of Company for general business purposes		85,543	-	89,104
Repayment made to Company for general business services	-	(183,388)	-	-
Settlement of sales by company of general business services	(137,384)	68,692	-	-
GST settlement by Company of general business services	5,672	-	5,338	-

F-17

All expenses paid on behalf of the Company by related parties have been disclosed above in the respective financial years. The amounts due to and from the related parties listed above are unsecured, interest-free and repayable on demand.

# There were no share-based payments made by Mr. Huang for the settlement of any litigation for the year ended December 31, 2025 and the years ended December 31, 2024.

NOTE－7	DEFERRED REVENUE

Deferred revenue relates to advances received for provision of services. Deferred revenue is recognized for the advances received from the customers and is derecognized as and when the performance obligation is satisfied.

	As of December 31,	As of December 31,
	2025	2024
Opening balance	47,339	$43,816
Revenue recognized on satisfaction of performance obligation	(47,339)	(31,930)
Deferred revenue recognized in current year	9,172	35,453
Closing balance	9,172	$47,339

Deferred revenue concentration consist of the following:

	As of December 31,
	2025	2024
	Concentration Percentage (%)	Concentration Percentage (%)
Customer C	-%	89%
Customer H	53%	-%
Customer I	47%	-%

For the period ended December 31, 2025, we have two customers that have more than 10% of concentration of deferred revenue which is Customer H and Customer I with the concentration percentage of 53% and 47% respectively which represent 100% of total deferred revenue. As at December 31, 2024, we have a customer that has more than 10% of concentration of deferred revenue, which is Customer C with the concentration percentage of 89% which represent 89% of total deferred revenue

NOTE－8	AMOUNTS DUE TO DIRECTOR

Amounts due to the director are non-trade in nature, unsecured, interest free and repayable on demand. For the year ended December 31, 2025 and the years ended December 31, 2024 were $552,442 and $561,209, respectively.

F-18

NOTE－9	BANK BORROWINGS

Bank borrowings consisted of the following:

		Term of	Annual	As at December 31,	As of December 31,
	Maturities	repayments	interest rate	2025	2024
OCBC Loan B	Due Monthly from July 2020 until June 2025	5 years	2.50%	-	21,811

				$-	$21,811
Representing :-
Amount payable within 12 months				$-	$21,811
Amount payable after 12 months				-	-

				$-	$21,811

As of December 31, 2025 and December 31, 2024 bank borrowings were obtained from Overseas-Chinese Banking Corporation Limited in Singapore, which bear annual interest at a fixed rate of 2.50% and their terms end June 2025.

Interest related to the bank borrowings was $1,548 and nil for the year ended December 31, 2025 and the years ended December 31, 2024 respectively.

The Company’s bank borrowings are guaranteed under personal guarantees from Mr. Huang.

NOTE — 10 SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company is an exempted company incorporated in the Cayman Islands with limited liability on October 21, 2022 with an authorized share capital of 500,000,000 shares for $500,000 of par value USD 0.001 each. The issued share capital is $11,500 split into 11,500,000 ordinary shares of par value. The Company had issued all these 11,500,000 ordinary shares at December 31, 2024, December 31, 2025. All issued ordinary shares are fully paid. There is $0.001 par value for these ordinary shares.

The Company is authorized to issue one class of ordinary share.

The holders of the Company’s ordinary shares are entitled to the following rights:

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary shares are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Rights: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary shares are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company.

NOTE－11	ACCUMULATED OTHER COMPREHENSIVE INCOME / (LOSS)

The foreign currency translation reserve represents the exchange differences arising from the translation of the financial statements of foreign operations whose functional currency is different from that of the presentation currency.

F-19

NOTE – 12	BUSINESS SEGMENT AND DISAGGREGATION OF REVENUE

The Company has just one operating segment. The Company disaggregated its revenue (namely application development, maintenance and support) from contracts with customers into categories based on the nature of the revenue in the following table:

	Year ended December 31
	2025	2024
Rendering of services
- Application development	2,963,195	294,518
- Maintenance and support	165,799	422,713
	3,128,994	717,231

Timing of transfer of goods or services
- At a point in time	2,963,195	294,518
- Over time	165,799	422,713
	$3,128,994	$717,231

Revenues from:
- Third party	3,128,994	565,614
- Related party	-	151,617
	3,128,994	717,231

NOTE -13	OTHER INCOME, NET

	As of December 31	As of December 31,
	2025	2024

Government grants	26,225	67,165
Interest Expense	(1,625)	(1,093)
Other Income	$2,961	4,547
	$27,561	$70,619

NOTE－14	EMPLOYEE COMPENSATION

	As of December 31	As of December 31,
	2025	2024

Employee costs	$371,220	$330,241
Commission	1,532	-
Defined contribution plan	55,011	43,652
Others	6,589	1,455

	$434,352	$375,348

NOTE－15	INCOME TAXES

The provision for income taxes consisted of the following:

	Year ended December 31,
	2025	2024

Current tax	$225,990	$7,513
Deferred tax	-	-
Income tax expense	$225,990	$7,513

F-20

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company’s subsidiaries mainly operate in Singapore and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

Caymans and BVIs

The Listco and Red Dot are domiciled in the Cayman Islands and the British Virgin Islands, respectively. Both localities currently enjoy permanent income tax holidays; accordingly, the Listco and Red Dot do not accrue for income taxes.

Malaysia

Skubbs Sdn. Bhd. is operating in Malaysia and is subject to the Malaysia tax law at the corporate tax rate at 15% on the first 150,000 Malaysian ringgit (“MYR”) assessable income arising in Malaysia during its tax year, as it is a Company with paid up capital not more than RM2.5 million and gross business income of not more than RM50 million.

Singapore

Skubbs Private Limited is operating in Singapore and is subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the year ended December 31, 2025, and the years ended December 31, 2024, are as follows:

	Year ended December 31
	2025	2024

Income/(loss) before income taxes	$1,242,751	$(36,289)
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	211,268	(6,169)
Tax effect of expenses that are not deductible	27,962	21,132
Tax effect of exempted amount	(13,344)	(7,309)
Others
Tax effect of foreign jurisdiction	104	(141)
Income tax expense	$225,990	$7,513
Effective tax rate	18.2%	(20.7)%

Deferred tax

Significant components of deferred tax were as follows:

	Year ended December 31,
	2025	2024

Deferred tax assets:
Allowance for estimated credit loss	26,441	10,897
Lease liability, net	110	81
Total deferred tax assets	26,551	10,978
Valuation allowance	(26,551)	(10,978)
Net Deferred tax asset	-	-

The Company has assessed whether it is more likely than not that the deferred tax assets will be realized. Based on management’s assessment, it is not more likely than not that the deferred tax assets will be utilized in the foreseeable future. Accordingly, a full valuation allowance has been recognized, resulting in nil net deferred tax assets as at December 31, 2025 and December 31, 2024.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2025 and December 31, 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the year ended December 31, 2025, years ended December 31, 2024 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2025.

NOTE 16—LEASES

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

The Company has one property lease agreement with a lease term for two years. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with lease term with one year.

The Company recognized operating lease ROU assets and lease liabilities as follows:

	December 31,
	2025	2024
	$	$
Right-of-use assets	62,300	58,638
Less: accumulated amortization	(44,129)	(12,216)
Operating lease ROU asset, net	18,171	46,422

	December 31,
	2025	2024
	$	$
Operating lease liabilities
Current portion	18,817	29,188
Non-current portion	-	17,711
Total	18,817	46,899

The following summarizes other supplemental information about the Company’s operating lease as of December 31, 2025:

Weighted average discount rate	4.63%
Weighted average remaining lease term (years)	1

F-21

NOTE 17 — SEGMENT INFORMATION

Reportable Segments

The Company operates as a single reportable segment, which is consistent with how the Chief Operating Decision Maker (“CODM”), the Chief Executive Officer, allocates resources and assesses performance. The Company’s operations are centralized and integrated, with financial results reviewed and managed on a consolidated basis. Accordingly, management has determined that the Company has one reportable segment under ASC Topic 280, Segment Reporting.

Measure of Segment Profit or Loss

The Company operates as a single operating and reportable segment. The Company’s Chief Executive Officer has been identified as the chief operating decision maker (“CODM”). The CODM reviews the Company’s consolidated operating results when assessing performance and allocating resources. The Company’s application development services and maintenance and support services represent revenue-generating service lines within the single operating segment and are not separately managed or evaluated as operating segments. Accordingly, no aggregation of operating segments has been applied.

The CODM has carefully evaluated and determined that aggregation of these two revenue streams into a single reportable segment is appropriate. This determination was based on an assessment of several critical factors indicating substantial similarities across the revenue streams. These factors include closely aligned economic characteristics, such as comparable profit margins, similar risk profiles, and synchronized market dynamics. Additionally, the underlying products and services are inherently linked, as the hardware products supplied or rented by the Company are specifically designed or configured to seamlessly integrate with the Company’s principal activities.

Furthermore, these revenue streams share unified software development processes, supported by centralized research, development, and operational infrastructures. They predominantly serve similar types of customers, generally comprising enterprise-level and mid-sized businesses seeking integrated software technology solutions. Distribution methods across all streams are harmonized, primarily involving direct sales teams and digital channels. Lastly, all streams operate within comparable regulatory environments applicable to software and technology businesses.

The CODM reviews financial information on a consolidated basis, using Operating Income as the primary measure of segment performance. Operation income is defined as revenue less cost of goods sold and operating expenses, excluding interest expenses and income taxes.

Significant Segment Expense Categories Provided to the CODM

The CODM regularly receives and reviews the following expense categories, which are included in the segment’s measure of profit or loss.

	For the year ended
	2025	2024
	$	$

OPERATING REVENUES
Application development	2,963,195	294,518
Maintenance and Support	165,799	422,713
Total operating revenue	3,128,994	717,231

COST OF REVENUES	(680,194)	(265,495)

GROSS PROFIT	2,448,800	451,736

SELLING AND MARKETING EXPENSES
Marketing expenses	(17,659)	(14,324)

GENERAL AND ADMINISTRATIVE EXPENSES
Employee compensation	(434,352)	(375,348)
Depreciation of right-of-use asset	(30,675)	(12,474)
Research cost	(229,746)	-
Amortization of intangible assets	(43,077)	(56,055)
Effect of foreign exchanges	(9,617)	3,893
Other general and administrative expenses	(468,484)	(104,336)
	(1,215,951)	(544,320)

OTHER SEGMENT ITEMS
Government grants	26,225	67,165
Interest expense	(1,625)	(1,093)
Other income, net	2,961	4,547
	27,561	70,619

INCOME TAX EXPENSE	(225,990)	(7,513)
NET INCOME/(LOSS)	1,016,761	(43,802)

NOTE－18	COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

NOTE－19	SUBSEQUENT EVENTS

The management evaluated subsequent events of the Company from December 31, 2025 through the date the financial statements were issued, June 18, 2026, and concluded that there are no subsequent events occurred that would require recognition in the financial statements.

F-22

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of directors and officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud, dishonesty, or the consequences of committing a crime.

Under our amended and restated memorandum and articles of association, which will become effective immediately prior to the completion of this offering, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him, other than by reason of such person’s own dishonesty, willful default or fraud, in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements to be filed as Exhibit 10.3 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities (including options to acquire our Ordinary Shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriter was involved in these issuances of Ordinary Shares.

Purchaser	Date of Sale or Issuance	Number of Ordinary Shares	Purchase Price
Market Lead Ventures Limited	October 21, 2022	1	Cash at par
	February 29, 2024	10,936,499	The transfer of Red Dot Enterprises Limited to us
Purple Wealth Limited	February 29, 2024	563,500	The transfer of Red Dot Enterprises Limited to us

Item 8. Exhibits and Financial Statement Schedules.

a) Exhibits

See Exhibit Index beginning on page [116]  of this registration statement.

b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

115

EXHIBIT INDEX

Exhibit No.	Description of document
1.1*	Form of Underwriting Agreement
3.1	Memorandum of Association and Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 filed on February 24, 2025 and subsequently declared abandoned by order of the Securities and Exchange Commission on January 6, 2026, file No. 333-285171)
3.2*	Form of Amended and Restated Memorandum of Association and Form of Amended and Restated Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1	Registrant’s specimen certificate for ordinary shares
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered
8.1*	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters
10.1*	Employment Agreement between the Registrant and its chief executive officer
10.2*	Employment Agreement between the Registrant and its chief financial officer
10.3*	Form of Indemnification Agreement with the Registrant’s directors
10.4	Form of the Sale and Purchase Agreements between the Company and each of Market Lead Ventures Limited and Purple Wealth Limited for the purpose of the reorganization (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form F-1 filed on February 24, 2025 and subsequently declared abandoned by order of the Securities and Exchange Commission on January 6, 2026, file No. 333-285171)
10.5	Letter of acceptance of a tender between Skubbs Private Limited and HomeTeamNS
10.6	Subcontractor agreement between Skubbs Private Limited and The Support Station Pte Ltd (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form F-1 filed on February 24, 2025 and subsequently declared abandoned by order of the Securities and Exchange Commission on January 6, 2026, file No. 333-285171)
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form F-1 filed on February 24, 2025 and subsequently declared abandoned by order of the Securities and Exchange Commission on January 6, 2026, file No. 333-285171)
23.1	Consent of Onestop Assurance PAC
23.2*	Consent of Conyers Dill & Pearman (included in Exhibits 5.1 and 8.1)
23.3*	Consent of Rajah & Tann Singapore LLP
23.4*	Consent of Christopher & Lee Ong
23.5	Power of Attorney (included on signature pages)
99.1*	Code of ethics of the Registrant
99.2

Consent of Frost & Sullivan Limited (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form F-1 filed on February 24, 2025 and subsequently declared abandoned by order of the Securities and Exchange Commission on January 6, 2026, file No. 333-285171)

99.3*	Representations under Item 8.A.4 of Form 20-F
99.4*	Consent of Mr.Bib Wu to be a director nominee
99.5	Consent of Mr. Tan Kuan Kheng to be a director nominee (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form F-1 filed on February 24, 2025 and subsequently declared abandoned by order of the Securities and Exchange Commission on January 6, 2026, file No. 333-285171)
99.6	Consent of Mr. Sim Baoyuan to be a director nominee (incorporated by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form F-1 filed on February 24, 2025 and subsequently declared abandoned by order of the Securities and Exchange Commission on January 6, 2026, file No. 333-285171)
107	Calculation of Filing Fee Tables

* To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on August 28, 2026.

SKUBBS HOLDINGS LIMITED

By:	/s/ Huang Zhongying
Name:	Huang Zhongying
Title:	Director, Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Huang Zhongying, singly (with full power to act alone) as our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him, for him, and in his name, place and stead, and in any and all capacities, to sign this registration statement on Form F-1 and any and all amendments (including post-affective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting under said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on August 28, 2026 in the capacities indicated.

Signature	Title

/s/ Huang Zhongying	Director, Chairman and Chief Executive Officer
Name: Huang Zhongying	(principal executive officer)

/s/ Low Ee Chiang	Director, Chief Operations Officer
Name: Low Ee Chiang

/s/ Jasper Tay Sekwang	Chief Financial Officer
Name: Jasper Tay Sekwang	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Skubbs Holdings Limited, has signed this Registration Statement or amendment thereto in New York on August 28, 2026.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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